AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 22, 2001
                                                            Registration No. 333
-------------------------------------------------------------------------------


                       Securities and Exchange Commission
                             Washington, D.C. 20549
                                 ---------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 ---------------

                                  IDACORP, Inc.

             (Exact Name of Registrant as Specified in Its Charter)


         Idaho                   6719                       82-0505802
   (State or Other    (Primary Standard Industrial       (I.R.S. Employer
   Jurisdiction of     Classification Code Number)     Identification Number)
    Incorporation
   or Organization)
                             1221 West Idaho Street
                             Boise, Idaho 83702-5627
                                 (208) 388-2200
               (Address, Including Zip Code, and Telephone Number,
        Including Area Code, of Registrant's Principal Executive Offices)
                              --------------------

    Jan B. Packwood          J. LaMont Keen            Robert W. Stahman, Esq.
  President and Chief     Senior Vice President -      Vice President, General
   Executive Officer         Administration             Counsel and Secretary
     IDACORP, Inc.         and Chief Financial              IDACORP, Inc.
1221 West Idaho Street           Officer               1221 West Idaho Street
Boise, Idaho 83702-5627       IDACORP, Inc.            Boise, Idaho 83702-5627
    (208) 388-2200         1221 West Idaho Street          (208) 388-2200
                           Boise, Idaho 83702-5627
                              (208) 388-2200

                              William S. Lamb, Esq.
                     LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                              125 West 55th Street
                            New York, New York 10019
                                 (212) 424-8000

         (Names, Addresses, Including Zip Codes, and Telephone Numbers,
                  Including Area Codes, of Agents for Service)
                              ---------------------
                                 With copies to:
                                 --------------
                            Elizabeth W. Powers, Esq.
                     LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                              125 West 55th Street
                            New York, New York 10019
                                 (212) 424-8000


Approximate date of commencement of proposed sale of the securities to the public: At the effective date of the share exchange, which shall occur as soon as practicable after this registration statement is declared effective and the satisfaction or waiver of all conditions precedent to the share exchange.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General
Instruction   G,   check   the   following   box   .....................    |-|

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|-|

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering....|-|

                         CALCULATION OF REGISTRATION FEE

                                                          Proposed Maximum      Proposed Maximum
Title of Each Class of            Amount to               Offering Price        Aggregate            Amount of
Securities to be Registered       be Registered           Per Unit              Offering Price       Registration Fee


Common Stock,                     350,000 shares(1)       $    (2)              $3,558,167(3)        $890
without par value

Preferred Share Purchase Rights   350,000 rights (4)          ---                    ---              ---



(1) Based on the maximum number of shares of IDACORP common stock issuable under the exchange offer.

(2) Not applicable.

(3) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f) under the Securities Act. The registration fee was calculated by multiplying (i) $0.99, the book value of RMC Holdings, Inc. common stock as of December 31, 2000 by (ii) 3,594,108, the estimated maximum number of shares of RMC Holdings, Inc. to be received by IDACORP in the share exchange.

(4) Since no separate consideration is paid for the preferred share purchase rights, the registration fee is included in the common stock fee.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

-------------------------------------------------------------------------------

                  Subject to completion, dated March 22, 2001.

                            OFFER TO EXCHANGE SHARES

                               OF COMMON STOCK OF

                                  IDACORP, INC.
                                       FOR

                       UP TO 3,594,108 OUTSTANDING SHARES

                               OF COMMON STOCK OF

                               RMC HOLDINGS, INC.
                              --------------------

     This exchange offer and withdrawal rights will expire at five p.m., Boise, Idaho time, on , 2001, unless we extend the exchange offer.

     IDACORP, Inc. is making this exchange offer only to certain shareholders of record of RMC Holdings, Inc. The shareholders of RMC excluded from this offer are IDACORP and the shareholders named on Annex A to Annex B to this prospectus.

     We will issue up to an aggregate of 350,000 shares of IDACORP common stock in exchange for your shares of RMC common stock. You may exchange any or all of your RMC common stock. We will accept up to an aggregate of 3,594,108 shares of RMC common stock. If all RMC shareholders to whom this offer is made do not exchange at least 3,524,424 shares of your RMC common stock, we will buy additional RMC common stock from the shareholders excluded from this exchange offer. If we do this, we will own at least 81.26% but no more than 84.73% of the outstanding shares of RMC common stock. We currently hold 12,657,453.49 shares of RMC common stock, comprising approximately 65.99% of all outstanding RMC common stock.

     You should read this prospectus carefully. It sets forth the terms and conditions of the exchange offer. It also describes the business and finances of IDACORP and the business of RMC. We have prepared this prospectus so that you will have the information necessary to make a decision about the exchange offer and whether to exchange your shares of RMC common stock for IDACORP shares of common stock.

     We make no recommendation as to whether you should tender your shares of RMC common stock in this exchange offer.

     There are conditions to this exchange offer. In the event that any one of these conditions is not satisfied, and we decide not to waive satisfaction of that condition, we are under no obligation to complete the exchange offer.

     Our common stock trades on the New York Stock Exchange and Pacific Exchange under the symbol "IDA." On , 2001, the closing sales price for one share of our common stock was $-----.

                                  ------------

     You should carefully review the "Risk Factors" beginning on page 11 in connection with this exchange offer and your investment in shares of
       IDACORP common stock. We are not asking you for a proxy and you are requested not to send us a proxy.

                                  ------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of our common stock offered by this prospectus or has determined that this prospectus is
 truthful or complete. Any representation to the contrary is a criminal offense.
                                  ------------

                     The date of this prospectus is , 2001.


     The information contained in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                Table of Contents

                                                                            Page

Questions and Answers About the Exchange Offer.................................3
Summary  ......................................................................7
Risk Factors..................................................................11
         Transactional Risks..................................................11
         Operational Risks....................................................12
Special Note Regarding Forward-Looking Statements.............................15
The Companies.................................................................16
         IDACORP, Inc.........................................................16
         RMC Holdings, Inc....................................................17
The Exchange Offer............................................................17
         Exchange Offer as Part of the Acquisition of RMC.....................17
         Consideration in the Exchange Offer for Offered Shares...............18
         Terms of the Exchange Offer..........................................18
         Procedure for Offering RMC Shares....................................19
         Letter of Transmittal................................................20
         Guaranteed Delivery..................................................20
         Determination of Validity; Rejection of Shares; Defects..............21
         Withdrawal Rights....................................................21
         Acceptance for Payment and Payment of Exchange
           Offer Consideration................................................22
         Certain Conditions of the Exchange Offer.............................22
         Additional Requirements to Completion of the Exchange
           Offer..............................................................23
         Rights and Obligations...............................................23
         Exchange Agent.......................................................24
         Certain Effects of Transfer..........................................24
         Accounting Treatment and Source of Funds.............................24
         Conditions to IDACORP Obtaining the Consideration....................24
Reasons for the Exchange Offer................................................24
No Consents or Authorizations.................................................25
Federal Income Tax Consequences...............................................25
Backup Withholding............................................................26
Regulatory Requirements.......................................................26
Rights of Dissenting Shareholders.............................................26
Material Contacts with RMC....................................................27
Comparative Rights of IDACORP Shareholders and RMC Shareholders...............28
Material Interests of Affiliates..............................................36
Legal Opinions................................................................36
Experts  .....................................................................37
Where You Can Find More Information...........................................37
Exchange Agent........................................................Back Cover

ANNEXES

Annex A     ACQUISITION AGREEMENT............................................A-1
Annex B     KEY SHAREHOLDERS AGREEMENT.......................................B-1
Annex C     RECOMMENDATION OF RMC BOARD OF DIRECTORS.........................C-1
Annex D     OPINION OF DELOITTE & TOUCHE LLP.................................D-1
Annex E     PURCHASE AND SALE AGREEMENT......................................E-1


     This prospectus incorporates documents by reference which are not presented or delivered in these materials. The information incorporated by reference is deemed to be part of this prospectus. These documents contain important information about IDACORP and its financial condition. Please see "Where You Can Find More Information" on page 37 for a list of these documents. These documents, other than exhibits thereto, unless they are specifically incorporated by reference, are available without charge to any person to whom this prospectus is delivered, upon written or oral request to Robert W. Stahman, Esq., IDACORP, Inc., 1221 West Idaho Street, Boise, ID 83702, (208) 388-2200. If you would like copies, please request them by , 2001. In order to ensure timely delivery of the documents, you must request the information no later than five business days before the expiration of this exchange offer.

                 Questions and Answers About the Exchange Offer

Q.   What is the exchange offer?................................................

A. We are offering to exchange shares of IDACORP common stock for part or all of the shares of RMC common stock, par value $0.0001 per share, that certain shareholders of RMC hold. The shareholders of RMC who may exchange their shares of RMC common stock for shares of IDACORP common stock are all of the shareholders of RMC other than IDACORP and certain excluded shareholders. These excluded shareholders are listed on Annex A to Annex B to this prospectus. If all the shareholders included in this exchange offer exchange all of their shares, we will own 84.73% of the issued and outstanding shares of RMC common stock.

Q.   What will I receive in this exchange offer?................................

A. For each RMC share of common stock, we are offering IDACORP common stock equal to: (i) $1.7242 divided by (ii) the average of the high and low sales prices of IDACORP common stock, as reported on the New York Stock Exchange Composite Transactions reporting system as published in The Wall Street Journal or, if not published therein, in another authoritative source, between ,2001 and , 2001, multiplied by (iii) one share of IDACORP common stock. For any fractional share of IDACORP common stock due to you, you will receive a cash payment by check equal to (a) the fraction of IDACORP common stock resulting from the calculation above multiplied by (b) the closing price per share of IDACORP common stock, as reported on the New York Stock Exchange Composite Transactions reporting system as published in The Wall Street Journal or, if not published therein, in another authoritative source, on the date on which this exchange offer closes. This exchange offer effectively values your RMC common stock at $1.7242 per share.

Q.   How do I participate in this exchange offer?...............................

A. In order to participate in this exchange offer, you must validly offer to IDACORP the number of shares of RMC common stock which you wish to tender to IDACORP, and must not withdraw such shares, by five p.m., Boise, Idaho time, on , 2001, the scheduled expiration date of this exchange offer unless otherwise extended.

     In order for you to validly tender shares of RMC common stock, you must send a properly completed and signed letter of transmittal, or manually signed facsimile thereof, with any required signature guarantees, certificates for your RMC shares, and any other required documents to IDACORP. We must receive these materials prior to the expiration date. For more information, please see "The Exchange Offer -- Procedure for Offering RMC Shares" on page 19.

Q.   When and how can I withdraw tendered shares?...............................

A. You may withdraw any shares you have tendered at any time prior to the expiration date, and, unless we have accepted and paid for these shares, you may also withdraw any shares you have tendered at any time on or after , 2001.

     For a withdrawal to become effective, we must receive a written or facsimile transmission notice of withdrawal by the specified time. In a notice of withdrawal you must specify your name, the number of shares to be withdrawn and the name in which the certificates are registered, if different from your name. If you have delivered certificates for shares to be withdrawn to us, you must also indicate the serial numbers shown on the particular certificates evidencing the shares to be withdrawn.

Q.   May IDACORP elect, or be required,  to extend the duration of this exchange offer?.....................................................................

A. Yes. Under certain conditions, we may extend the length of this exchange offer and establish a new termination date. However, there can be no guarantee that we will choose to do so. We will also extend this exchange offer for any period required by law. We may also terminate this exchange offer if the acquisition agreement is terminated. For more information, please see "The Exchange Offer -- Terms of the Exchange Offer" on page 18.

Q.   Has  RMC's  Board  of  Directors   recommended   that  RMC's   stockholders
     participate in the exchange offer?.........................................

A. Yes. RMC's board of directors has determined that the terms of this exchange offer are fair and in the best interests of the RMC shareholders to whom this exchange offer is made. As a result of the acquisition agreement between IDACORP and RMC, two of RMC's three directors resigned from the RMC board of directors and IDACORP named five new directors, who are all employees of IDACORP. For more information, please see "The Exchange Offer - Exchange Offer as Part of the Acquisition of RMC" on page
     17. The  recommendation  of RMC's  board of  directors  is attached to this
     prospectus   as   Annex   C.

Q.   Are there rights for dissenting shareholders?..............................

A. No. You may either participate in this exchange offer and exchange all or some of your shares of RMC common stock for IDACORP common stock or you may choose not to participate in this exchange offer and to retain all of your shares of RMC common stock.

Q.   Must shareholders approve the initiation or the consummation of this exchange offer?............................................................

A. No vote of the shareholders of either RMC or IDACORP is required for the initiation, or consummation, of this exchange offer.

Q.       How will the exchange offer affect my ownership of RMC common stock?...

A. If you choose to participate in this exchange offer, and offer your shares of RMC common stock for exchange, you will receive shares of IDACORP common stock and you will thereafter have an ownership interest in IDACORP. For more information, please see "The Exchange Offer --Consideration in the

     Exchange Offer for Offered Shares" on page 18. If you offer to exchange all of your shares of RMC common stock under this exchange offer, you will no longer have any direct ownership interest in RMC, but will instead hold only an ownership interest in IDACORP. As a result, you will have no direct participation in any future growth of the value of RMC. Our common stock trades on the New York Stock Exchange and the Pacific Exchange under the symbol "IDA."

     Any shares of RMC common stock which you do not exchange will remain outstanding for the foreseeable future. These shares will retain any restrictions on transfer that they currently have. These shares of RMC common stock may be entitled to assert dissenters' rights in connection with certain future RMC transactions.

Q.   How would my rights as an IDACORP shareholder differ from my rights as an
     RMC shareholder?...........................................................

A. If you participate in this exchange offer, your rights as a shareholder of IDACORP will be governed by our articles of incorporation, as amended, and our bylaws, as amended. We currently have only common stock outstanding. Holders of common stock have the right to vote for directors and with respect to other corporate matters. For more information, please see "Comparative Rights of IDACORP Shareholders and RMC Shareholders" on page 28.

Q.   Would RMC shareholders have to turn in their current stock certificates?...

A. Yes. If you choose to participate in this exchange offer, you must turn in your RMC common stock certificates to us. We are acting as our own exchange agent in connection with this exchange offer. We will issue new certificates representing shares of IDACORP common stock in exchange for RMC certificates. We will pay for fractional shares of IDACORP common stock in cash. For more information, please see "The Exchange Offer - - Procedure for Offering RMC shares" on page 19. Q. How will this exchange offer affect stock dividends?...........................................................

A. RMC does not pay any dividends on its common stock. IDACORP currently pays dividends at the rate of $0.465 per quarter.

Q.   What are the federal tax  consequences  should I choose to  participate  in this exchange offer?.......................................................

A. It is expected that the exchange offer will, more likely than not, qualify as a tax-free reorganization under the United States Internal Revenue Code of 1986. RMC obtained an opinion from Deloitte & Touche LLP to this effect. Deloitte & Touche LLP's opinion is attached as Annex D to this prospectus. If the exchange offer qualifies as a tax-free reorganization, RMC shareholders will not recognize any gain or loss by participating in the exchange offer except to the extent that they receive cash in lieu of fractional shares. For capital gains purposes, the tax basis and holding period of IDACORP common stock will be the same as those for RMC common stock. However, in view of the individual nature of tax consequences, we urge shareholders to consult their own tax advisor as to the specific tax consequences to them of the exchange offer.

Q.   What will RMC be called after this exchange offer?.........................

A. RMC will continue to exist as RMC Holdings, Inc., a subsidiary of IDACORP, for the foreseeable future following this exchange offer.

Q.   Who would manage RMC after this exchange offer?............................

A. Neither RMC nor IDACORP currently expects any change in the management of RMC or IDACORP as a result of this exchange offer. As a result of the purchase of shares of RMC common stock by IDACORP on August 1, 2000, after which IDACORP owned approximately 50.10% of the issued and outstanding shares of RMC common stock, the size of the board of directors of RMC was expanded from three persons to six persons, two of the then-current directors of RMC resigned, and IDACORP named five new directors to the board of directors of RMC. For more information, please see "The Exchange Offer - - Exchange Offer as Part of the Acquisition of RMC" on page 17.

Q.   Where can I find more information about IDACORP?...........................

A. You can find more information about IDACORP from various sources described under "Where You Can Find More Information" on page 37.

                                     Summary

     This summary highlights selected information from this prospectus and may not contain all of the information that is important to you. To understand this exchange offer fully and for a more complete description of the legal terms of this exchange offer, you should read carefully this entire prospectus, the registration statement, and the documents to which we have referred you. See "Where You Can Find More Information" on page 37 of this prospectus. Each item in this summary includes a page reference directing you to a more complete description of that item.

The Companies

IDACORP, Inc. (see page 16)

1221 W. Idaho Street
Boise, Idaho 83702-5627
Tel: (208) 388-2200

     We are a successor registrant to, and a holding company owning all of the outstanding common shares of, Idaho Power Company. Idaho Power is an electric public utility incorporated under the laws of the state of Idaho in 1989 as successor to a Maine corporation organized in 1915. Idaho Power is engaged in the generation, purchase, transmission, distribution and sale of electric energy in an approximately 20,000-square-mile area in southern Idaho, eastern Oregon and northern Nevada, with an estimated population of 814,000. Idaho Power holds franchises in approximately 72 cities in Idaho and 10 cities in Oregon and holds certificates from the respective public utility regulatory authorities to serve all or a portion of 28 counties in Idaho, three counties in Oregon and one county in Nevada. Idaho Power owns and operates 17 hydroelectric power plants and shares ownership in three coal-fired generating plants. Idaho Power relies heavily on hydroelectric power for its generating needs and is one of the nation's few investor-owned utilities with a predominantly hydro base.

     IDACORP also owns all of the outstanding securities of one of the former non-utility subsidiaries of Idaho Power, Ida-West Energy Company. Ida-West was formed in 1989 as an independent power producer and currently holds investments in 12 operating hydroelectric plants with a total generating capacity of approximately 72 megawatts. A subsidiary of Ida-West operates and maintains ten of these plants. Ida-West owns a 50% interest in five hydroelectric projects in Idaho with a total generating capacity of 33.4 megawatts.

RMC Holdings, Inc.  (see page 17)
150 Federal Way, 4th Floor
Boise, Idaho 83705
Tel: (208) 336-9200

     RMC, an Idaho corporation, is a national internet service provider, offering traditional and high-speed Internet access services in both residential and business markets. RMC is developing its high-speed Velocitus broadband wireless internet service for business applications and is marketing this service to businesses across the western United States. The service is currently available in Boise and Pocatello, Idaho, and Spokane, Washington, and is planned to be expanded to 70 cities within the next two years.

The Exchange Offer (see page 17)

     We are offering to exchange with certain shareholders of RMC up to 3,594,108 shares of RMC common stock, par value $0.0001 per share, for shares of our common stock, without par value, in accordance with the terms and conditions contained within this prospectus. This exchange offer constitutes the third step of a series of transactions whereby IDACORP is attempting to acquire more than 80% of the issued and outstanding shares of common stock of RMC. This exchange offer applies to all shareholders of record of RMC, other than IDACORP and those excluded shareholders whose names are listed on Annex A to Annex B to this prospectus. We currently hold 12,657,453.49 shares of RMC common stock, comprising approximately 65.99% of all outstanding RMC common stock.

     We have valued your shares of RMC common stock at the time of calculation of the exchange ratio at $1.7242 per share. We are offering to exchange your RMC shares for an amount of our common stock which will reflect a value of the RMC shares of $1.7242 per share. The amount of our common stock that you will receive under this exchange offer, should you participate, will depend on the trading price of our common stock on the New York Stock Exchange during the pricing period for this exchange offer.

     This exchange offer will commence on , 2001, and will terminate at five p.m. Boise, Idaho time, on , 2001. In order to participate in this exchange offer, we must receive your response within this time frame.

     Pursuant to the terms of this exchange offer, you may exchange any or all of the shares of RMC common stock which you currently hold. If you do not exchange all of your RMC shares for our common stock, we may, or in some circumstances, must, acquire additional shares of RMC common stock from those shareholders excluded from this exchange offer. These shareholders are party to a key shareholders agreement with IDACORP, attached as Annex B to this prospectus. Following this acquisition we will own at least 81.26%, and up to 84.73%, of the outstanding shares of RMC common stock.

     If you participate in this exchange offer and exchange all of your shares of RMC common stock for our common stock, you will no longer have any equity interest in RMC and will instead own an equity interest in IDACORP.

     If you choose to exchange any or all of your shares of RMC common stock under this exchange offer, then as soon as practicable after , 2001, you should follow the instructions on the accompanying letter of transmittal, which requires you to, among other things, send your share certificates to us. We are acting as the exchange agent in connection with this exchange offer. We will then send certificates representing the number of shares of our common stock to which you are entitled, or cash in lieu of fractional shares, to the address you specify in the letter of transmittal. Complete information about how you should participate in this exchange offer is included in the letter of transmittal and this prospectus. For more information, please see "The Exchange Offer -- Letter of Transmittal" on page 20.

     We may extend this exchange offer if you collectively do not tender 100% of the shares of RMC common stock you hold.

Reasons for the Exchange Offer (see page 24)

         We are undertaking this exchange offer and related transactions in an attempt to further our entry into non-utility-based services and products. The acquisition of RMC, a regional internet company, accords with our business strategy of providing essential services to residential and business customers. We believe that RMC has good growth potential, and that we can operate RMC in such a way as to maximize this growth. We also believe that the pairing of the technical resources and experience of RMC with our financial success and strength will allow both companies to enter markets for internet service that neither could enter separately.

No Consents or Authorizations (see page 25)

         Under the  Idaho  Business  Corporation  Act,  shareholders  of RMC and
IDACORP are not required to vote in connection with this exchange offer. No additional consents or authorizations are required of either party to complete this exchange offer.

Federal Income Tax Consequences (see page 25)

         RMC's tax advisor is of the opinion that this exchange of RMC common stock for IDACORP common stock will, more likely than not, be considered to be a tax-free reorganization under the Internal Revenue Code, RMC has delivered to IDACORP an opinion from RMC's tax advisor to this effect subject to certain qualifications. For a copy of the opinion, please see Annex D to this prospectus. If the transaction is treated in this manner, you will not recognize any gain or loss from your exchange of your shares of RMC common stock for IDACORP shares, except to the extent that you receive cash in lieu of fractional shares, and, for capital gains purposes, the tax basis and holding period of the IDACORP common stock you receive from exchanging your shares of RMC common stock will be the same in these respects as that of your RMC shares. In view of the individual nature of tax consequences, you should consult your own tax advisor as to the specific consequences of the exchange offer and the transactions contemplated therein.

Regulatory Requirements (see page 26)

         This registration statement on Form S-4 must become effective and we must comply with certain state securities laws. No other state or federal regulatory requirements have to be complied with or approvals obtained in connection with this exchange offer.

Rights of Dissenting Shareholders (see page 26)

         There are no dissenters' rights that arise as a result of this exchange offer. Your choice as a shareholder of RMC common stock is to either participate in this exchange offer and exchange some or all of your RMC common stock for IDACORP common stock, or not to participate in this exchange offer and thus retain your RMC common stock.

Comparative Rights of IDACORP Shareholders and RMC Shareholders (see page 28)

     If you tender your shares, you will receive IDACORP common stock subject to the rights and restrictions contained in IDACORP's articles of incorporation, as amended, and bylaws. Both RMC and IDACORP are subject to the provisions of the Idaho Business Corporation Act. For a comparison of the shareholder rights of IDACORP and RMC, please refer to "Comparative Rights of IDACORP Shareholders and RMC Shareholders" on page 28.

IDACORP Per Share Market Price Information

     Our common stock, without par value, trades on the New York Stock and Pacific Exchanges under the symbol "IDA." As of December 31, 2000, there were 21,886 holders of record, and the year-end stock price was $49.06 per share.

     The outstanding shares of Idaho Power Company common stock, $2.50 par value, are held by IDACORP and are not traded. We became the holding company of Idaho Power Company on October 1, 1998.

     The following table shows the reported high and low sales price and dividends paid for the years 1999 and 2000 as reported by The Wall Street Journal as composite tape transactions.


                                                                             IDACORP COMMON STOCK

CALENDAR QUARTERS                                               HIGH                LOW                 DIVIDENDS
                                                                                                        PAID

-----------------------------------------------------  ---------------------- ----------------- ------------------------
                                                                              (DOLLARS PER SHARE)


1999

         First Quarter...............................          $36.50              $29.25                $0.465
   Second Quarter....................................          $33.63              $29.50                $0.465
         Third Quarter...............................          $32.00              $29.19                $0.465
   Fourth Quarter....................................          $31.25              $26.00                $0.465
2000

         First Quarter...............................          $53.00              $25.94                $0.465
   Second Quarter....................................          $37.00              $31.00                $0.465
         Third Quarter...............................          $48.69              $32.38                $0.465
   Fourth Quarter....................................          $51.81              $43.38                $0.465




Selected Historical Financial Information

Summary of Operations (Thousands of Dollars except for the per share amounts) of IDACORP



  For the years ended December 31,                2000           1999          1998            1997           1996
                                                  ----           ----          ----            ----           ----

Operating revenues.....................       $1,019,353      $ 731,152     $ 795,087        $627,724      $ 598,065
Income from operations.................          261,663        199,050       193,423         191,746        193,768
Net income.............................          139,883         91,349        89,176          87,098         83,155
Earnings per average share                          3.72           2.43          2.37            2.32           2.21
outstanding (basic and diluted)........



[TABLE CONTINUED]
  For the years ended December 31,                2000           1999          1998            1997           1996
                                                  ----           ----          ----            ----           ----



Dividends declared per share...........             1.86           1.86          1.86            1.86           1.86
At December 31,

Total long-term debt*..................          864,114        821,558       815,937         746,142        769,810
Total assets...........................        4,639,258      2,640,371     2,456,819       2,451,816      2,328,738


*Excludes amount due within one year.

Per Share Information

     The following table summarizes per share information for IDACORP. The book value per share is computed by dividing total stockholders' equity by the number of common shares outstanding at the end of the period. You should read the information below in conjunction with the audited consolidated financial statements and accompanying notes that are incorporated by reference in this prospectus.

                                                       IDACORP

December 31, 2000
Book Value per Share                                    $21.85
Cash Dividends Declared per Share                       $1.86
Income per Share from Continuing Operations             $3.72

                                  ------------

     The following table lists closing prices of IDACORP common stock on July 31, 2000, the last trading day before IDACORP announced its proposed offer, and on , 2001, the trading day just prior to the date of this prospectus.

                                            IDACORP Common Stock Closing Price

July 31, 2000                                            $37.125
       , 2001                                            $


                                  ------------



     This exchange offer is subject to certain important terms, conditions and limitations. You should read this entire document in order to understand your rights and obligations and the complete terms, conditions and limitations on this exchange offer.

                                  Risk Factors

     In deciding whether to tender your RMC shares of common stock pursuant to this exchange offer, you should carefully consider the following risk factors, together with the information contained in this prospectus and the documents referred to herein. You should also be aware that the risks described below may not be the only risks relevant to your determination. Instead, these are the risks that we believe most material to your decision.

Transactional Risks

     We may not achieve the benefits we expect from the acquisition of RMC. This may have an adverse effect on our overall business, financial and operating results.

     We decided to pursue the acquisition of RMC with the expectation that the acquisition will result in benefits to our overall company arising out of adding RMC's operations to our existing operations. To realize any benefits from the acquisition of RMC, we will face the following post-exchange offer challenges:

     o    increasing the competitiveness of RMC's operations;

     o    implementing  tax and cost savings;

     o retaining and assimilating the management and employees of RMC with our management and employees;

     o    retaining RMC's customers, suppliers and strategic partners;

     o    achieving full utilization of RMC's assets and resources;

     o developing and maintaining uniform standards, controls, procedures, policies and information systems; and

     o responding to any adverse changes in the economic, political or other conditions i the market in which RMC operates.

     If we do not successfully address these and other challenges, we may not realize the expected benefits of the acquisition of RMC and, as a result, our operating results and the market price of our common stock may be adversely affected. Further, we cannot assure you that our growth rate following the acquisition and the integration of RMC's operations with our existing operations will equal the historical growth rates we have experienced.

     The value of the IDACORP stock RMC shareholders actually receive may be less than the value of shares of RMC common stock when tendered.

     The IDACORP stock that you receive in exchange for your shares of RMC common stock may be worth less than the RMC share value when you tender such shares. This is because the market price of IDACORP shares on the date you actually receive the IDACORP shares may be less than the average of the high and low selling prices over the measurement period.

     The Internal Revenue Service may not agree with the characterization of the transaction as a tax-free reorganization.

     The issuance of a tax opinion by Deloitte & Touche LLP does not guarantee that the Internal Revenue Service will agree with the characterization of the transaction as a tax-free reorganization. A successful challenge by the Internal Revenue Service to the tax-free status of the reorganization would result in characterization of the transaction as a taxable sale by the RMC shareholders of their RMC common stock in exchange for shares of IDACORP common stock. In this event, each exchanging RMC shareholder would recognize gain or loss, measured by the difference between the fair market value on the date of the exchange of the IDACORP voting common stock and the shareholder's tax basis in the RMC common stock surrendered in exchange therefor. The gain or loss would be capital gain or loss, provided that the shareholder held the RMC stock as a capital asset on the date of the exchange; otherwise, the gain or loss would be ordinary gain or loss. In this situation, the shareholder's tax basis in the IDACORP common stock would be equal to its fair market value on the exchange date, and the shareholder's holding period in the IDACORP common stock would begin on the exchange date.

Operational Risks

     Pending electric utility industry restructuring proposals could have an adverse effect on us.

     The utility industry is subject to uncertainty arising from a variety of factors, including the introduction of commodity markets for electricity, volatility in resource prices and changes in the infrastructure of the industry.

     Several states have passed legislation that allows electricity customers to choose their electricity supplier in a competitive electricity market, known as "retail access" or "customer choice" laws, and many other states are considering such legislation. In addition to state restructuring legislation, various federal legislative proposals concerning electricity restructuring, customer choice and recovery of stranded costs have been debated in Congress. In reaction to, and in anticipation of, such restructuring legislation, many utilities are seeking ways to lower their costs in order to become more competitive.

     The Federal Energy Regulatory Commission and many state utility commissions are also examining a number of proposals involving regulatory changes in the United States electric utility industry. These proposals permit utility customers to choose their utility supplier in a competitive electric energy market. Moreover, the Federal Energy Regulatory Commission issued a final rule in April 1996 which requires utilities to offer wholesale customers and suppliers open access to utility transmission lines, on a comparable basis to the utilities' own use of the lines. This rule is currently the subject of various litigation, including an appeal to the United States Supreme Court. Many utilities have already filed "open access" tariffs. However, the utilities' abilities to recover costs stranded by the transition from a regulated to a competitive electricity market remains largely undecided.

     In addition, future United States electric rates may be deregulated in a restructured United States electric utility industry. This increase in competition may result in lower rates and less profit margin for market participants. As a result, the generation business is increasingly dependent upon prices for electricity determined in electricity spot markets. Such prices can be very volatile and the industry effect of this volatility cannot be reliably predicted.

     The western United States electricity markets could have an adverse effect on us.

     Idaho Power's  utility  operations  are being  affected by the  electricity market conditions in the Western United States. The tremendous increase in prices for purchased power, along with increasing demand and reduced hydroelectric generation, have combined to produce substantial increases in Idaho Power's costs to supply power.

     The current mountain snowpack above Brownlee Reservoir, the main storage pool for Idaho Power's Hells Canyon hydro facilities, was at 55% of normal in February 2001. This indicates that Idaho Power's hydroelectric generation could be appreciably diminished in 2001.

     In May 2001, we will implement an annual power cost adjustment in Idaho to recover up to 90% of our costs to supply power in the Idaho jurisdiction. The cost recovery mechanism is based on the forecast for the May 2001-May 2002 period and a true-up for the preceding year. Because we expect large rate increases as a result, we are exploring an alternative method of cost recovery with the Idaho Public Utilities Commission and the legislature. This method, if approved and implemented, would enable us to recover the costs up front but spread the impact on our customers out over a longer period of time.

     We are also proposing a number of programs to decrease our reliance on expensive wholesale power. The programs are designed to reduce overall energy usage, decrease peak-demand levels and increase generation within our service territory

     With regard to our non-utility energy trading in the state of California, Idaho Power in January 1999 entered into a participation agreement with the California Power Exchange, a California non-profit public benefit corporation. The California Power Exchange operates a wholesale electricity market in California by acting as a clearinghouse through which electricity is bought and sold. Pursuant to the participation agreement, Idaho Power could sell power to the California Power Exchange under the terms and conditions of the California Power Exchange tariff.

     On January 18, 2001, the California Power Exchange sent us an invoice for $2.2 million - a "default share invoice" - as a result of an alleged Southern California Edison payment default of $214.5 million for power purchases. We made this payment. On January 24, 2001, we terminated the participation agreement. On February 8, 2001, the California Power Exchange sent a further invoice for $5.2 million, due February 20, 2001, as a result of alleged payment defaults by Southern California Edison, Pacific Gas and Electric Company, and others. However, the California Power Exchange owes us $11.3 million for power sold to the California Power Exchange in November and December 2000. We did not pay the February 8 invoice.

     The California Power Exchange allocated the defaults of, among others, Southern California Edison and Pacific Gas and Electric, to the remaining participants based upon the level of trading activity of each participant during the preceding three-month period. We believe the default invoices were not proper and that we owe no further amounts to the California Power Exchange. We intend to pursue all available remedies in our efforts to collect amounts owed to us by the California Power Exchange.

     In addition to the amounts due us from the California Power Exchange, the California Independent System Operator also owes Idaho Power approximately $36.5 million for sales in November and December 2000.

     On February 20, we filed a petition with the Federal Energy Regulatory Commission to intervene in a proceeding which requests the Federal Energy Regulatory Commission to suspend the use of the California Power Exchange charge back methodology and provides for further oversight in the implementation of the California Power Exchange's implementation of its default mitigation procedures.

     Also a preliminary injunction has been granted by a federal judge in the Federal District Court for the Central District of California enjoining the California Power Exchange from declaring any California Power Exchange participant in default under the terms of the California Power Exchange tariff. On March 9, 2001, the California Power Exchange filed for Chapter 11 protection with the U.S. Bankruptcy Court, Central District of California.

     We are unable to predict the outcome of this situation.

     In California, we believe we have credit exposure in the range of $30-40 million. We continue to manage this exposure in accordance with established credit policies.

     From time to time we are subject to material litigation and regulatory proceedings.

     From time to time, we and our affiliates are parties to litigation and regulatory proceedings. You should review the descriptions of such matters contained in our Annual Report on Form 10-K for the year ended December 31, 2000 filed with the SEC and incorporated by reference herein. There can be no assurances that the outcome of such matters will not have a material adverse effect on our consolidated financial position.

     Idaho Power's utility operations are under the regulatory jurisdiction (as to rates, service, accounting and other general matters of utility operation) of the Federal Energy Regulatory Commission, the Idaho Public Utilities Commission, the Oregon Public Utility Commission and the Public Service Commission of Nevada. These operations are also under the regulatory jurisdiction of the Idaho Public Utilities Commission, Oregon

Public Utility Commission and the Public Service Commission of Wyoming as to the issuance of securities. These operations are subject to the provisions of the Federal Power Act and the utility retail rates are established under the jurisdiction of the state regulatory agencies and its wholesale and transmission rates are regulated by the Federal Energy Regulatory Commission. We are an "exempt holding company" under the Public Utility Company Holding Act of 1935 and must file an annual exemption statement each year. The basis of this exemption is that both IDACORP and Idaho Power, as IDACORP's only public utility subsidiary, are incorporated in the same state, Idaho, and Idaho Power is predominantly intrastate in character and carries on its business substantially in the state of incorporation. The exemption is available only so long as the utility business of Idaho Power, and of any other public utility subsidiary from which we derive a material portion of our income, remain predominantly within Idaho. Consequently, there are limitations on the extent to which we could expand the utility business of Idaho Power or any other material utility subsidiary outside of Idaho. In addition, prior approval of the SEC under the Public Utility Company Holding Act of 1935 would be required if we acquire, directly or indirectly, 5% or more of the voting securities of any other electric or gas utility company. This legislation and current policies of the SEC establish limits on the extent to which exempt holding companies may diversify into businesses not functionally related to the electric and gas utility businesses. It is not anticipated that these limitations will have any significant impact on us in the foreseeable future. While we do not anticipate that we will be deemed to be a public utility under the state public utility codes of Idaho, Oregon, Nevada or Wyoming, the public utility commissions in these jurisdictions may impose restrictions on our relationship with Idaho Power that are designed to protect utility customers.

     Our business is subject to stringent environmental regulations.

     Our activities are subject to stringent environmental regulation by federal, state, and local governmental authorities. These regulations generally involve the control of effluents into the water, emissions into the air, the use of water, wetlands preservation, waste disposal, endangered species, and noise regulation, among others. Congress and other governmental authorities also may consider proposals to restrict or tax certain emissions. These proposals, if adopted, could impose additional costs on the operation of our power plants. There can be no assurance that we would be able to recover all or any increased costs from our customers or that our business, financial condition or results of operations would not be materially and adversely affected by future changes in domestic or foreign environmental laws and regulations. We have made and will continue to make capital and other expenditures to comply with environmental laws and regulations. There can be no assurance that such expenditures will not have a material adverse effect on our financial condition or results of operations.

     The price of IDACORP's common stock may fluctuate.

     The market price of our common stock is subject to the volatility of the stock market. In recent years, the stock market has experienced significant price and volume fluctuations. Future market movements may adversely affect the market price of our common stock. The market price of our common stock may also fluctuate in response to various other factors, including:

     o    actual and anticipated operating results;

     o    the introduction of new products and services;

     o    changes in estimates by securities analysts;

     o    market conditions;

     o    performance of competitors;

     o    regulatory, judicial and administrative actions;

     o    relicensing of hydroelectric projects;

     o    performance of technology subsidiaries; and

     o    general economic conditions.


         Special Note Regarding Forward-Looking Statements

     In connection  with the safe harbor  provisions  of the Private  Securities
Litigation Reform Act of 1995, we are hereby filing cautionary statements identifying important factors that could cause our actual results to differ materially from those projected in forward-looking statements made by or on behalf of IDACORP in this prospectus, in presentations, in response to questions or otherwise. Any statements that express, or involve discussions as to expectations, beliefs, plans, objectives, assumptions or future events or performance, including words or phrases such as "anticipates", "believes", "estimates", "expects", "intends", "plans", "predicts", "projects", "will likely result", "will continue", or similar expressions, are not statements of historical facts and may be forward-looking. Forward-looking statements involve estimates, assumptions, and uncertainties and are qualified in their entirety by reference to, and are accompanied by, the following important factors, which are difficult to predict, contain uncertainties, are beyond our control and may cause actual results to differ materially from those contained in forward-looking statements:

     o prevailing governmental policies and regulatory actions, including those of the Federal Energy Regulatory Commission, the Idaho Public Utilities Commission, the Oregon Public Utilities Commission, and the Public Utilities Commission of Nevada, with respect to allowed rates of return, industry and rate structure, acquisition and disposal of assets and facilities, operation and construction of plant facilities, recovery of purchased power and other capital investments, and present or prospective wholesale and retail competition, including but not limited to retail wheeling and transmission costs;

     o    the current energy situation in the western United States;

     o economic and geographic factors including political and economic risks;

     o changes in and compliance with environmental and safety laws and policies;

     o    weather conditions;

     o    population growth rates and demographic patterns;

     o    competition for retail and wholesale customers;

     o    pricing and transportation of commodities;

     o    market demand, including structural market changes;

     o    changes in tax rates or policies or in rates of inflation;

     o    changes in project costs;

     o    unanticipated changes in operating expenses and capital expenditures;

     o    capital market conditions;

     o    competition for new energy development opportunities; and

     o legal and administrative proceedings (whether civil or criminal) and settlements that influence our business and profitability.

         Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time and it is not possible for management to predict all such factors, nor can it assess the impact of any such factor on the business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.

                                  The Companies

IDACORP, Inc.

     We are a holding company incorporated in 1998 under the laws of the state of Idaho. Our principal subsidiary is Idaho Power, an electric public utility that represents over 90 percent of IDACORP's total assets and substantially all of its operating revenues. In addition to Idaho Power and RMC, our other subsidiaries include Ida-West, an independent power project management and development company, IDACORP Energy Solutions, LP, a marketer of energy commodities, IDACORP Technologies, Inc., a developer of integrated fuel cell systems, IDACORP Financial Services, an affordable housing and real estate investment company, IDACOMM, a provider of telecommunications services, and IDACORP Services, a provider of energy related products and services. We sold another subsidiary, the Applied Power Company, in January 2001. As of December 31, 2000, we had 2,044 full-time employees.

     Idaho Power was incorporated under the laws of the state of Idaho in 1989 as successor to a Maine corporation organized in 1915. Idaho Power is engaged in the generation, purchase, transmission, distribution and sale of electric energy in an approximate 20,000-square-mile area in southern Idaho, eastern Oregon and northern Nevada, with an estimated population of 814,000. Idaho Power holds franchises in approximately 72 cities in Idaho and ten cities in Oregon, and holds certificates from the respective public utility regulatory authorities to serve all or a portion of 28 counties in Idaho, three counties in Oregon and one county in Nevada. Through its interconnections with the Bonneville Power Administration and other utilities, Idaho Power has access to all the major electric systems in the western United States. Idaho Power's principal commercial and industrial customers are involved in elemental phosphorus production, food processing, phosphate fertilizer production, electronics and general manufacturing, lumber, beet sugar refining, and the skiing industry. As of December 31, 2000, Idaho Power supplied electric energy to 390,000 general business customers and had 1,713 full-time employees.

     Idaho Power owns and operates 17 hydroelectric power plants and shares ownership in three coal-fired generating plants. Idaho Power relies heavily on hydroelectric power for its generating needs and is one of the nation's few investor-owned utilities with a predominantly hydro base. Idaho Power has participated in the development of thermal generation in Wyoming, Oregon and Nevada using low-sulfur coal from Wyoming and Utah. With a predominantly hydroelectric base and low-cost coal-fired plants, Idaho Power has historically been one of the lowest cost producers of electric energy among the nation's investor-owned utilities.

     Idaho Power's operations, like those of other utilities in the Northwest, can be significantly affected by changing weather, precipitation and stream flow conditions. In 1993 a power cost adjustment mechanism was implemented in Idaho Power's Idaho jurisdiction. With the implementation of the mechanism, which incorporates a major portion of the operating expenses with the largest variation potential, net power supply costs, Idaho Power's operating results have become more dependent upon general regulatory, economic, temperature and competitive conditions and less on precipitation and stream flow conditions. Variations in energy usage by ultimate customers occur from year to year, from season to season and from month to month within a season, primarily as a result of weather conditions.

     Approximately 95% of our general business revenue and sales come from customers in the state of Idaho. For the year ended December 31, 2000, total revenues from residential customers accounted for 40% of total general business revenues. Commercial customers with less than a 1,000 kilowatt demand accounted for 23%, industrial customers with a 1,000 kilowatt demand or more accounted for 24%, and irrigation customers accounted for 13%.

     We incorporate information about IDACORP's officers and directors by reference to IDACORP's Annual Report on Form 10-K for the year ended December 31, 2000 and by reference to IDACORP's proxy statement, filed in connection with the annual meeting of shareholders to be held on May 17, 2001.

RMC Holdings, Inc.

     Founded in 1992, RMC is a leading national Internet service provider, offering traditional and high- speed Internet access services in both residential and business markets. RMC serves more than 30,000 subscribers, primarily in the western United States. Current product offerings include traditional dial up Internet access for both residential and business customers, ADSL Internet access at speeds of up to four megabytes, high speed leased lines and frame relay, Voice Over IP for Internet long distance services, wireless Internet access, prepaid services and public access services. RMC also provides The Internet BOSS(TM), a Virtual Internet Provider Service business, which allows corporations and organizations nationwide the ability to create an Internet service provider in a matter of weeks. RMC is developing its high-speed Velocitus broadband wireless Internet service for business applications and is marketing this service to businesses across the western United States. The service is currently available in Boise and Pocatello, Idaho, and Spokane, Washington, and is planned to be expanded to 70 cities within the next two years.

     RMC presently employs more than 100 people at its Boise, Idaho headquarters and satellite locations. RMC is on the World Wide Web at www.rmci.net, www.velocitus.net, www.theinternetboss.com and www.1callingcard.net. As of ------------------------------, 2001, there were 19,179,507 shares of RMC common stock outstanding.

                               The Exchange Offer

Exchange Offer as Part of the Acquisition of RMC

     We are making this exchange offer to you as one of the steps involved in our efforts to obtain a greater than 80% controlling interest in RMC. On August 1, 2000, we entered into an acquisition agreement with RMC which, as amended on October 10, 2000, sets forth the terms of our proposed acquisition of a greater than 80% controlling interest in RMC. The acquisition agreement is incorporated by reference into this prospectus and is attached as Annex A to this prospectus.

     In the first step of the acquisition, on August 9, 2000, RMC issued, and we purchased in return for a note, 9,610,000 shares of RMC common stock. The purchase price per share was $1.7242, for a total purchase price of $16,569,562. After the completion of this first step, we held an approximately 50.10% interest in RMC. Additionally, we expanded the size of the board of directors of RMC from three directorships to six directorships. Thereafter, Shane Jimenez and Patti E. Lukes resigned from the RMC board of directors with Michael A. Lukes remaining, and IDACORP named five new directors to the board of directors of RMC, adding Jan B. Packwood, Richard Riazzi, J. LaMont Keen, Jim C. Miller and Michael M. Feiler. Mr. Lukes has participated as a director of RMC in the transactions subsequent to this first step.

     Next, we entered into a key shareholders agreement with RMC and certain named individuals who are both shareholders and employees of RMC. The key shareholders agreement, as amended on October 10, 2000, is attached as Annex B to this prospectus. The names of the shareholders who are a party to that agreement, and who are therefore excluded from participating in this exchange offer, can be found on Annex A thereto. Mr. Lukes, a director of RMC, is a party to this key shareholders agreement. This key shareholders agreement provided for the transfer to IDACORP by these shareholders of, initially, 51% of the RMC common stock held by each of them, in exchange for IDACORP common stock. For each share of RMC common stock transferred to us, the shareholder transferring that share received 0.0507 shares of IDACORP common stock, at a valuation at the time the calculation was made of $1.7242 per share. We may, in the future, acquire additional RMC common stock from these shareholders, as described in the next paragraph. At the completion of this second step, which occurred on November 6, 2000, we had acquired approximately 51% of the RMC common stock held by these shareholders, and we held at such time, and currently hold, 12,657,453.49 shares of RMC common stock, comprising approximately 65.99% of all outstanding RMC common stock.

     This exchange offer constitutes the third step of the acquisition of a controlling interest in RMC by IDACORP. Under this exchange offer, we are offering to exchange up to all of your shares of RMC common stock. Under this exchange offer, you may exchange any number of shares of RMC common stock which you currently hold, up to and including all such shares. In the event that the shareholders of RMC to whom this exchange offer is being made, collectively, do not exchange at least 3,524,424 of their currently-held shares of RMC common stock for our common stock, we must acquire additional shares of RMC common stock from the shareholders who are party to the key shareholders agreement so that, following this latter acquisition, we will own at least 81.26%, and up to 84.73%, of the outstanding shares of RMC common stock.

Consideration in the Exchange Offer for Offered Shares

     We are seeking to buy up to 3,594,108 shares of RMC common stock in this exchange offer for aggregate consideration of up to $6,196,961. This aggregate consideration reflects a value of all shares of RMC common stock to which this exchange offer relates of $1.7242 per share. We will pay for your shares in IDACORP common stock, except that fractional shares of IDACORP common stock will be paid in cash.

     For each share of RMC common stock that you validly offer to us, we will pay you:

     o    $1.7242 divided by

     o the average of the high and low sales prices of IDACORP common stock, as reported on the New York Stock Exchange Composite Transactions reporting system as published in The Wall Street Journal or, if not published therein, in another authoritative source, on each of the twenty consecutive trading days ending with the eleventh trading day immediately preceding the scheduled expiration date of this exchange offer, multiplied by

     o    one share of IDACORP common stock.

If the preceding calculation results in a fractional share of IDACORP common stock, we will pay you cash equal to (i) the fraction of IDACORP common stock resulting from the calculation above multiplied by (ii) the closing price per share of IDACORP common stock, as reported on the New York Stock Exchange Composite Transactions reporting system as published in The Wall Street Journal or, if not published therein, in another authoritative source, on the date on which this exchange offer closes.

     We may withhold from any consideration we pay you in this exchange offer such amounts as we may be required to deduct and withhold for the payment of withholding taxes under any provision of federal, state, local or foreign tax laws.

Terms of the Exchange Offer

     Upon the terms and subject to the conditions of this exchange offer, including the terms and conditions of any extensions or amendments, we will accept for payment and pay for up to 3,594,108 shares that you validly tender on or prior to the expiration date of this exchange offer and which you do not validly withdraw. We may, at our option, extend this exchange offer if at the expiration date any of the conditions to this exchange offer have not been satisfied or waived, or in the event that 3,524,424 of the RMC shares covered by this exchange offer are not validly offered for exchange without being subsequently withdrawn. We will also extend this exchange offer for any period required by any rule, regulation, interpretation or position of the SEC applicable to the exchange offer. We retain the right to terminate this exchange offer if the acquisition agreement is terminated.

     Pursuant to the acquisition agreement, we may increase the consideration in this exchange offer and we may make any other changes in the terms and conditions of the exchange offer. However, unless previously approved by RMC in writing, we may not:

     o    decrease the exchange offer price;

     o    change the form of consideration payable in this exchange offer;

     o decrease the maximum number of shares sought pursuant to this exchange offer;

     o    add to or modify the conditions to this exchange offer; or

     o otherwise amend this exchange offer in any manner adverse to RMC's shareholders.

     We will notify you as promptly as practicable in writing via certified mail to the address to which we sent the exchange offer about any extension, amendment or termination of this exchange offer. You may request that we send any notices to a different address.

     If we extend this exchange offer, or if we, whether before or after our acceptance of your shares, are delayed in our payment for shares or are unable to pay for shares pursuant to this exchange offer for any reason, then, without prejudice to our rights under this exchange offer, we may retain tendered shares on our own behalf and these shares may not be withdrawn except to the extent you are entitled to withdrawal rights. For more information on withdrawal, please see "- - Withdrawal Rights" on page 21. Under no circumstances will we pay interest on any consideration due you pursuant to this exchange offer.

     We may extend this exchange offer as would otherwise be required by Rules 14d-4(d), 14d-6(d) and 14e-1 under the Securities Exchange Act of 1934, as amended, were such rules to be applicable. These rules generally provide that the minimum period during which a tender offer must remain open following a material change in the terms of the offer or information concerning the offer, other than a change in price or a change in percentage of securities sought, will depend upon the facts and circumstances, including the relative materiality of the changes in the terms or information. With respect to a change in price or a change in percentage of securities sought, a minimum ten business-day period is generally required to allow for adequate dissemination to shareholders and for investor response. As used in this exchange offer, "business day" has the meaning set forth in Rule 14d-1 under the Exchange Act. We agree that our right to delay payment for shares that we have accepted for payment will be limited as provided in Rule 14e-1(c) under the Exchange Act, which requires that we pay the consideration offered or return the tendered securities promptly after any termination or withdrawal of the tender offer.

     RMC has provided us with RMC's shareholder list, a non-objecting beneficial owners list, if any, and security position listings, if any, for the purpose of disseminating this exchange offer to holders of shares of RMC common stock. This exchange offer and the letter of transmittal and other relevant materials will be mailed to record holders of shares and furnished to brokers, dealers, commercial banks, trust companies and similar persons, if any, whose names, or the names of whose nominees, appear on the shareholder list or, if applicable, who are listed as participants in a clearing agency's security position listing, for subsequent transmittal to beneficial owners of shares of RMC common stock.

Procedure for Offering RMC Shares

     For you to validly tender shares pursuant to this exchange offer, you must properly complete and sign the attached letter of transmittal, or a manually signed facsimile thereof, along with any required signature guarantees, certificates for your RMC shares and any other required documents and send these documents to us at the address set forth on the back cover of this exchange offer prior to the expiration date.

     You do not generally need a signature guarantee on the letter of transmittal if the letter of transmittal is signed by the registered holder of the shares tendered. However, if the holder has completed either the box entitled "Special Delivery Instructions" or the box entitled "Special Payment Instructions" in the letter of transmittal, or if shares are tendered for the account of a financial institution that is a member of the Securities Transfer Agents Medallion Program, the Stock Exchange Medallion Program or the New York Stock Exchange Medallion Signature Program, a signature guarantee is required.

     In order to participate in this exchange offer, you must validly offer the number of shares of RMC common stock which you wish to transfer to IDACORP, and must not withdraw such shares, by five o'clock p.m., Boise, Idaho time, on , 2001, the scheduled expiration date of this exchange offer. You may withdraw any shares of RMC common stock which you offer for exchange up to this date. If you withdraw any or all of the shares which you initially offer, you may re-offer a part or all of these shares, in addition to any other shares of RMC common stock which you wish to exchange, prior to the expiration of this exchange offer by following the same procedure you used to initially offer your shares for exchange. In addition, we may extend the length of this exchange offer and establish a new termination date. For more information, please see "-- Terms of the Exchange Offer" on page 18.

     You may elect the method of delivery of your shares of RMC common stock, the letter of transmittal and all other required documents to us, but you will bear the risk if we do not receive these items. Instead of delivery by mail, we recommend that you use an overnight or hand delivery service. In all cases, you should allow sufficient time to assure delivery to us before the expiration date.

Letter of Transmittal

     Notwithstanding any other provision of this exchange offer, we will pay you for your shares of RMC common stock accepted for exchange only after we receive certificates for your shares and a properly completed and signed letter of transmittal or manually signed facsimile thereof.

     By executing the accompanying letter of transmittal, you irrevocably appoint designees of IDACORP as your true and lawful agent, in the manner set forth in the letter of transmittal, each with full power of substitution, to the full extent of your rights with respect to the shares tendered by you, and any and all other shares of RMC common stock or other securities or rights issued or issuable in respect of your shares of RMC common stock on or after the expiration date of this exchange offer, effective when, if and to the extent that we accept your shares for payment pursuant to this exchange offer. Upon acceptance for payment, all proxies you have given with respect to the shares so accepted or other securities or rights issued or issuable in respect of these shares will, without further action, be revoked, and you may give no subsequent proxies. The agent will, with respect to your shares, have the right to exercise all voting and other rights you may have as the agent in its sole discretion may deem proper in respect of any annual, special or adjourned meeting of RMC's shareholders, by consent in lieu of any such meeting or otherwise. In order for you to validly tender your RMC shares, we must be able to exercise full voting and other rights of these shares immediately after we accept your shares for payment.

     Our acceptance for payment of your RMC shares tendered pursuant to any of the procedures described above will constitute a binding agreement between you and us upon the terms and subject to the conditions of this exchange offer.

Guaranteed Delivery

     If you wish to offer shares of RMC common stock under this exchange offer and your certificates for these shares are not immediately available or time will not permit your certificates to reach us prior to the expiration date of the exchange offer, you may nevertheless tender and exchange your RMC shares for shares of our common stock, if you satisfy the following three conditions:

     o you must send, to the same address to which you would send your RMC common stock share certificates if they were available, as set forth in the attached letter of transmittal: (i) all items other than your RMC share certificates which you must complete and/or send to us under the terms of this exchange offer and the attached letter of transmittal and (ii) an affidavit, attesting to the fact that (I) you are the beneficial owner of the shares of RMC common stock, (II) your certificates for these

          RMC shares are not immediately available, or time will not permit the certificates to reach us prior to the expiration of this exchange offer, including an explanation of the reasons why, and (III) you are making all reasonable efforts to obtain your certificates and to send them to us in accordance with the instructions contained in this exchange offer and in the attached letter of transmittal;

     o you must deliver your certificates for your RMC shares to us within 15 days after the expiration date of this exchange offer in order to participate in this exchange offer. You will have no right to receive any shares of our common stock in exchange for RMC common stock offered in this exchange offer unless and until you have delivered to us your certificates representing your shares. If you do not or cannot deliver the certificates within this 15-day time period, then we will return all materials to you, and we will have no obligation to permit you to participate in this exchange offer; and

     o    you must satisfy all other conditions to this exchange offer.

Determination of Validity; Rejection of Shares; Defects

     We will determine, in our sole discretion, all questions as to the validity, form, eligibility, and acceptance for payment of any tendered shares of RMC common stock, and our determination will be final and binding. We reserve the absolute right to reject any or all tenders of any shares of RMC common stock that we determine are not in appropriate form or the acceptance for payment of or payment for which may, in the opinion of our counsel, be unlawful. Subject to the terms of the acquisition agreement as attached to this prospectus as Annex A, we also reserve the absolute right to waive any of the conditions of this exchange offer or any defect or irregularity in any tender with respect to any particular shares of RMC common stock or any particular RMC shareholder, and our interpretation of the terms and conditions of this exchange offer, including those of the accompanying letter of transmittal and its instructions, will be final and binding. No tender of shares of RMC common stock will be deemed to have been validly made until all defects or irregularities have been cured or expressly waived. None of IDACORP or any other person will be obligated to give notice of any defects or irregularities in tenders or incur any liability for failure to give any such notice.

Withdrawal Rights

     Tenders of shares made pursuant to this exchange offer will be irrevocable, except that you may withdraw any shares tendered at any time prior to the expiration date of this exchange offer, and, unless we have already accepted for payment and paid for your shares as provided herein, you may also withdraw your shares at any time on or after , 2001. For you to effectively withdraw your tendered RMC shares, we must timely receive a written or facsimile transmission notice of withdrawal at our address as set forth on the back cover of this exchange offer. Any notice of withdrawal must specify your name, the number of shares you wish to withdraw, and the name in which the certificates representing such shares are registered, if different from your name. If certificates for the RMC shares you wish to withdraw have been delivered or otherwise identified to us, you must also furnish to us the serial numbers shown on the particular certificates evidencing the shares you wish to withdraw prior to the physical release of these shares.

     If we extend this exchange offer, are delayed in our acceptance for payment of or payment for shares, or are unable to accept or pay for shares for any reason, then, without prejudice to our rights under this exchange offer, we may retain tendered shares and you may not withdraw such shares except to the extent you have withdrawal rights as described herein.

     You may not rescind a withdrawal of your tendered shares, and any shares properly withdrawn will from then on be deemed not validly tendered for purposes of this exchange offer. However, you may re-tender withdrawn shares at any time prior to the expiration date of this exchange offer by following the procedures described in "-Procedure for Offering RMC Shares" on page 19.

     We will determine, in our sole discretion, all questions as to the form and validity, including time of receipt of notice of withdrawal, and our determination will be final and binding. Neither we nor any other person will be obligated to give notice of any defects or irregularities in any notice of withdrawal, nor will any of us incur any liability for failure to give any such notice.

Acceptance for Payment and Payment of Exchange Offer Consideration

     Upon the terms and subject to the conditions of this exchange offer, including if we extend or amend this exchange offer and the terms and conditions of any extension or amendment, we will accept for payment and pay for up to 3,594,108 shares of RMC common stock validly tendered prior to the expiration of this exchange offer and not properly withdrawn as soon as practicable after the expiration date, but in no event later than 30 days thereafter. We will have sole discretion in determining whether these terms and conditions have been satisfied. Our determination will be final and binding on all tendering shareholders. For more information, please see "-- Determination of Validity; Rejection of Shares; Defects" on page 21. We expressly reserve the right to delay acceptance for payment of, or payment for, shares in order to comply in whole or in part with any applicable law. If we desire to delay payment for shares exchanged pursuant to this exchange offer, and this delay would otherwise contravene Rule 14e-1(c) of the Exchange Act, we will extend this exchange offer so as not to contravene this rule. In all cases, we will only make payment for shares accepted for payment under this exchange offer after we receive in a timely manner certificates for shares and a properly completed and signed letter of transmittal or manually signed facsimile thereof.

     For purposes of this exchange offer, we will be deemed to have accepted for exchange, and thereby exchanged, validly tendered shares which are not withdrawn as of the expiration date of this exchange offer. Upon the terms and subject to the conditions of this exchange offer, we will make payment for shares so accepted for payment by mailing to the tendering shareholders certificates of our common stock in the amounts due to each of them in accordance with the terms of this exchange offer. We will make any payments in cash due to a shareholder for fractional shares of our common stock at that same time by mailing to the shareholder a check, payable to the shareholder. We may retain the amounts of any applicable backup withholding taxes.

     If for any reason we are delayed in accepting for payment of, or making payment for, any shares tendered under this exchange offer or we are unable to accept for payment or pay for tendered shares, then, without prejudice to any of our rights under this exchange offer, we may, nevertheless retain tendered shares, and you may not withdraw such shares except to the extent that you are entitled to withdrawal rights as described in "- - Withdrawal Rights" on page 21.

     In no circumstances will we pay interest on any consideration payable under this exchange offer by reason of any delay in making payment.

     If, prior to the expiration date of this exchange offer, we increase the consideration offered for tendered shares, we will pay such increased consideration for all shares accepted for payment under this exchange offer, whether or not such shares have been tendered or accepted for payment prior to the increase in the consideration.

Certain Conditions of the Exchange Offer

     Notwithstanding any other provision of this exchange offer, our obligation to accept for payment, and pay for, any shares tendered pursuant to this exchange offer is subject to the satisfaction or waiver of certain conditions. For the specific conditions, please see the acquisition agreement as attached as Annex A to this prospectus. These conditions include, but are not limited to, the following:

     o the acquisition agreement must not have been terminated, and the purchase and sale agreement, attached as Annex E to this prospectus, between RMC and the shareholders listed on Annex A to Annex B to this prospectus must remain in full force and effect;

     o no statute, rule, regulation, judgment, order, decree, ruling, injunction, or other action shall have been entered, promulgated or enforced by any governmental, quasi-governmental, judicial, self-regulatory or regulatory agency or entity or subdivision thereof with jurisdiction over RMC or IDACORP or any of their subsidiaries or any of the transactions contemplated by the acquisition agreement that purports, seeks, or threatens to (i) prohibit, restrain, enjoin, or restrict in a material manner, the purchase and sale of any shares as contemplated by the acquisition agreement, or
          (ii) impose material adverse terms or conditions upon the purchase and sale of any shares as contemplated by the acquisition agreement;

     o any material filings with any entity required to be made in connection with the purchase and sale of the shares as contemplated by the acquisition agreement must have been made, any waiting periods thereunder must have expired or terminated and any material orders, permits, waivers, authorizations, exemptions, and approvals of such entities required to be in effect under the acquisition agreement and the transactions contemplated therein between RMC and IDACORP must remain in effect;

     o RMC must have performed in all material respects its obligations under the acquisition agreement as required therein and RMC must deliver any documents and instruments required to be delivered under the acquisition agreement;

     o except as otherwise contemplated by the acquisition agreement and except for certain specified representations and warranties of RMC set forth in the acquisition agreement, the representations and warranties of RMC contained in the acquisition agreement which are qualified as to materiality must be true and correct and those which are not so qualified must be true and correct in all material respects as of the times specified in the acquisition agreement;

     o RMC must secure any required amendments to or waivers under its material credit agreements and arrangements such that none of the transactions contemplated by the acquisition agreement or other documents provided for therein will constitute a breach or default of its credit agreements or arrangements;

     o the key shareholders agreement, attached as Annex B to this prospectus, must remain in full force and effect with respect to each of the shareholders listed on Annex A to Annex B to this prospectus; and

     o our common stock issuable to the shareholders in the exchange offer, and in accordance with the acquisition agreement, must be authorized for listing on the New York Stock Exchange.

Additional Requirements to Completion of the Exchange Offer

     In connection with this exchange offer, and before this exchange offer may be completed, we must fulfill certain additional requirements including:

     o    we must provide you with this exchange offer; and

     o we must comply with the securities laws of certain states of which shareholders of RMC are citizens, and which laws are applicable to us as a result of this exchange offer. These states are Idaho, Arizona, California, Colorado, Nevada, Oregon, Utah, Virginia, Hawaii, Washington and Pennsylvania.

Rights and Obligations

     This exchange offer is not an offer for all the outstanding shares of RMC common stock. This offer only extends to those shareholders of RMC other than IDACORP and those shareholders of RMC listed on Annex A to Annex B. For more information, please see "-- Exchange Offer as Part of the Acquisition of RMC" on page 17.

Exchange Agent

     You should send the letter of transmittal, certificates for shares of RMC common stock and any other required documents to IDACORP at the address provided on the back cover.

Certain Effects of Transfer

     Should you choose to participate in this exchange offer, and offer your shares of RMC common stock for exchange, you will receive shares of our common stock and cash in lieu of fractional shares, if any, in an amount as described in this exchange offer. If you offer to exchange all of your shares of RMC common stock under this exchange offer, you will no longer have any direct ownership interest in RMC, but will instead only hold an ownership interest in IDACORP. As a result, you will have no direct participation in any future growth of the value of RMC. We currently plan to hold RMC as a subsidiary following this exchange offer. Our common stock trades on the New York Stock Exchange and the Pacific Exchange under the symbol "IDA."

     Any shares of RMC common stock which are not exchanged under this exchange offer will remain outstanding for the foreseeable future and will also retain any restrictions on transfer. In the event that certain transactions take place in the future, you may be entitled to assert dissenters' rights with respect to your shares of RMC common stock.

Accounting Treatment and Source of Funds

     We will account for the transactions described in this exchange offer as a purchase. As of , 2001, shares of our common stock have been purchased in the open market for possible exchange in this exchange offer, for a total price of $
 . This repurchased stock represents approximately % of the outstanding shares of our common stock as of , 2001. This IDACORP common stock was acquired during the period of , 2000 through , 2001, and we used cash on hand to purchase the stock. We did not use any borrowed funds to repurchase our common stock for this exchange offer.

Conditions to IDACORP Obtaining the Consideration

     As we currently own the IDACORP common stock we will transfer to you under this exchange offer, if you choose to participate in this exchange offer, there are no conditions precedent to our obtaining the consideration for the exchange offer.

                         Reasons for the Exchange Offer

     We have undertaken this exchange offer and the related transactions set forth in the acquisition agreement in connection with our acquisition of RMC in an attempt to further our entry into non-utility-based services and products. The acquisition of RMC, a regional internet company, is in accordance with our business strategy of deriving a greater share of our income by providing essential services to residential and business customers. We believe that RMC has good growth potential, and that we can operate RMC in such a way as to maximize this growth. We believe that the pairing of the technical resources and experience of RMC with our financial success and strength will allow both companies to enter markets for internet service that neither could enter separately.

     This exchange offer is structured to assist us in obtaining control of at least 80% of the outstanding shares of RMC common stock (i) so as to be eligible to file a consolidated federal income tax return with RMC and (ii) so that the exchange of RMC common stock for IDACORP common stock by the RMC shareholders may be afforded tax-free treatment by the Internal Revenue Service.

                          No Consents or Authorizations

     Under the Idaho Business Corporation Act, no vote by the shareholders of either RMC or IDACORP is required in connection with this exchange offer. No additional consents or authorizations from either party are necessary for the consummation of this exchange offer.

                         Federal Income Tax Consequences

     The following are the material United States federal income tax considerations of the exchange of common stock of RMC for shares of common stock of IDACORP pursuant to the exchange offer. This discussion is based upon an opinion provided to RMC by Deloitte & Touche LLP, as attached to this prospectus as Annex D.

     Deloitte & Touche LLP are the independent auditors for IDACORP and Idaho Power Company. The fees paid or payable to Deloitte & Touche LLP for services rendered to IDACORP in 2000 are incorporated by reference to the proxy statement for the annual meeting expected to be held on May 17, 2001. Deloitte & Touche LLP has also been retained as independent auditors for RMC for the year ended December 31, 2000 but has not commenced such audit.

     The opinion relied upon currently existing provisions of the Internal Revenue Code, United States Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as in effect on the date of the opinion and all of which are subject to change, possibly on a retroactive basis. Neither this discussion nor the opinion of Deloitte & Touche LLP is binding on the Internal Revenue Service. Therefore, there is no assurance that the Internal Revenue Service will not take positions contrary to those taken in this discussion and in the underlying opinion, and no ruling from the Internal Revenue Service has been or will be sought.

     This discussion does not address all of the United States federal income tax considerations that may be relevant to you in light of your individual circumstances, nor does it address the United States federal income tax considerations that may be relevant to shareholders subject to special rules. Shareholders are urged to consult their own tax advisors as to the particular United States federal income tax consequences to them of exchanging RMC common stock for IDACORP common stock, as well as the possible tax consequences under state, local, foreign and other tax laws, and the possible effects of changes in tax laws.

     The proposed exchange is intended to qualify for federal income tax purposes as a reorganization within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code, and in the opinion of Deloitte & Touche LLP, the proposed exchange more likely than not will qualify as a reorganization within the meaning of the Internal Revenue Code. In rendering its opinion, Deloitte & Touche LLP has relied upon the accuracy and completeness of representations made to Deloitte & Touche LLP by RMC and IDACORP regarding the transaction. The opinion also assumes that the reorganization will be consummated as described herein.

     Based upon the qualification of the reorganization as a reorganization within the meaning of Section 368 of the Internal Revenue Code, the federal income tax consequences will be as follows:

     o RMC shareholders will recognize no gain or loss upon the receipt of IDACORP common stock solely in exchange for their RMC common stock, except as to the receipt of cash in lieu of a fractional share of IDACORP common stock;

     o an RMC shareholder's basis in IDACORP common stock received under the exchange offer will be the same as the shareholder's basis in the RMC common stock immediately prior to the exchange;

     o an RMC shareholder's holding period for any IDACORP common stock received under the exchange offer will include the holding period of the RMC common stock tendered in exchange therefor, provided that the shareholder held it RMC common stock as a capital asset on the date of the exchange; and

     o RMC shareholders will recognize gain or loss upon the receipt of cash in lieu of fractional shares of IDACORP common stock, and such gain or loss wil be capital gain or loss, provided the shareholders hold their RMC common stock as a capital asset on the date of the exchange.

     The issuance of a tax opinion by Deloitte & Touche LLP is no guarantee that the Internal Revenue Service will agree with the characterization of the reorganization as a tax-free reorganization. A successful challenge by the Internal Revenue Service to the tax-free status of the reorganization would result in characterization of the transaction by the Internal Revenue Service as a taxable sale by the RMC shareholders of their RMC common stock in exchange for the shares of IDACORP voting common stock. In this event, each exchanging RMC shareholder would recognize gain or loss, measured by the difference between the fair market value on the date of the exchange of the IDACORP voting common stock and the shareholder's tax basis in the RMC common stock surrendered in exchange therefor. The gain or loss would be capital gain or loss, provided that the shareholder held the RMC stock as a capital asset on the date of the exchange. In this situation, the shareholder's tax basis in the IDACORP voting common stock would be equal to its fair market value on the exchange date, and the shareholder's holding period in the IDACORP voting common stock would begin on the exchange date.

                               Backup Withholding

     Payments in connection with this exchange offer may be subject to backup withholding at a rate of 31%, unless an RMC shareholder (i) provides a correct taxpayer identification number which, for an individual shareholder, is the shareholder's social security number and any other required information to the paying agent, or (ii) is a corporation or comes within certain exempt categories and, when required, demonstrates this fact, and otherwise complies with applicable requirements of the backup withholding rules. An RMC shareholder who does not provide a correct taxpayer identification number may be subject to penalties imposed by the Internal Revenue Service. Any amount paid as backup withholding does not constitute an additional tax and will be creditable against the holder's federal income tax liability. You should consult with your own tax advisor as to your qualification for exemption from backup withholding and the procedure for obtaining exemption.

     RMC  shareholders   may  prevent  backup   withholding  by  completing  the
Substitute Form W-9 included in the letter of transmittal. For more information, please see the letter of transmittal accompanying this prospectus.

                            Regulatory Requirements

     This registration statement on Form S-4 must become effective and we must comply with certain state securities laws. No other state or federal regulatory requirements have to be complied with or approval obtained in connection with the acquisition of RMC by IDACORP.

                       Rights of Dissenting Shareholders

     There are no dissenters' rights that arise as a result of this exchange offer. Your choice as a shareholder of RMC common stock is to either participate in this exchange offer and tender all or some of your RMC common stock shares for IDACORP common stock shares, or not to participate in this exchange offer and thus retain your RMC common stock shares.

                           Material Contacts with RMC

Transactions

     In the past two years, there have been no transactions between IDACORP and its executive officers and directors and either (a) RMC or any of its affiliates, where the aggregate value of the transactions is more than one percent of RMC's consolidated revenues for the fiscal year when the transaction occurred; or the past portion of the current fiscal year, if the transaction occurred in the current year or (b) any executive officer, director or affiliate of RMC that is a natural person, where the aggregate value of the transaction or series of similar transactions with that person exceeded $60,000, other than the transactions set forth or referenced in "-- Significant Corporate Events" below.

Significant Corporate Events

     On August 1, 2000, IDACORP and RMC entered into an acquisition agreement, as amended and attached hereto as Annex A, which provided for a series of transactions and the execution of a series of agreements which collectively provided for the acquisition by us, in return for a note, of 9,610,000 newly issued shares of RMC common stock. These shares were purchased by us on August 9, 2000 for a price per share of $1.7242, for a total price of $16,569,562. After the completion of this purchase, the first step of our acquisition of a controlling interest in RMC, we held an approximately 50.10% interest in RMC. As a further result of this first step, the size of the board of directors of RMC was expanded from three directorships to six directorships. Thereafter, Shane Jimenez and Patti E. Lukes resigned from the RMC board of directors, and we named five new directors to the board of directors of RMC, adding Jan B. Packwood, Richard Riazzi, J. LaMont Keen, Jim C. Miller and Michael M. Feiler, all employees of IDACORP or its subsidiaries.

     In connection with the acquisition agreement, we entered into a key shareholders agreement with RMC and the individuals listed on Annex A to Annex B to this prospectus, all of whom are both shareholders and employees of RMC. The key shareholders agreement is attached to this prospectus as Annex B. The key shareholders agreement provided for the initial transfer to us by these shareholders of 51% of the RMC common stock held by each of them, in exchange for our common stock. For each share of RMC common stock transferred to us, the shareholder transferring that share received 0.0507 shares of our common stock, each share of which was worth, at the time the calculation was made for this fractional share, $1.7242. At the completion of this second step, which occurred on November 6, 2000, we had acquired approximately 51% of the RMC common stock held by these shareholders, and we held at such time, and currently hold, 12,657,453.49 shares of RMC common stock, comprising approximately 65.99% of all shares of RMC common stock.

     The acquisition agreement gives us the right to acquire additional shares from the parties to the key shareholders agreement in the event that we do not obtain 100% of the shares of RMC common stock for which this exchange offer is being made. The shareholders agreement provides that we must acquire a certain amount of additional shares from the parties to the key shareholder agreement in the event that we do not obtain at least 3,524,424 shares of RMC common stock in this exchange.

     The acquisition agreement and key shareholders agreement, in conjunction with this exchange offer, constitute the three steps through which IDACORP will acquire at least an 80% controlling interest in RMC.

     Furthermore, and also as a result of the acquisition agreement, RMC has entered into an employment agreement with each of the shareholders listed on Annex A to Annex B and Patti Lukes. For more information, please see "-- Employment Agreements" on page 28. Additionally, RMC has entered into a purchase and sale agreement with the same persons who are parties to the key shareholders agreement. For more information, please see "-- Purchase and Sale Agreement" on page 28.

     With  respect  to  each  of  these   agreements,   IDACORP   initiated  the
negotiations.

Employment Agreements

     In connection with the acquisition of a controlling interest in RMC, and pursuant to the acquisition agreement and the key shareholders agreement, RMC has entered into employment agreements with each of the shareholders listed on Annex A to Annex B to this prospectus and Patti Lukes. These agreements generally provide for the continued employment of these individuals with RMC, the terms of such employment, each individual's salary and bonuses and circumstances under which the individual's employment may be terminated. The entering into of these employment agreements and their continuation in full force and effect are conditions precedent to the beginning of, and the completion of, this exchange offer. For more information, please see " -- Certain Conditions of the Exchange Offer" on page 22.

Purchase and Sale Agreement

     Also in connection with the acquisition of a controlling interest in RMC, although a separate transaction, RMC and the shareholders listed on Annex A to Annex B to this prospectus entered into a purchase and sale agreement on August 1, 2000. The purchase and sale agreement is attached as Annex E to this prospectus. The purchase and sale agreement provides that, commencing in 2003, these shareholders shall have the opportunity to sell to RMC, and RMC shall be obligated to buy, a portion of each of these shareholder's shares of RMC common stock each year for four years. The purchases and sales will only occur if certain financial criteria are met by RMC, and if the selling shareholder is still employed by RMC at the time when the right to sell his or her shares of RMC common stock arises. The consideration which will be paid each year to these shareholders for their shares of RMC common stock will be determined by a formula which takes into account, among other things:

     o RMC's consolidated audited net income after tax for the previous fiscal year;

     o    the projected growth rate of RMC's net income for all following years;

     o    a discount rate of 20%; and

     o the number of outstanding shares of RMC common stock as of the end of the previous year.


         Comparative Rights of IDACORP Shareholders and RMC Shareholders

     When this exchange offer is complete, RMC shareholders who participate in this exchange offer will become shareholders of IDACORP. The rights of IDACORP shareholders are governed by our articles of incorporation, as amended, and our bylaws, which differ in certain material respects from the RMC articles of incorporation, as amended, and the RMC bylaws. Idaho is the jurisdiction of incorporation for both IDACORP and RMC, and the Idaho Business Corporation Act applies to both companies.

     The following summary enumerates certain material differences between the rights of our shareholders and RMC shareholders, but is qualified in its entirety by the governing corporate instruments of IDACORP and RMC, to which RMC shareholders are referred. Copies of the governing corporate instruments of IDACORP are available, without charge, to any person, including any beneficial owner to whom this prospectus is delivered, by following the instructions listed under "Where You Can Find More Information" on page 37.

Authorized Capital Stock and Par Value

               IDACORP                                RMC

We are authorized to issue             RMC is authorized to issue
140,000,000 shares of IDACORP          75,000,000 shares of RMC capital
capital stock, consisting of           stock, consisting of 50,000,000
20,000,000 shares of preferred         shares of common stock at $0.0001
stock, without par value and           par value and 25,000,000 shares

120,000,000 shares of common stock,    of preferred stock at $0.0001 par
without par value.  Our board of       value.
directors may issue the preferred
stock in series and our board has      Before RMC may issue shares, the
the authority to determine, for any    RMC board of directors must
such series, the voting powers,        determine that the consideration
designations, preferences,             received or to be received for
limitations, restrictions and          the shares is adequate.
relative rights thereof within the
limitations set forth in the
articles or as provided by law.

Number and Election of Directors

               IDACORP                                RMC

Our articles of incorporation, as      Article IV of RMC's bylaws
amended, and bylaws  collectively      provides that there are presently
provide: (i) that the board of         nine authorized directorships on
directors will consist of not less     the RMC board of directors.  The
than nine nor more than fifteen        bylaws state that RMC's board of
persons who will be elected by the     directors shall consist of
shareholders, except as otherwise      between three and nine directors,
provided for in the bylaws; (ii) for   each of whom is elected for a
the division of the board into three   three year term, except, once
classes, which will be as nearly       shares are issued, as otherwise
equal in number as possible, with      changed by the shareholders.  Any
directors in each class being          decrease in the number of
elected for a three-year term; and     directorships cannot shorten the
(iii) that no decrease in the number   term of any director then in
of directorships will shorten the      office.
term of any director then in office.

Removal of Directors

               IDACORP                                RMC

Directors who reach the age of 70      RMC shareholders may remove any
are automatically retired from the     director with or without cause
IDACORP board of directors.            unless the articles of
Otherwise, a director may only be      incorporation require cause.  A
removed by the shareholders for        director may only be removed by
cause, at a meeting called for the     the shareholders at a meeting
purpose of removing such director      called for the purpose of
and with explicit notice of this       removing the director following
purpose.  Removal requires an          notice of this purpose.
affirmative vote of not less than
two-thirds of the outstanding shares
entitled to vote in elections for
directors.

Vacancies on the Board of Directors

               IDACORP                                RMC

Any vacancies on our board of          RMC's bylaws provide that, unless
directors, whether created from any    the articles of incorporation provide
increase in the authorized number of   otherwise, vacancies on the RMC board of
directors or any other reason, are     directors created from any increase in
filled by a two-thirds vote of the     the number of directors, or any other
remaining directors then in office,    vacancies in the board of directors, may
or the sole vote if only one           be filled by a majority vote of the
remaining director, even though less   remaining directors then in office, even
than a quorum.  Directors chosen to    though less than a quorum or, at the
fill vacancies resulting from an       option of the majority of remaining
increase in the authorized number of   directors, may be filled by the
directors may hold office until the
next
                                      -29-
election of directors by               shareholders. A director elected to fill
shareholders.  Directors chosen to     a vacancy shall be elected for the
fill other vacancies hold office for   unexpired term of his predecessor
the term expiring at the annual        in office.
meeting at which the term of the
class to which they have been
elected expires.

Dividends

               IDACORP                                RMC

Subject to the prior rights, if any,   The RMC board of directors may,
of holders of our preferred stock or   subject to the restrictions of
any class of stock hereafter           its articles and the limitations
authorized, the board of directors     in section 30-1-640(3) of the
may from time to time declare          Idaho Business Corporation Act,
dividends out of any tangible or       declare dividends at any regular
intangible property legally            or special meeting.  RMC has not
available for this purpose.            historically paid any dividends.

Voting Rights

               IDACORP                                RMC

Each share of our common stock         Each share of RMC common stock
entitles its holder to one vote upon   entitles its holder to one vote
all matters upon which our             on each matter voted on at a
shareholders may vote.  Holders of     shareholders' meeting.
our preferred stock do not have any    Shareholders do not have the
right to vote except as otherwise      right to cumulate their votes in
provided by law or established by      the election of RMC directors.
our board of directors.  Holders of
our common stock do not have
cumulative voting rights in the
election of directors.

Liquidation Rights

               IDACORP                                RMC

Upon any dissolution, liquidation or   RMC's articles of incorporation
winding up of IDACORP, whether         and bylaws do not address
voluntary or involuntary, any of our   liquidation rights.
net assets available for
distribution to our shareholders
must be distributed ratably to our
common stock shareholders, subject
to the prior rights, if any, of our
preferred stock shareholders or the
holders of any class of stock
hereafter authorized.

Preemptive Rights and Other Rights

               IDACORP                                RMC

Our common shareholders do not have    RMC's common stock holders do not
preemptive rights.  In addition, our   have preemptive rights.  In
common stock is not subject to         addition, RMC's common stock is
redemption and does not have any       not subject to redemption and
conversion or sinking fund             does not have any conversion or
provisions.                            sinking fund provisions.

Annual Meeting of Shareholders

               IDACORP                                RMC

The annual meeting for our             The annual meeting for RMC
shareholders is held on the first      shareholder is held on the second
Wednesday in May or as otherwise       Tuesday in the month of October
designated by the board of directors.  or as otherwise designated by the board of directors.

Shareholder Action by Written Consent

               IDACORP                                RMC

Shareholders may take any action       Shareholders may take any action
required or permitted under Idaho      required or permitted by the
law to be taken at an annual or        Idaho Business Corporation Act to
special meeting of shareholders        be taken at a shareholders
without a meeting, without prior       meeting without a meeting if the
notice, and without a vote, if         action is taken by all of the
consents in writing and setting        shareholders entitled to vote on
forth the action taken are signed by   the action. The action must be
the holders of all of the              evidenced by one or more written
outstanding shares of stock entitled   consents describing the action
to vote on the matter.                 taken, signed by all shareholders
                                       entitled   to  vote  on  the  action  and
                                       delivered   to   the    corporation   for
                                       inclusion in the minutes or filing with the corporate records.

Amendment to Incorporating Instruments

               IDACORP                                RMC

We have the right to amend, alter,     RMC's bylaws and articles of
change or delete any provision         incorporation are silent with
contained in our articles of           respect to amendment of
incorporation, as amended, in          incorporating instruments.
accordance with the requirements of
our articles or any applicable law.
Any effort to amend, alter, change,
repeal, substitute, add to, or adopt
any provision inconsistent with our
articles governing our board of
directors and amendment processes
must be approved by at least 80% of
the voting power of all outstanding
IDACORP shares entitled to vote on
the election of directors, voting
together as a single class, unless
such action is recommended by the
affirmative vote of two-thirds of
the board of directors without any
affiliation with an "interested
shareholder" under Idaho law.  Our
articles of incorporation, as
amended, may not be amended in any
manner which would materially alter
or change the powers, preferences or
special rights of A Series preferred
stock.

Amendment to Bylaws

               IDACORP                                RMC

Our board of directors may alter,      RMC's board of directors may
amend, change, add to, repeal or       amend or repeal the bylaws unless
substitute provisions in the bylaws    (a) RMC's articles of
by affirmative vote of a majority of   incorporation or the Idaho
the board, unless the articles, the    Business Corporation Act reserves
bylaws or Idaho law provides           the right exclusively to RMC's
otherwise.  Shareholders may amend,    shareholders or (b) the
alter, change, add to, repeal or       shareholders in amending or
substitute provisions by the           repealing a bylaw expressly
affirmative vote of a majority of      provide that the board of
shares entitled to vote thereon if     directors may not amend or repeal
notice of such action is contained     that bylaw.  The shareholders may
in the notice of the meeting, except   amend or repeal the bylaws even
that amendment or similar action       though the bylaws may be amended
pertaining to amendment procedures,    or repealed by the board of
transaction of business at a           directors.  Any repeal or
shareholders' meeting, or the board    modification of Article X of the
of directors requires an affirmative   bylaws concerning indemnification
two-thirds vote of all shares          of directors and officers, may
entitled to vote.  No change of the    only operate prospectively and
date for the annual meeting of the     may not affect rights under
shareholders shall be made by the      Article X in effect at the time
shareholders within the thirty day     of any alleged occurrence of an
period preceding the date currently    action or omission to act that is
designated, unless consented to in     the cause of any proceeding
writing or approved at any meeting     against a director or officer.
of the shareholders by a majority of
the shares entitled to vote
thereon.  Amendment of any
indemnification provision of the
bylaws may not be retroactive in
effect.

Calling of Special Meeting of Shareholders

               IDACORP                                RMC

A special meeting of the               A special meeting of the
shareholders may be called at any      shareholders may be called at any
time by the president, a majority of   time by the president, the chief
the board of directors, the chairman   executive officer, the board of
of the board of directors, or the      directors, or the holders of at
holders of not less than 20% of all    least 33% of all shares entitled
the shares entitled to vote on any     to be cast on any issue proposed
issue proposed to be considered at     to be considered at the special
the special meeting.                   meeting.

Anti-Takeover Measures

               IDACORP                                RMC

The existence of unissued IDACORP      Article III of RMC's bylaws
common stock and other provisions in   provides that RMC may not vote
the our articles of incorporation,     treasury shares and, absent
as amended, and bylaws could permit    special circumstances, shares  of
our board of directors to render       RMC common stock are not entitled
more difficult or to discourage a      to vote if they are owned,
merger, tender offer, proxy contest    directly or indirectly, by a
or other transaction aimed at          second corporation and if RMC
obtaining control of IDACORP.          owns, directly or indirectly, a
Additionally, we have established a    majority of the shares entitled
shareholder rights plan as described   to vote for directors of the
in "--Shareholder Rights Plan" below   second corporation.  RMC may vote
that could discourage such             any shares held by it in a
transactions.                          fiduciary capacity.

Our articles do not provide for
cumulative voting and as a result a
relatively small group of
shareholders may be prevented from
electing directors.

The  classified  board  provisions
in our  articles  could  have the
effect of prolonging the time
required for a shareholder or
shareholders  with significant
voting power to gain majority
representation  on the board.
This  inability to immediately
gain a majority  representation
on the board at an annual meeting
of shareholders  could discourage
takeovers and tender offers where
board approval requires a majority
or a super majority to facilitate
success.

Our  bylaws  require  that for
nominations  or  other  business
proposed  by a shareholder to properly
come before an annual meeting, the
shareholder must give no more than
90 days',  and no less  than 60  days',
notice  prior to the first
anniversary  of the preceding  year's
annual  meeting.  The bylaws further
limit business  transacted at a special
meeting of  shareholders  to the
purposes set forth in the notice of the
meeting. In the event we call a special meeting for the purpose of electing one or more directors, any shareholder may nominate a person or persons if the shareholder's notice is delivered no arlier than 90 days and not later than 60 days prior to the special meeting or 10 days following the day on which public announcement of the date of the special meeting is first made.

These advance notice  requirements may
delay the ability of individuals to bring before shareholder meetings matters other than those we deem desirable, and may provide sufficient time for us to institute litigation or take other appropriate steps to respond to such business, or to prevent such business from being acted upon, if such response or prevention is thought to be necessary or desirable for any reason.

Our articles,  as amended,  authorize
the issuance of 20,000,000 shares of our preferred stock. Our board has full authority to determine the terms of any series of preferred stock. Although we currently have no intention of doing so, the issuance of shares of our preferred stock could have the effect of discouraging takeover attempts.

Shareholder Rights Plan

               IDACORP                                RMC

We have a shareholder rights plan      RMC does not have a shareholder
designed to ensure that all of our     rights plan.
shareholders receive fair and equal
treatment in the event of any
proposal to acquire control of
IDACORP.  Under this plan, we
declared a distribution of one
preferred share purchase right for
each of our outstanding common stock
shares held on October 1, 1998 or
issued thereafter.  These rights are
not currently exercisable and will
become exercisable only if a person
or group either acquires ownership
of at least 20% of our voting stock
or commences a tender offer that
would result in the ownership of at
least 20% of our voting stock.  We
may redeem all, but not less than
all, of the rights for a price of
$0.01 per right, or we may exchange
the rights for cash, securities or
other assets at any time prior to
the close of business on the 10th
day after such an acquisition.

Additionally,  our board  created  the
A Series  preferred  stock  and  reserved
1,200,000  shares for  issuance  upon
exercise of the rights. In the event the rights become exercisable, each right entitles its holder to purchase for $95 that number of shares of common or preferred stock with a market value of $190.
If after the rights become exercisable, we are acquired in a merger or other business combination, 50% or more of our consolidated assets or earnings power are sold, or the acquirer engages in certain acts of self-dealing, each right would entitle the holder to purchase share of the acquirer's common stock with a value of $190 for $95. Any of these rights held by the acquirer become void if any of these events occurs.

The rights expire on September 30, 2008.
The rights  themselves do not give any
voting or other rights as shareholders to their holders. The terms of the rights may be amended without the approval of any rights holders until an acquirer obtains a 20% or greater position, and then may be amended as long as the amendment is not adverse to the interests of the holders of the rights.

Indemnification

               IDACORP                                RMC

Our articles of incorporation, as      RMC must indemnify and advance
amended, provide that we must          funds to or on behalf of RMC's
indemnify our directors and officers   directors and officers to the
against liability and expenses and     fullest extent permitted by the
must advance expenses to our           Idaho Business Corporation Act,
directors and officers in connection   as amended, but only to the
with any proceeding to the fullest     extent that any amendment permits
extent permitted by the Idaho          broader indemnification rights.
Business Corporation Act as now in     RMC must indemnify a director who
effect or as it may be amended or      was wholly successful, on the
substituted from time to time.  Our    merits or otherwise, in the
bylaws provide that we have the        defense of any proceeding to
power to purchase insurance on         which the director was a party
behalf of any director, officer,       because he/she was a director of
employee or agent against liability    the corporation against
and expenses in connection with any    reasonable expenses incurred by
proceeding, to the extent permitted    the director in connection with
under applicable law.  The bylaws      the proceeding.
further provide that we may enter
                                       Under RMC's bylaws, RMC may purchase and
into indemnification agreements with   maintain insurance, on behalf of an
any director, officer, employee or     individual who is a director or officer
agent to the extent permitted under    of RMC or who, while an RMC director or
any applicable law.                    officer, serves at RMC's request as a
IDACORP has in effect liability        director, officer, partner, trustee,
insurance protecting its directors     employee or agent of another domestic or
and officers against liability by      foreign entity, against liability
reason of their being or having been   asserted against or incurred by this
directors or officers.  In addition,   individual in that capacity or arising
IDACORP has entered into               from that individual's status as a
indemnification agreements with its    director or officer. Any repeal or
directors and officers to provide      modification of Article  X of the bylaws
for indemnification to the maximum     concerning indemnification of RMC
extent permitted by law.               directors and officers may only  operate
                                       prospectively and may not affect rights
                                       under Article X in effect at the time of any alleged occurrence of an action or omission to act that is the cause of any proceeding against a director or officer.

Advance Notice

               IDACORP                                RMC

Our bylaws require our shareholders    RMC does not have an advance notice
to provide advance notice of any       requirement for business to be brought
business to be brought before a        before a shareholders meeting except that
shareholders meeting.                  a special  meeting  may only  conduct the
                                       business within the purposes described for calling the special meeting.

Certain Idaho Statutory Provisions

     We are subject to the Idaho Control Share Acquisition Law, which is designed to protect minority shareholders in the event that a person acquires or proposes to acquire, directly or indirectly, by tender offer or otherwise, shares giving it at least 20%, at least 33 1/3% or more than 50% of the voting power in the election of directors. This law applies to a publicly held Idaho corporation which has at least 50 shareholders unless a provision in the corporation's bylaws or articles, adopted in accordance with this law, makes an express election not to be subject to this law. We do not have any such provisions in our articles or bylaws.

     Under the Idaho Control Share Acquisition Law, an acquiring person is required to deliver to the corporation an information statement disclosing, among other things, the identity of the person, the terms of the acquisition or proposed acquisition, and the financing of this acquisition. An acquiring person cannot vote those shares acquired in a control share acquisition that exceed one of the cited thresholds unless a resolution approved by 66 2/3% of the voting power of all shares entitled to vote thereon, excluding shares held by the acquirer or an officer or director, approves of such voting power. At the request of the acquiring person, such a resolution must be put forth before shareholders at a special meeting held within 55 days after receipt of the information statement, provided that the acquiring person undertakes to pay the costs of the special meeting and delivers to the corporation copies of definitive financing agreements with responsible entities for any required financing of the acquisition. If an information statement has not been delivered to the corporation by the 10th day after the acquirer obtains shares in excess of one of the above thresholds, or the shareholders of the corporation have voted not to accord voting rights to the acquirer's shares, the corporation may redeem all, but not less than all, of the acquirer's shares at fair market value. Shares that are not accorded voting rights pursuant to this law regain their voting rights when acquired by another person in an acquisition that is not subject to this law.

     We are also subject to the Idaho Business Combination Act, which prohibits a corporation from engaging in certain business combinations with an "interested shareholder" for a period of three years after the date of the transaction in which the person became an interested shareholder unless, among other things,
(i) the corporation's articles of incorporation or bylaws include a provision, adopted in accordance with this law, that expressly provides that the corporation is not subject to the statute, or (ii) a committee of the corporation's board of directors approves of the business combination or the acquisition of the shares before the date such shares were acquired. After the three year moratorium period, the corporation may not consummate a business combination unless, among other things, it is approved by the affirmative vote of the holders of at least two- thirds of the outstanding shares, other than those beneficially owned by the interested shareholder or an affiliate or associate thereof, entitled to vote or the business combination meets certain minimum price and form of payment requirements. An interested shareholder is defined to include, with certain exceptions, any person who is the beneficial owner of 10% or more of the voting power of the outstanding voting shares of the corporation. Business combinations subject to this law include certain mergers, consolidations, recapitalizations, and reverse share splits.

     The application of the Idaho Control Share Acquisition Law and the Idaho Business Combination Law may have the effect of delaying, deferring or preventing a change of control of IDACORP.

                        Material Interests of Affiliates

         Following the consummation of the acquisition agreement between IDACORP and RMC and the initial sale of shares thereunder, RMC's board of directors was expanded from three to six directors. Thereafter, two of RMC's directors resigned, with Michael A. Lukes remaining, and IDACORP named five new directors to the board. Mr. Lukes has participated as a director of RMC in the subsequent agreements between IDACORP and RMC, and Mr. Lukes is a party to the key shareholders agreement whereby IDACORP purchased RMC common stock from certain RMC shareholders. As a party to the key shareholder agreement, Mr. Lukes may be required to sell additional shares of his RMC common stock if less than 3,524,424 of the shares of RMC common stock subject to this exchange offer are tendered for exchange. For more information on these events, please see "- - Exchange Offer as Part of the Acquisition of RMC" on page 17.

     Certain employees of RMC have also entered into employment agreements with RMC in connection with the acquisition of RMC by IDACORP. For more information please see "Employment Agreements" on page 27. A form of these employment agreements is attached as Annex C to the acquisition agreement, which is attached as Annex A hereto.

     Certain employee shareholders of RMC have also entered into a purchase and sale agreement with RMC which provides that, commencing in 2003, these shareholders shall have the opportunity to sell to RMC, and RMC shall be obligated to buy, a portion of each of these shareholder's shares of RMC common stock each year for four years. The purchases and sales will only occur if certain financial criteria are met by RMC, and if the selling shareholder is still employed by RMC at the time when the right to sell his or her shares of RMC common stock arises. For more information on the purchase and sale agreement, please see "-- Purchase and Sale Agreement" on page 28.

     No other affiliate of IDACORP or RMC has any material interest, direct or indirect, by security holdings or otherwise, in the exchange offer other than an indirect interest as a shareholder of IDACORP.

                                 Legal Opinions

     Robert W. Stahman., Esq., Vice President, General Counsel, and Secretary of IDACORP, and LeBoeuf, Lamb, Greene & MacRae, LLP will pass upon the legality of the common stock for IDACORP. LeBoeuf, Lamb, Greene & MacRae, LLP, for matters governed by the laws of the state of Idaho, may rely upon the opinion of Mr. Stahman. As of March 1, 2001, Mr. Stahman owned 18,271 shares of common stock of IDACORP. Mr. Stahman is acquiring additional shares of IDACORP common stock at regular intervals through employee stock plans.

                                     Experts

     The consolidated financial statements and the related consolidated financial statement schedule incorporated by reference in this prospectus by reference from IDACORP's Annual Report on Form 10-K for the year ended December 31, 2000, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in auditing and accounting.

                       Where You Can Find More Information

     RMC is not subject to the informational and reporting requirements of the Securities Exchange Act of 1934, as amended and therefore does not file reports, proxy statements or other information with the Securities and Exchange Commission. RMC common stock is not listed on any stock exchange.

     We  file  annual  and  quarterly   reports,   proxy  statements  and  other
information with the Securities and Exchange Commission. You may read and copy these reports at any of the facilities of the SEC listed below:

Public Reference Facilities   Regional Office            Regional Office
---------------------------   ---------------            ---------------
450 Fifth Street, NW          500 West  Madison Street   7 World Trade Center
Washington, D.C. 20549        Suite 1400                 Suite 1300
                              Chicago, IL 60661-2511     New York, NY  10048


     You may obtain copies of our filed reports from the SEC upon payment of a duplicating fee. Please call the SEC at 1-800-SEC-0330 for further information on the public reference facilities. The SEC maintains an Internet site that contains reports, proxy and information statements and other information about issuers that file electronically. The address of that site is http://www.sec.gov.

     This prospectus is part of a registration statement that we filed with the SEC. This prospectus does not contain all the information in, or exhibits to, the registration statement. You may inspect the registration statement and exhibits without charge at the SEC's office, 450 Fifth Street, NW, Washington, D.C. 20549, and you may obtain copies upon payment of a duplication fee.

     The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents that we filed with the SEC under SEC file number 1-14465.

     1. Annual Report on Form 10-K for the year ended December 31, 2000;

     2. The description of IDACORP's common stock contained in the registration statement on Form 8-A, dated October 20, 1999.

     3. The description of the preferred share purchase rights contained in IDACORP's registration statement on Form 8-A, dated September 15, 1998, as amended by Form 8-A/A, dated October 20, 1999.

     4. IDACORP's proxy statement filed in connection with the annual meeting of its shareholders to be held on May 17, 2001.

     5. All documents we file under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before we terminate the exchange offer. Any statement contained in an incorporated document shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed incorporated document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

     We will provide to each person, including any beneficial owner, to whom a prospectus is offered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. You may obtain a copy of any of these documents at no cost by written or oral request to us at the following address:

                               Shareowner Services
                                  IDACORP, Inc.
                             1221 West Idaho Street
                               Boise, Idaho 83702
                                 (208) 388-2200

                                 Exchange Agent

     The exchange agent for the offer is: IDACORP, Inc.

                                                    BY OVERNIGHT, CERTIFIED
                                                    OR
         BY MAIL                   BY HAND          EXPRESS MAIL DELIVERY
-------------------------  ------------------------  ------------------------

Attention: Shareowner      Attention: Shareowner    Attention: Shareowner
Services                   Services                 Services
1221 W. Idaho Street       1221 W. Idaho Street     1221 W. Idaho Street
Boise, Idaho 83702-5627    Boise, Idaho 83702-5627  Boise, Idaho 83702-5627


                            BY FACSIMILE TRANSMISSION
                  ---------------------------------------------
                                 (208)-388-6955

                           Confirmation Phone Number:
                                 (208)-388-2566


     You may direct any questions and requests for assistance to IDACORP Shareowner Services at the address and telephone number listed below. You can also obtain additional copies of this document, the letter of transmittal, the instructions to the letter of transmittal and other exchange offer materials from IDACORP Shareowner Services.

     The address and telephone number of IDACORP Shareowner Services is:

                               Shareowner Services
                                  IDACORP, Inc.
                             1221 West Idaho Street
                               Boise, Idaho 83702
                               Tel: (208) 388-2200

     No person has been authorized to give any information or to make any representation not contained in this prospectus. If given or made, such information or representation must not be relied upon as having been authorized by either IDACORP or RMC. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy shares of IDACORP common stock to or from any person to or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. Neither the delivery of this prospectus nor any distribution of the securities made under this prospectus shall, under any circumstances, create any implication that there has been no change in the affairs of RMC or IDACORP or in the information set forth herein since the date of this prospectus.

                                                                         ANNEX A


                              ACQUISITION AGREEMENT

                                 BY AND BETWEEN

                                  IDACORP, INC.

                                       AND

                               RMC HOLDINGS, INC.

                          DATED AS OF OCTOBER 10, 2000




                                      (A)1

                                TABLE OF CONTENTS

ARTICLE 1. DEFINITIONS....................................................1
   1.1.       Definitions.................................................1
ARTICLE 2. ACQUISITION AND EXCHANGE OF ISSUE SHARES.......................7
   2.1.       Acquisition and Exchange of the Shares......................7
   2.2.       Closing and Deliveries......................................7
              2.2.1.    Deliveries by the Acquirer........................7
              2.2.2.    Deliveries by the Company.........................7
ARTICLE 3. ADDITIONAL AGREEMENTS..........................................8
   3.1.       Key Shareholders Exchange Agreement.........................8
   3.2.       Key Shareholders Employment Agreements......................8
   3.3.       [This Section intentionally left blank.]....................8
   3.4.       Commencement of the Exchange Offer..........................8
              3.4.1.    Exchange Offer Price..............................9
              3.4.2.    Consideration/ Withholding........................9
   3.5.       Conditions.................................................10
   3.6.       Changes to the Exchange Offer..............................10
   3.7.       Share Exchange.............................................10
   3.8.       Exchange Offer Statement and Other Offer
              Documents..................................................10
   3.9.       Actions by the Company.....................................11
              3.9.1.    Approval and Recommendation of
                        Exchange Offer...................................11
              3.9.2.    Board Recommendation.............................11
              3.9.3.    Stockholder Information..........................12
ARTICLE 4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.................12
   4.1.       Organization and Standing; Charter and Bylaws..............12
   4.2.       Authority..................................................13
   4.3.       Capital Stock..............................................14
   4.4.       Governmental Consents......................................14
   4.5.       Compliance with Applicable Law.............................14
   4.6.       No Default.................................................15
   4.7.       Financial Statements.......................................15
   4.8.       Absence of Changes.........................................16
   4.9.       Litigation.................................................16
   4.10.      Tax Matters................................................16
   4.11.      Registration Rights........................................18
   4.12.      Offering...................................................18
   4.13.      Insurance..................................................18
   4.14.      Certain Transactions.......................................18
   4.15.      Employees and Employee Benefit Plans.......................18
              4.15.1.   Transaction-related Matters......................18
              4.15.2.   Employment and Labor Matters.....................18
              4.15.3.   Employee Benefit Plan Matters....................19
   4.16.      Intellectual Property......................................20
   4.17.      Environmental Laws and Regulations.........................20
   4.18.      Brokers....................................................21

                                      (A)i

   4.19.      Dissenters' Rights and Appraisal Rights....................21
   4.20.      Takeover Statutes..........................................21
   4.21.      Company Letter.............................................21
ARTICLE 5. REPRESENTATIONS AND WARRANTIES OF THE ACQUIRER................22
   5.1.       Organization, Good Standing, and Qualification.............22
   5.2.       Authority..................................................22
   5.3.       No Violation...............................................22
   5.4.       Governmental Consents......................................22
   5.5.       Securities Laws............................................22
              5.5.1.    Investment Intent................................22
              5.5.2.    Sophistication...................................23
              5.5.3.    Accredited Investor..............................23
   5.6.       Brokers....................................................23
ARTICLE 6. COVENANTS.....................................................23
   6.1.       Conduct of Business of the Company.........................23
   6.2.       Other Potential Bidders....................................25
   6.3.       Access to Information; Confidentiality.....................26
              6.3.1.    Access...........................................26
              6.3.2.    Confidentiality..................................27
   6.4.       Additional Agreements; Reasonable Efforts..................27
   6.5.       HSR........................................................27
   6.6.       Public Announcements.......................................28
   6.7.       Notification of Certain Matters............................28
   6.8.       Disclosure.................................................28
   6.9.       Election of Directors......................................28
   6.10.      Director and Officer Liability.............................28
   6.11.      Indemnification............................................29
   6.12.      Change in Control..........................................29
   6.13.      Taxes......................................................30
   6.14.      Conveyance Taxes...........................................30
   6.15.      Non-Competition Agreement..................................30
ARTICLE 7. CONDITIONS TO PURCHASE AND SALE OF ISSUE SHARES...............31
   7.1.       Conditions to Obligations of the Acquirer and
              the Company................................................31
              7.1.1.    No Prohibition...................................31
              7.1.2.    Regulatory Compliance............................31
   7.2.       Conditions to Obligations of the Acquirer..................31
              7.2.1.    Directors........................................31
              7.2.2.    Performance......................................31
              7.2.3.    Amended Bylaws...................................31
              7.2.4.    Key Shareholders Exchange Agreement..............31
              7.2.5.    Key Shareholders Employment Agreements...........32
              7.2.6.    Closing Deliveries...............................32
              7.2.7.    Representations and Warranties True..............32
              7.2.8.    Certificate......................................32
              7.2.9.    Credit Agreements................................32
              7.2.10.   Issue Shares.....................................32

                                      (A)ii

              7.2.11.   Items in Company Letter..........................32
   7.3.       Conditions to Obligations of the Company...................33
              7.3.1.    Performance......................................33
              7.3.2.    Representations and Warranties True..............33
              7.3.3.    Closing Deliveries...............................33
              7.3.4.    Certificate......................................33
   7.4.       Post-Closing Conditions....................................33
ARTICLE 8. TERMINATION...................................................33
   8.1.       Termination by the Company.................................33
   8.2.       Termination by the Acquirer................................34
   8.3.       Termination by the Acquirer or the Company.................34
   8.4.       Effect of Termination......................................35
ARTICLE 9. MISCELLANEOUS.................................................35
   9.1.       Survival of Representations and Warranties.................35
   9.2.       Governing Law; Consent to Jurisdiction.....................35
   9.3.       Expenses...................................................35
   9.4.       Notices....................................................36
   9.5.       Waiver.....................................................36
   9.6.       The Acquirer Subsidiaries; Successors, Assignment,
              and Parties in Interest....................................37
   9.7.       Entire Agreement...........................................37
   9.8.       Amendment..................................................37
   9.9.       Severability...............................................37
   9.10.      Cumulation of Remedies.....................................38
   9.11.      Fair Construction..........................................38
   9.12.      Headings; References.......................................38
   9.13.      Counterparts...............................................38


ANNEX A  -        Promissory Note

ANNEX B  -        Key Shareholders Exchange Agreement

ANNEX C  -        Form of Key Shareholders Employment Agreements

ANNEX D  -        Conditions to Acquirer's Acceptance of Shares
                  in the Exchange Offer

ANNEX E  -        Form of Opinion of Stoel Rives LLP

ANNEX F  -        Company Letter

                                      (A)iii

                              ACQUISITION AGREEMENT

     This Acquisition Agreement (the "Agreement") is entered into as of August 1, 2000 by and between IDACORP, Inc., an Idaho corporation (the "Acquirer"), and RMC Holdings, Inc., an Idaho corporation (the "Company").

     WHEREAS, the Acquirer desires, directly and/or through a direct or indirect majority owned subsidiary, to acquire from the Company 9,610,000 newly issued shares of the Company Common Stock (as defined below) and to enter into agreements with certain Key Shareholders (as defined below) whereby the Acquirer will exchange solely shares of the Acquirer Common Stock (as defined below) for, initially, fifty percent (50%) of the Company Shares (as defined below) held by such each such Key Shareholder and to offer to exchange for solely shares of Acquirer Common Stock, directly or indirectly, with the Company Shareholders (as defined below) all of the Company Shares held by the Company Shareholders, and the Company desires to issue certain newly issued shares of Company Common Stock to the Acquirer or its subsidiary; and

     WHEREAS, upon the consummation of the transactions contemplated by this Agreement, it is the intention of the Company and the Acquirer that the Acquirer or its Affiliates (as defined below) will own an aggregate of at least eighty percent (80%) of all voting shares and at least eighty percent (80%) of each class of non-voting shares of Company Common Stock; and

     WHEREAS, the transactions contemplated by this Agreement and the other Transaction Documents (as defined below) are intended to qualify as a tax-free reorganization described in section 368(a)(1)(B) of the Code (as defined below).

     NOW THEREFORE, in consideration of the foregoing and the representations, warranties, and agreements set forth in this Agreement, the Acquirer and the Company hereby agree as follows:

                                   ARTICLE 1.

                                   DEFINITIONS

     1.1. Definitions. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings set forth below. Each such term shall be equally applicable in the singular and plural forms.

     "Additional Shares" has the meaning given such term in Section 2.1 of the Key Shareholders' Exchange Agreement.

     "Affiliate" of a party means any person or entity controlling, controlled by, or under common control with such party. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities, by agreement or otherwise.

                                      (A)1

     "Agreement" has the meaning set forth in the preamble hereof.

     "Amended Bylaws" means the Bylaws of the Company, to be adopted by the Company on or prior to the First Closing.

     "Antitrust Division" has the meaning set forth in Section 6.5.

     "Acquirer" has the meaning set forth in the preamble hereof.

     "Acquirer Common Stock" means the common stock of the Acquirer, par value $2.50 per share.

     "Acquirer Termination Fee" has the meaning set forth in Section 8.1(a).

     "Beneficially Owned" has the meaning provided in Rule 13d-3 under the Exchange Act without giving effect to subsection (d)(1)(i) thereof.

     "Board" means the Board of Directors of the Company.

     "Board  Recommendation  Statement"  has the  meaning  set forth in  Section
3.9.2.

     "Business Day" means any day other than a Saturday, a Sunday, or a bank holiday in the State of Idaho.

     "Closing Agreement" has the meaning set forth in Section 4.10.

     "Code" means the Internal Revenue Code of 1986, as amended, and the regulations and other guidance promulgated thereunder.

     "Commission" means the Securities and Exchange Commission.

     "Company" has the meaning set forth in the preamble hereof.

     "Company Common Stock" means the common stock of the Company, par value $0.001 per share.

     "Company Letter" means the letter, dated as of the date hereof, from the Company to the Acquirer regarding certain matters related to this Agreement, as attached hereto as Annex F.

     "Company Shareholders" means the shareholders of the Company, not including the Key Shareholders.

     "Company  Shares"  means issued and  outstanding  shares of Company  Common
Stock.

     "Company Termination Fee" has the meaning set forth in Section 8.1.

     "Confidentiality   Agreement"  means  that  certain   Confidentiality   and
Non-disclosure Agreement between the Acquirer and the Company, dated December 20, 1999.

                                      (A)2

     "Consent" has the meaning set forth in Section 4.4.

     "Employee" has the meaning set forth in Section 6.15.

     "Employee  Benefit Plan" means each "employee  benefit plan" (as defined in section  3(3) of  ERISA)  and  each  other  retirement,  deferred  compensation, incentive compensation, stock or equity-based, unemployment compensation, vacation pay, severance pay, change of control, bonus, insurance or hospitalization, disability or fringe benefit or other plan, program, agreement or arrangement, relating to employment, compensation or fringe benefit maintained by or contributed to by the Company or any of its subsidiaries or with respect to which the Company or any of its subsidiaries could incur or could have incurred any direct or indirect, fixed or contingent liability.

     "Environmental Claim" has the meaning set forth in Section 4.17.

     "Environmental Laws" has the meaning set forth in Section 4.17.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Exchange Offer" has the meaning set forth in Section 3.4.

     "Exchange Offer Conditions" has the meaning set forth in Section 3.5.

     "Exchange Offer Documents" has the meaning set forth in Section 3.8.

     "Exchange Offer Price" has the meaning set forth in Section 3.4.1.

     "Exchange Offer Shares" means those shares of Company Common Stock, if any, obtained by the Acquirer pursuant to the Exchange Offer.

     "Exchange Offer Statement" has the meaning set forth in Section 3.8.

     "Expiration Date" has the meaning set forth in Section 3.4.1.

     "First Closing" means the closing of the purchase and sale of the Issue Shares pursuant to Section 2.1

     "FTC" has the meaning set forth in Section 6.5.

     "GAAP" means generally accepted accounting principles as in effect in the United States of America (as such principles may change from time to time).

     "Good Cause" means (1) failure to diligently and competently perform the duties of the position as assigned by the Board, in each instance where such failure (if curable) continues or recurs more than 10 days after notice from the Company specifying such failure and demanding its discontinuance; (2) misconduct, dishonesty (dishonesty shall include, but is not limited to, intentional misrepresentation of material fact to the Board of the Company; theft of property;

                                      (A)3
misuse of assets funds or personnel; or violation of the Company's written policies); (3) any act materially detrimental to the good will of the Company or damaging to the Company's relationships with its customers, suppliers or employees, as determined in the good faith judgment of the Board; (4) conviction of a felony or of a misdemeanor involving moral turpitude; (5) a material breach of any provision of the employee's employment agreement with the Company, if such breach continues or recurs more than 30 days after notice from the Company specifying the action which constitutes the breach and demanding its discontinuance; or (6) any other act which materially harms or threatens to harm the financial stability of the Company as determined in the reasonable judgment of the Board.

     "Good Reason" means (1) the assignment to an employee of the Company ("Employee") of any duties inconsistent with his title, education, training, experience and performance as reasonably determined by the Board which continues uncorrected for 30 days following written notice thereof by Employee to the Company; (2) a reduction in Employee's Base Salary (as such term is defined in such Employee's Employment Agreement) without the Employee's consent; (3) any other willful and material breach of the Employee's Employment Agreement by the Company which continues uncorrected for 30 days following written notice thereof by Employee to the Company; or (4) any change of control of the Company resulting from any persons (including any corporation, partnership, joint venture, trust, association, or individual) other than an existing shareholder of the Company (including IDACORP, Inc., an Idaho corporation ("IDACORP")) or any entity which is and remains controlled by, under common control with or established for the benefit of existing shareholders of the Company and their immediate family), acquiring all or substantially all of the Company's operating assets, excluding, however, any acquisition of Company stock by IDACORP pursuant to the Acquisition Agreement and the other agreements referenced therein.

     "Governmental Authority" means any governmental, quasi-governmental, judicial, self-regulatory or regulatory agency or entity or subdivision thereof with jurisdiction over the Company or the Acquirer or any of their subsidiaries or any of the transactions contemplated by this Agreement.

     "Hazardous Material" means any substance: (i) the presence of which requires investigation or remediation under any federal, state or local statute, regulation, ordinance, order, action policy or common law; or (ii) which is defined and regulated as a "hazardous waste," "hazardous substance," pollutant or contaminant under any federal, state or local statute, regulation, rule or ordinance or amendments thereto; or (iii) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous and is regulated by any Governmental Authority, agency, department, commission, board, agency or instrumentality of the United States, the state in which such substance is located or any political subdivision thereof; or (iv) the presence of which poses or threatens to pose a hazard to the health or safety of persons or the environment on or about the property on which such substance is located or adjacent properties. Hazardous Material shall include, without limitation, petroleum, including crude oil and any fraction thereof, asbestos and polychlorinated biphenyls (PCBs).

     "HSR" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

                                      (A)4

     "Indemnified Parties" has the meaning set forth in Section 6.10.

     "Indemnity Agreements" has the meaning set forth in Section 6.10.

     "Independent Director" means a director who is not (apart from such directorship) an Affiliate, officer, employee, agent, principal or partner of the Acquirer or the Company or any subsidiary of either of them.

     "Instruments" has the meaning set forth in Section 4.6.

     "Intellectual Property" has the meaning set forth in Section 4.16.

     "Issue Price" means $16.569562 million ($16,569,562).

     "Issue Shares" means the 9,610,000 shares of Company Common Stock to be issued and sold by the Company to the Acquirer at the First Closing pursuant to
Article 2.

     "Key  Shareholders"   means  Michael  A.  Lukes,  Shane  Jimenez,   Cameron
Christian, Sean Rietze, Rebecca Yeager, Brian Pettersen, Alex Phillips, Douglas McMurray and/or Derek Denk.

         "Key Shareholders  Employment  Agreements" has the meaning set forth in
Section 3.2.

     "Key Shareholders Exchange Agreement" means an agreement between the Company, the Acquirer and each of the Key Shareholders, substantially in the form of Annex B hereof, pursuant to which the Key Shareholders shall agree to exchange for Acquirer Common Stock, initially, 2,987,700 Company Shares, and up to a maximum of 5,702,751 Company Shares.

     "Knowledge" when used in reference to the Company, means the actual knowledge, or that which should reasonably be the actual knowledge, of those officers of the Company identified in the Company Letter.

     "Lien" means any mortgage, lien, security interest, pledge, lease or other charge or encumbrance of any kind, including, without limitation, the lien or retained security title of a purchase money creditor or conditional vendor, and any easement, right of way or other encumbrance on title to real property, and any agreement to give any of the foregoing.

     "Material Adverse Effect" means a material adverse effect, or the occurrence or existence of facts or circumstances reasonably expected to result in a material adverse effect, on the business, assets, results of operations, properties, financial or operating condition or prospects of the Company and its subsidiaries taken as a whole, or the ability of the Company (and, to the extent applicable, its subsidiaries) to perform its (or their) obligations under this Agreement or consummate the transactions contemplated hereby or by the other Transaction Documents. For purposes of this definition an effect on the Company or its subsidiaries resulting in, or which would be reasonably likely to result in, a consolidated net loss by the Company and its subsidiaries of $25,000 or less shall not be deemed to have a Material Adverse Effect.

     "Notice of Superior Proposal" has the meaning set forth in Section 6.2.

                                      (A)5

     "NYSE" means the New York Stock Exchange, Inc.

     "Permitted Liens" means (i) Liens (other than Liens imposed under ERISA or any Environmental Law or in connection with any Environmental Claim) for taxes or other assessments or charges of Governmental Authorities that are not yet delinquent or that are being contested in good faith by appropriate proceedings, in each case, with respect to which adequate reserves or other appropriate provisions are being maintained to the extent required by GAAP; (ii) statutory Liens of landlords and mortgagees of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens (other than Liens imposed under ERISA or any Environmental Law or in connection with any Environmental Claim) imposed by law and created in the ordinary course of business for amounts not yet more than 30 days overdue or which are being contested in good faith by appropriate proceedings, in each case, with respect to which adequate reserves or other appropriate provisions are being maintained to the extent required by GAAP; (iii) leases or subleases, easements, rights- of-way, covenants, and consents which do not interfere materially with the ordinary conduct of the business of the Company or any of its subsidiaries or detract materially from the value of the property to which they attach or materially impair the use thereof to the Company and its subsidiaries; and (iv) Liens granted by the Company or any of its subsidiaries to lenders pursuant to credit agreements in existence on the date hereof.

     "Purchase and Sale Agreement" has the meaning set forth in Section 3.3.

     "Returns" has the meaning set forth in Section 4.10.

     "Second Closing" means the closing of the transfer by the Key Shareholders of their Company Shares to the Acquirer, pursuant to the terms of the Key Shareholders Exchange Agreement.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Superior Proposal" has the meaning set forth in Section 6.2.

     "Tax" has the meaning set forth in Section 4.10.

     "Tax Ruling" has the meaning set forth in Section 4.10.

     "Third Closing" means the closing of the acquisition of the Exchange Offer Shares.

     "Third Party" means any person (including a "person" as defined in Section 13(d)(3) of the Exchange Act) or entity other than, or group not including, the Acquirer or any Affiliate of the Acquirer or the Company.

     "Third Party Acquisition" means (i) the acquisition by a Third Party of more than twenty percent of the total assets of the Company or any of its subsidiaries, (ii) the acquisition by a Third Party of twenty percent or more of
(a) the Company Common Stock or (b) the Total Voting Power or (c) the equity securities of any subsidiary of the Company, or (iii) any merger or other combination of the Company or any of its subsidiaries with any Third Party.

                                      (A)6

     "Total Voting Power" means, at any date, the total number of votes that may be cast in the election of directors of the Company at any meeting of stockholders of the Company held on such date assuming all shares of Voting Stock were present and voted at such meeting, other than votes that may be cast only by one class or series of stock (other than Common Stock) or upon the happening of a contingency.

     "Trading Day" means a day on which the NYSE is open for the transaction of business.

     "Transaction Documents" means this Agreement, the Key Shareholders Exchange Agreement, the Key Shareholders Employment Agreements, the Company Letter, the Exchange Offer Documents, the Board Recommendation Statement and the Amended Bylaws of the Company, amendments thereof, and all annexes and exhibits hereto and thereto.

     "Voting Stock" means Common Stock and all other securities of the Company, if any, entitled to vote generally in the election of directors.

                                   ARTICLE 2.

                    ACQUISITION AND EXCHANGE OF ISSUE SHARES


     2.1. Acquisition and Exchange of the Shares. Upon the terms and subject to satisfaction or waiver of all of the conditions set forth in Article 7, at the First Closing, the Company shall issue to the Acquirer, and the Acquirer shall acquire from the Company, the Issue Shares in exchange for the Issue Price. The Acquirer shall pay the Issue Price with respect to the Issue Shares to the Company at the First Closing by bank wire transfer of immediately available funds to an account designated by the Company, or by means of a promissory note substantially in the form attached as Annex A hereto, or by a combination of the foregoing, or by such other means as is acceptable to the Company and the Acquirer.

     2.2. Closing and Deliveries. Subject to satisfaction or waiver of all of the conditions set forth in Article 7, the First Closing shall take place on such date and at such time as may be designated by the Acquirer within five Business Days after the last to occur of satisfaction or waiver of the conditions set forth in Article 7. Such First Closing shall occur at the offices of the Acquirer, located at 1221 W. Idaho Street, Boise, Idaho, 83702-5627, or at such other place and time as the Acquirer and the Company agree in writing.

     2.2.1. Deliveries by the Acquirer. At the First Closing, the Acquirer shall deliver to the Company the following:

     (a) the Issue Price with respect to the Issue Shares; and

     (b) such other documents and instruments, duly executed to the extent required, as may be reasonably requested by the Company in order to consummate the transactions contemplated hereby.

     2.2.2. Deliveries by the Company. At the First Closing, the Company shall deliver to the Acquirer the following:

                                      (A)7

     (a) a certificate or certificates in such denominations as may be requested by the Acquirer, evidencing the Issue Shares; and

     (b) such other documents and instruments, duly executed to the extent required, as may be reasonably requested by the Acquirer in order to consummate the transactions contemplated hereby.

                                   ARTICLE 3.

                              ADDITIONAL AGREEMENTS

     3.1. Key Shareholders Exchange Agreement . Prior to, or simultaneously with the execution of this Agreement, the Acquirer and the Key Shareholders shall enter into the Key Shareholders Exchange Agreement, substantially in the form of Annex B hereto, providing for the transfer by the Key Shareholders to the Acquirer of, initially, fifty percent (50%) of the Company Shares held by each of the Key Shareholders. The percentage of the Company Shares to be transferred by the Key Shareholders to the Acquirer pursuant to the Key Shareholders Exchange Agreement may be increased in the event that less than one hundred percent (100%) of the Company Shares held by the Company Shareholders are transferred to the Acquirer pursuant to the Exchange Offer set forth in Section
3.4 hereof such that, upon the completion of the transactions contemplated by this Agreement, the Key Shareholders Exchange Agreement and the Exchange Offer, the Acquirer shall beneficially own at least eighty four point fifty six percent (84.56%) of the Company Shares outstanding at such time. Any such Additional Shares to be obtained from the Key Shareholders may be obtained after the Exchange Offer has been completed, and shall not constitute a part of the Second Closing. The entering into of the Key Shareholders Exchange Agreement, and its continued existence in full force and effect at the time of the First Closing shall be a condition of the Acquirer's obligation to effect the First Closing.

     3.2. Key Shareholders Employment Agreements. Prior to, or simultaneously with the execution of this Agreement, the Acquirer and each of the Key Shareholders shall enter into the employment agreements (collectively, the "Key Shareholders' Employment Agreements"), each substantially in the form of Annex C hereto, setting forth the terms of each of the Key Shareholder's employment with the Company after the First Closing. The entering into of the Key Shareholders Employment Agreements, and their continued existence in full force and effect at the time of the First Closing shall be a condition of the Acquirer's obligation to effect the First Closing.

     3.3. [This Section intentionally left blank.]

     3.4. Commencement of the Exchange Offer. Provided that (i) nothing shall have occurred that would result in a failure to satisfy any of the Exchange Offer Conditions (as defined below), (ii) the First Closing shall have occurred,
(iii) the Key Shareholders Exchange Agreement shall have been entered into and shall be in full force and effect and shall not have been breached; (iv) the Key Shareholders Employment Agreements shall have been entered into and shall be in full force and effect and shall not have been breached, (iv) Acquirer shall have received the opinion, based on appropriate representations of the Company, of Stoel Rives LLP, counsel to the

                                      (A)8

Company, dated on or before the date on which the Exchange offer shall commence, to the effect that the Exchange Offer, together with the other transactions contemplated by this Agreement, will constitute a "reorganization" within the meaning of Code Section 368(a) and that no gain or loss will be recognized for US federal income tax purposes by the stockholders of the Company who exchange Company Shares for Acquirer Common Stock pursuant to the Exchange Offer (except with respect to cash received in lieu of fractional Acquirer Common Stock), and
(v) the Acquirer shall have purchased sufficient shares of Acquirer Common Stock in the open market to facilitate the completion of Second Closing and the Third Closing, then as promptly as practicable after the First Closing the Acquirer shall commence within the meaning of Rule 14d-2 under the Exchange Act an exchange offer (the "Exchange Offer") to exchange for up to $6,076,909 aggregate value of Acquirer Common Stock up to one hundred percent (100%) of the Company Shares held by the Company Shareholders. Each Company Shareholder who agrees, pursuant to the terms of the Exchange Offer, to exchange Company Shares held by such Company Shareholder for Acquirer Common Stock shall, subject to the other conditions and requirements set forth in this Agreement and the other Transaction Documents, receive Acquirer Common Stock as set forth in this
Section 3.4.

     3.4.1.  Exchange Offer Price.  The "Exchange Offer Price" shall be equal to
(a) $1.7242 divided by (b) the average of the high and low sales prices of Acquirer Common Stock (as reported on the NYSE Composite Transactions reporting system as published in The Wall Street Journal or, if not published therein, in another authoritative source) on each of the twenty consecutive Trading Days ending with the eleventh Trading Day immediately preceding the scheduled expiration date of the Exchange Offer (the "Expiration Date") multiplied by (c) one share of Acquirer Common Stock (the "Exchange Offer Price").

     3.4.2. Consideration/ Withholding. (a) Subject to Section 3.5, for Company Shares validly offered by the Company Shareholders on or prior to the Expiration Date and not properly withdrawn, the Company Shareholder offering such Company Shares shall be entitled to receive consideration in the amount of (a) the Exchange Offer Price multiplied by (b) the number of Company Shares exchanged by such Company Shareholder. In the event that the calculation performed pursuant to the immediately preceding sentence yields consideration resulting in a fractional share of Acquirer Common Stock, such Company Shareholder shall, for such fractional share, receive a cash payment equal to (i) the fraction of Acquirer Common Stock resulting from the calculation in the first sentence of this Section 3.4.2 multiplied by (ii) the average price per share of Acquirer Common Stock (as reported on the NYSE Composite Transactions reporting system as published in The Wall Street Journal or, if not published therein, in another authoritative source) on the Third Closing Date.

     (b) With respect to any consideration provided to a Company Shareholder pursuant to Section 3.4 of this Agreement, the Acquirer shall be entitled to deduct and withhold from the consideration otherwise payable to any Company Shareholder pursuant to this Agreement such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Code, or under any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Acquirer such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Company Common Stock in respect of which such deduction and withholding was made by the Acquirer.

                                      (A)9

     3.5. Conditions. The obligations of the Acquirer to accept for payment, and pay for, any Exchange Offer Shares tendered pursuant to the Exchange Offer shall be subject to (the following being referred to as the "Exchange Offer Conditions") the conditions that (a) the First Closing shall have occurred, (b) the Second Closing shall have occurred, (c) this Agreement shall not have been terminated, (d) the Purchase and Sale Agreement shall have been entered into and shall be in full force and effect and (e) to the satisfaction or waiver of the other conditions set forth in Annex D attached hereto.

     3.6. Changes to the Exchange Offer. The Acquirer may increase the Exchange Offer Price and may make any other changes in the terms and conditions of the Exchange Offer, provided that, unless previously approved by the Company in writing, the Acquirer may not (i) decrease the Exchange Offer Price, (ii) change the form of consideration payable in the Exchange Offer, (iii) decrease the maximum number of Company Shares sought pursuant to the Exchange Offer, (iv) add to or modify the Exchange Offer Conditions or (v) otherwise amend the Exchange Offer in any manner adverse to the Company Shareholders. Subject to the terms and conditions thereof, the Exchange Offer shall expire at midnight, New York City time, on the date that is twenty (20) Business Days from the date the Exchange Offer is first published or sent to holders of Company Shares. The Acquirer shall extend the Exchange Offer (A) if at the Expiration Date any of the Exchange Offer Conditions shall not have been satisfied or waived, until such time as such Exchange Offer Conditions are satisfied or waived and (B) for any period required by any rule, regulation, interpretation or position of the Commission or the staff thereof applicable to the Exchange Offer; provided, however, that Acquirer may terminate the Exchange Offer if this Agreement is terminated.

     3.7. Share Exchange. Provided that this Agreement shall not have been terminated in accordance with Article 8 and provided that all Exchange Offer Conditions shall have been satisfied or waived by the Acquirer in accordance with this Article 3, the Acquirer shall accept for payment and purchase at the Third Closing, in accordance with the terms of the Exchange Offer, all Company Shares validly tendered and not properly withdrawn pursuant to the Exchange Offer. The Exchange Offer Conditions are for the sole benefit of the Acquirer and may be asserted by the Acquirer regardless of the circumstances giving rise to any such condition or may be waived by the Acquirer, in whole or in part at any time and from time to time, in the Acquirer's sole discretion. The failure by the Acquirer at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time. Any determination (which shall be made in good faith) by the Acquirer with respect to any of the foregoing conditions (including without limitation the satisfaction of such conditions) shall be final and binding on the parties. The Exchange Offer Price (to the extent, if any, adjusted pursuant to the Exchange Offer) shall be paid to the Company Shareholders in certificates representing Acquirer Common Stock and, with respect to fractional shares, in cash, by check, by wire transfer, or by any other reasonable method, at the option of the Acquirer, upon the terms and subject to the conditions of the Exchange Offer. It is the intention of the Acquirer and the Company that the purchase by the Acquirer of the Issue Shares be a condition to the purchase by the Acquirer of the Exchange Offer Shares.

     3.8. Exchange Offer Statement and Other Offer Documents. On the date the Exchange Offer is commenced, the Acquirer shall send to the Company an exchange offer statement,

                                      (A)10
containing substantially the same information as would be contained on Schedule 14D-1 under the Exchange Act (together with all amendments and supplements thereto, the "Exchange Offer Statement") with respect to the Exchange Offer. The Exchange Offer Statement shall contain as an exhibit or incorporate by reference the Exchange Offer (or portions thereof) and form of the related letter of transmittal to be used in connection with the Exchange Offer (the Exchange Offer Statement and such other documents, together with any supplements thereto or amendments thereof, being referred to herein collectively as the "Exchange Offer Documents"). The Company shall provide to the Acquirer in writing all information regarding the Company necessary for the preparation of the Exchange Offer Documents, which information shall be accurate and shall not contain any material misstatement of fact or omit to state any material fact necessary to make the statements included in such information, in light of the circumstances under which they are made, not misleading. The Company and its counsel shall be given a reasonable opportunity to review and comment on the Exchange Offer Documents prior to the distribution thereof to the Company Shareholders. The Exchange Offer Documents shall not, on the date the Exchange Offer Documents are first published, sent or given to the Company Shareholders, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by the Acquirer with respect to information supplied by the Company in writing specifically for inclusion in the Exchange Offer Documents. The Acquirer and the Company shall each promptly correct any information provided by it for use in the Exchange Offer Documents if and to the extent that it shall have become false or misleading in any material respect, and the Acquirer shall promptly amend and supplement the Exchange Offer Documents if and to the extent that they shall have become false or misleading in any material respect and shall promptly cause the Exchange Offer Documents as so amended and supplemented to be disseminated to the Company Shareholders.

     3.9. Actions by the Company.

     3.9.1. Approval and Recommendation of Exchange Offer. The Company hereby consents to the Exchange Offer and represents and warrants that the Board, through unanimous consent resolutions, dated July 27, 2000 has (i) determined that this Agreement and the transactions contemplated hereby, including the Exchange Offer, are fair to and in the best interests of the Company Shareholders, (ii) approved this Agreement and the transactions contemplated hereby, including the Exchange Offer, and such approval constitutes the Board's approval of issuance of the Issue Shares, the acquisition by the Acquirer of the Exchange Offer Shares, the Issue Shares and the Key Shareholders' Shares and any Additional Shares (both as defined in the Key Shareholders' Agreement) and subsequent acquisitions of capital stock of the Company for purposes of Section 30-1-1103 of the Idaho Business Corporation Act and (iii) resolved to recommend that the Company Shareholders accept the Exchange Offer, offer their Company Shares thereunder to the Acquirer and, to the extent necessary or appropriate under applicable law or regulations, approve and adopt the transactions contemplated by this Agreement. The Company hereby consents to the inclusion in the Exchange Offer Documents of the recommendations of the Board described in this Section 3.9.1.

     3.9.2. Board Recommendation. Simultaneously with the delivery by the Acquirer of the Exchange Offer Statement pursuant to Section 3.4, the Company shall provide to

                                      (A)11
the Acquirer a board recommendation statement pertaining to the Exchange Offer, which shall contain substantially the same information as would be contained on a Schedule 14D-9 under the Exchange Act (together with any amendments or supplements thereto, the "Board Recommendation Statement") containing the Board's recommendation described in Section 3.9.1. The Company shall, promptly following the commencement of the Exchange Offer and, if practicable, simultaneously with the mailing by Acquirer of the Exchange Offer Documents, mail the Board Recommendation Statement to the Company Shareholders. The Acquirer and its counsel shall be given a reasonable opportunity to review and comment on the Board Recommendation Statement prior to the dissemination thereof to the Company Shareholders. The Board Recommendation Statement shall not, on the date first published, disseminated, sent or given to the Company Shareholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by the Company with respect to information supplied by the Acquirer in writing specifically for inclusion in the Board Recommendation Statement. The Acquirer and the Company shall each promptly correct any information provided by it for use in the Board Recommendation Statement if and to the extent that it shall have become false or misleading in any material respect, and the Company shall promptly amend and supplement the Board Recommendation Statement if and to the extent that it shall have become false or misleading in any material respect and shall promptly cause the Board Recommendation Statement as so amended and supplemented to be disseminated to the Company Shareholders.

     3.9.3. Stockholder Information. In connection with the Exchange Offer, the Company shall promptly furnish the Acquirer with mailing labels, security position listings and any available listing or computer files containing the names and addresses of the record holders of the Company Shares as of a recent date and shall furnish the Acquirer with such additional information and assistance (including, without limitation, updated lists of stockholders, mailing labels and lists of securities positions) as the Acquirer or its agents may reasonably request for the purpose of communicating the Exchange Offer to the record and beneficial holders of Company Shares. Subject to the requirements of applicable law, and except for such steps as are necessary to disseminate the Exchange Offer Documents and any other documents necessary to consummate the transactions contemplated by this Agreement, the Acquirer shall, and shall cause its Affiliates, associates, agents and advisors to, hold the information contained in any such labels, listings and files confidential and use such information only in connection with the Exchange Offer, and, if this Agreement shall be terminated, shall deliver to the Company all copies of such information then in their possession or control.

                                   ARTICLE 4.

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to the Acquirer, except as, and to the extent set forth in the Company Letter, as follows:

     4.1. Organization and Standing; Charter and Bylaws. The Company is a corporation duly incorporated, validly existing under and by virtue of the laws of the State of Idaho and is in good standing under such laws, and each of the Company's subsidiaries is a corporation or similar

                                      (A)12
entity under foreign laws duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, except where the failure to be in good standing, in the case of foreign subsidiaries, would not reasonably be expected to have a Material Adverse Effect. All the capital stock of each of the Company's subsidiaries is duly authorized, validly issued, fully paid and non-assessable and is, directly or indirectly, owned by the Company (other than, in the case of any foreign subsidiary, directors', officers' or other shares required to be held by other persons under applicable law) free and clear of all Liens other than Permitted Liens and except for transfer restrictions imposed by federal or state securities laws or applicable foreign laws. There are no outstanding options or other rights to acquire or other agreements regarding any securities of the Company or any subsidiary of the Company. The Company and each of its subsidiaries (i) are qualified, licensed or domesticated as a foreign corporation in all jurisdictions where such qualification, license or domestication is required to own and operate their respective properties and conduct their respective businesses in the manner and at the places presently conducted; (ii) hold all franchises, grants, licenses, certificates, permits, consents and orders, all of which are valid and in full force and effect, from all state, federal and other domestic and foreign regulatory authorities necessary to own and operate their respective properties and to conduct their respective businesses in the manner and at the places presently conducted; and
(iii) have full power and authority (corporate and other) to own, lease and operate their respective properties and assets and to carry on their respective businesses as presently conducted and as proposed to be conducted, except where the failure to be so qualified, licensed or domesticated, or to hold such franchises, grants, licenses, certificates permits, consents and orders or to have such power and authority would not reasonably be expected to have a Material Adverse Effect. The Company has made available to the Acquirer copies of the Articles of Incorporation, as amended to date, and the Bylaws of the Company and each of its subsidiaries, as currently in effect, all available minutes of meetings of the Board (including committees thereof) and stockholders of the Company and the board of directors of each of its subsidiaries and all written consents executed by the Board (including committees thereof) and/or stockholders of the Company and the board of directors of each of its subsidiaries. The documents so made available are true, correct and complete copies of the original documents, contain all modifications, amendments, deletions and revocations through the date of this Agreement and subsequent dates as of which this representation is deemed to be made and are in full force and effect. The Company is not in violation of any of the provisions of its Articles of Incorporation or Bylaws and no subsidiary of the Company is in violation of any of the provisions of such subsidiary's equivalent organizational documents. The Company has heretofore furnished to Acquirer a complete and correct list of the subsidiaries of the Company, which list sets forth the amount of capital stock of or other equity interests in such subsidiaries owned by the Company, directly or indirectly. No entity in which the Company owns, directly or indirectly, less than a 50% equity interest is, individually or when taken together with all other such entities, material to the business of the Company and its subsidiaries, taken as a whole.

     4.2. Authority. The Company has all requisite corporate power and authority to execute, enter into and carry out the terms and conditions of this Agreement, each of the other Transaction Documents to be executed and delivered by the Company, and all other agreements and instruments contemplated hereby and thereby, and to perform its obligations hereunder and thereunder. This Agreement, and the other Transaction Documents, and the execution and performance of the same, have been duly and validly approved and authorized by the Board. No other corporate proceeding on the part of the Company, the Company Shareholders or the Key

                                      (A)13

Shareholders is necessary to authorize the execution, delivery and performance of this Agreement. This Agreement has been duly executed and delivered by the Company and is, and the other Transaction Documents to be entered into by the Company at or prior to the First Closing will be, when executed and delivered by the Company (and assuming this Agreement and such other Transaction Documents to be entered into by the Acquirer constitute legal, valid, and binding obligations of the Acquirer), legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms, except that the enforceability of this Agreement and the other Transaction Documents that are contracts may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

     4.3. Capital Stock. The authorized capital stock of the Company is fifty million (50,000,000) shares of Common Stock and ten million (10,000,000) shares of preferred stock. As of the date hereof, the issued and outstanding capital stock of the Company consists of 9,569,507 shares of Common Stock. In addition, at such date not more than 40,000 shares of Common Stock were reserved for issuance upon exercise of options and warrants outstanding as of such date. As of the date hereof (i) no other shares of Common Stock have been issued and (ii) the Company has not issued or granted any option, warrant, convertible security or other right or agreement which affords any person the right to purchase or otherwise acquire any shares of the Common Stock or any other security of the Company. The Company is not subject to any obligation (contingent or otherwise) to purchase or otherwise acquire or retire any of its securities. All of the issued and outstanding securities of the Company have been duly authorized and validly issued, are fully paid and non-assessable, and were issued in compliance with all applicable state and federal laws regulating the offer, sale or issuance of securities (assuming, in the case of issuances not effected pursuant to an effective registration statement under the Securities Act, compliance with all such laws by the persons to whom such securities were issued or sold and by any transferee of such persons). No person or entity has any right of first refusal or any preemptive rights in connection with the issuance of the Issue Shares, or with respect to any future offer, sale or issuance of securities by the Company, other than rights of the Acquirer hereunder. The Issue Shares to be purchased by the Acquirer have been duly authorized and, when delivered pursuant to this Agreement, will be duly authorized and validly issued and outstanding, fully paid and non-assessable, and free of any Liens or restrictions (unless created by the Acquirer or any of its Affiliates), other than restrictions under applicable securities laws.

     4.4. Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Authority ("Consent") is required on the part of the Company or any of its subsidiaries in connection with the transactions contemplated by this Agreement and the other Transaction Documents, except those required by federal and state securities laws, and where failure to obtain such Consent would not reasonably be expected to have a Material Adverse Effect.

     4.5. Compliance with Applicable Law. The Company and its subsidiaries have and are in compliance with all licenses, permits, and other authorizations necessary to conduct their respective businesses, except where failure to have or comply with such licenses, permits and

                                      (A)14
authorizations would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries is in default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a default or violation) of any judgment, decree, order, law, statute, rule or regulation of any Governmental Authority, except for such defaults or violations as would not reasonably be expected to have a Material Adverse Effect. Subject to obtaining any Consents referred to in Section 4.4, the execution, delivery, and performance of this Agreement by the Company, the issuance and sale of the Issue Shares by the Company, and the taking of the other actions contemplated in this Agreement and the other Transaction Documents by the Company will not result in any default or violation of any judgment, decree, order, law, statute, rule or regulation of any Governmental Authority, except for such defaults or violations as would not reasonably be expected to have a Material Adverse Effect either individually or in the aggregate.

     4.6. No Default. Neither the Company nor any of its subsidiaries is in default or violation (and no event has occurred which with notice or lapse of time or both would constitute a default or violation) of its Articles of Incorporation or Bylaws or other governing document, or any material agreement, mortgage, indenture, debenture, trust, lease, license, or other instrument or obligation to or by which it or any of its properties is subject or bound (the "Instruments"), except for such defaults or violations as would not reasonably be expected to have a Material Adverse Effect either individually or in the aggregate. The Company has no Knowledge of any default or breach (or event or circumstance that with notice or lapse of time or both would constitute a breach or default) by other parties to any Instrument, which default or breach would reasonably be expected to have a Material Adverse Effect. Except as set forth in the Company Letter, delivery and performance of this Agreement, the issuance and sale of the Issue Shares, and the taking of any other action contemplated by this Agreement or the other Transaction Documents, will not (i) result in any violation of or be in conflict with or constitute a breach or default (with or without notice or lapse of time or both) under (a) the Articles of Incorporation or Bylaws of the Company or (b) any of the other Instruments, breach of or default under which would reasonably be expected to have a Material Adverse Effect, (ii) result in or constitute an event entitling any party to an Instrument to effect an acceleration of the maturity of any material indebtedness of the Company or any of its subsidiaries or an increase in the rate of interest presently in effect with respect to such indebtedness, or (iii) result in the creation of any Lien upon any of the material properties or assets of the Company or any of its subsidiaries, subject, in the case of clauses
(i)(b) and (ii), to the Company's receipt of the amendments or waivers referred to in Section 7.2.8 prior to the First Closing.

     4.7. Financial Statements. As of their respective dates, none of the Company's financial statements, or schedules included or incorporated by reference therein, contained when made any untrue statement of a material fact, or omitted when filed, to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which made, not misleading. The audited financial statements of the Company and the unaudited financial statements of the Company's Affiliates fairly present, in conformity with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended. The Company has heretofore made available to the Acquirer complete and correct copies of each of the Company's

                                      (A)15
financial statements and other reports which have been prepared by the Company or its agents. Except as reflected or reserved against in the audited consolidated balance sheet of the Company and its subsidiaries at December 31, 1999, the Company and its subsidiaries have no liabilities of any nature (whether accrued, absolute, contingent or otherwise), except for liabilities incurred in the ordinary course of business since December 31, 1999 and liabilities which would not, individually or in the aggregate, have a Material Adverse Effect.

     4.8. Absence of Changes. Except as and to the extent set forth in the Company Letter, since December 31, 1999, (i) none of the actions, events or circumstances listed in Section 6.1 has been taken or occurred or exists; (ii) there has not been one or more events, occurrences or developments of a state of circumstances or facts which individually or collectively has had or reasonably would be expected to result in a Material Adverse Effect; and (iii) there has not been one or more breaches or defaults or events that have resulted or with notice or lapse of time or both would result in any breach or default under any Instrument of the Company or any of its subsidiaries, except for any such breach or default or, if more than one, any such breaches or defaults that individually or collectively would not reasonably be expected to have a Material Adverse Effect.

     4.9. Litigation. Except as set forth in the Company Letter, there are no actions, suits, claims, proceedings or investigations pending against, or to the Knowledge of the Company, threatened against or affecting, the Company or any of its subsidiaries or any of their respective properties before any Governmental Authority which (i) individually or in the aggregate would reasonably be expected to have a Material Adverse Effect; (ii) in any manner challenges or seeks to prevent, enjoin, alter or delay the Exchange Offer or any of the other transactions contemplated hereby; or (iii) alleges criminal action or inaction. As of the date hereof, neither the Company nor any of its subsidiaries nor any of their respective properties is subject to any order, writ, judgment, injunction, decree, determination or award having, or which would reasonably be expected to have, a Material Adverse Effect or which would prevent or delay the consummation of the transactions contemplated hereby.

     4.10. Tax Matters. Except as set forth in the Company Letter, (a) the Company and its subsidiaries have timely filed, been included in or timely sent, all material returns, declarations and reports and information returns and statements required to be filed or sent by or relating to any of them relating to any Taxes (as defined below) with respect to any material income, properties or operations of the Company or any of its subsidiaries (collectively, "Returns"); (b) such Returns correctly reflected in all material respects the income, business, assets, operations, activities and status of the Company and its subsidiaries and any other information required to be shown therein; (c) the Company and its subsidiaries have timely paid or made provision for all material Taxes that have been shown as due and payable on the Returns that have been filed or that were otherwise due and payable; (d) the Company and its subsidiaries have made or will make provision for all material Taxes payable for any periods that end before the First Closing for which no Returns have yet been filed and for any periods that begin before the First Closing and end after the First Closing to the extent such Taxes are attributable to the portion of any such period ending on the First Closing; (e) the charges, accruals and reserves for taxes reflected on the books of the Company and its subsidiaries are adequate to cover the liabilities for Taxes accruing or payable by the Company and its subsidiaries in respect of periods prior to the date hereof; (f) neither the Company nor any of its subsidiaries is delinquent in the payment of any

                                      (A)16
material Taxes or has requested any extension of time within which to file or send any material Return, which Return has not since been filed or sent (except Returns with respect to which the time within which to file (whether or not extended) has not expired as of the date hereof); (g) no material deficiency for any Taxes has been proposed, asserted or assessed in writing against the Company or any of its subsidiaries (or any member of any affiliated or combined group of which the Company or any of its subsidiaries is or has been a member for which either the Company or any of its subsidiaries could be liable) other than those Taxes being contested in good faith by appropriate proceedings; (h) neither the Company nor any of its subsidiaries has granted any extension of the limitation period applicable to any material Tax claims other than those Taxes being contested in good faith by appropriate proceedings; (i) neither the Company nor any of its subsidiaries is subject to liability for Taxes of any person (other than the Company or its subsidiaries), including, without limitation, liability arising from the application of U.S. Treasury Regulation section 1.1502-6 or any analogous provision of state, local or foreign law; (j) neither the Company nor any of its subsidiaries is or has been a party to any material tax sharing agreement with any corporation which is not currently a member of the affiliated group of which the Company is currently a member; (k) neither the Company nor any of its subsidiaries has constituted a "distributing corporation" in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (i) in the past 24-month period or (ii) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with this transaction; (l) no election under Section 338 of the Code (or any predecessor provisions) has been made by or with respect to the Company or any of its subsidiaries or any of their respective assets or properties; (m) the Company has provided or made available to the Acquirer complete and accurate copies of
(i) all Returns, and any amendments thereto, filed by the Company or any of its subsidiaries covering all years ending on or before the Third Closing, (ii) all audit reports received from any taxing authority relating to any Return filed by the Company or any of its subsidiaries covering all years ending on or before the Third Closing and (iii) all powers of attorney currently in force granted by the Company or any of its subsidiaries concerning any Tax matter; (n) all transactions that could give rise to an understatement of federal income tax within the meaning of Section 6662 of the Code have been adequately disclosed (or, with respect to Returns of the Company or any of its subsidiaries to be filed before the Third Closing will be adequately disclosed) on the Returns of the Company or any of its subsidiaries in accordance with Section 6662(d)(2)(B) of the Code; and (o) neither the Company nor any of its subsidiaries has received a Tax Ruling (as defined below) or entered into a Closing Agreement (as defined below) with any taxing authority that would have a continuing adverse effect after the First Closing. "Tax" means with respect to any person (i) any net income, gross income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, value-added or windfall profit tax, custom duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest and any penalty, addition to tax or additional amount imposed by any taxing authority (domestic or foreign) on such person and (ii) any liability of the Company or any subsidiary for the payment of any amount of the type described in clause (i) as a result of being a member of an affiliated or combined group, as a transferee or successor, by contract or otherwise. "Tax Ruling" means a written ruling of a taxing authority relating to Taxes. "Closing Agreement" means a written and legally binding agreement with a taxing authority relating to Taxes.

                                      (A)17

     4.11. Registration Rights. The Company is not a party to any agreement or commitment which obligates the Company to register under the Securities Act any of its presently outstanding securities or any of its securities which may hereafter be issued.

     4.12. Offering. Subject to the accuracy of the Acquirer's representations in Section 5.5, the offer, issuance and sale of the Issue Shares will constitute transactions exempt from the registration and prospectus delivery requirements of the Securities Act, and the Company has obtained (or is exempt from the requirement to obtain) all qualifications, permits, and other consents required by all applicable United States state securities or blue sky laws and regulations governing the offer, sale or issuance of the Issue Shares.

     4.13. Insurance. The Company and its subsidiaries maintain (i) adequate insurance on all assets and activities of a type customarily insured by companies similarly situated, covering property damage and loss of income by fire or other casualty, and (ii) adequate insurance protection against all liabilities (including products liability), claims and risks against which it is customary for companies similarly situated as the Company and its subsidiaries to insure. The Company and its subsidiaries have complied in all material respects with all of their insurance policies and bonds.

     4.14. Certain Transactions. Except as set forth in the Company Letter, (i) neither the Company nor any of its subsidiaries is indebted directly or indirectly to any of its officers or directors, or to members of their respective immediate families, other than for payment of salary for services rendered and reasonable expenses; and none of said officers or directors or any members of their immediate families, are indebted to the Company or any of its subsidiaries, and (ii) no transaction or series of similar transactions in which the amount involved exceeds $60,000 has been effected between the Company or any of its subsidiaries and any director or officer of the Company or any of its subsidiaries or any members of their respective immediate families.

     4.15. Employees and Employee Benefit Plans

     4.15.1. Transaction-related Matters. The Company Letter describes in all material respects all Employee Benefit Plans pursuant to which the Company or any of its subsidiaries is obligated to make any payment or confer any benefit upon any officer, director, employee or agent of the Company as a result of or in connection with any of the transactions contemplated by this Agreement or any of the other Transaction Documents or any transaction or transactions resulting in a change of control of, or investment by a Third Party in, or combination by a Third Party with, the Company or any of its subsidiaries. To the Company's Knowledge, no officer, director, executive or key employee of the Company or any of its subsidiaries or any group of employees of the Company or any of its subsidiaries has any plans to terminate his, her or its employment with the Company or any of its subsidiaries.

     4.15.2. Employment and Labor Matters. To the Company's Knowledge, the Company and each of its subsidiaries has complied with all laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, and collective bargaining except where the failure so to comply would not reasonably be expected to have a Material Adverse Effect. No labor dispute with employees of the Company or any of its subsidiaries exists or, to the Knowledge of the Company, is threatened.

                                      (A)18

     4.15.3. Employee Benefit Plan Matters. Each Employee Benefit Plan is listed in the Company Letter, conforms in all respects to all applicable laws, and has been administered and operated in all respects in accordance with its terms, except where the failure to do so would not result in a Material Adverse Effect. Each Employee Benefit Plan that is intended to be "qualified" within the meaning of section 401(a) of the Code, has received a favorable determination letter from the Internal Revenue Service and, to the Knowledge of the Company, no event has occurred and no condition exists which could reasonably be expected to result in the revocation of such determination. No Employee Benefit Plan is a "multiemployer plan" (as defined in section 4001(a)(3) of ERISA) and the Company or any of its subsidiaries has not been obligated to contribute to any multiemployer plan. No Employee Benefit Plan or related trust owns any securities in violation of section 407 of ERISA. No Employee Benefit Plan is maintained for employees of the Company or any subsidiary or affiliate thereof located outside of the United States. Full payment has been made of all amounts which the Company and its subsidiaries were required under the terms of the Employee Benefit Plans to have paid as contributions to such Employee Benefit Plans on or prior to the date hereof (excluding any amounts not yet due). No Employee Benefit Plan which is subject to Part 3 of Subtitle B of Title I of ERISA has incurred any "accumulated funding deficiency" (within the meaning of section 302 of ERISA or section 412 of the Code), whether or not waived. Neither the Company nor, to the Knowledge of the Company, any of the Company's subsidiaries and any other "disqualified person" or "party in interest" (as defined in section 4975(e)(2) of the Code and section 3(14) of ERISA, respectively), has engaged in any transaction in connection with any Employee Benefit Plan that could reasonably be expected to result in the imposition of a penalty pursuant to section 502(i) of ERISA, damages pursuant to section 409 of ERISA or a tax pursuant to section 4975(a) of the Code, in each case, which would have a Material Adverse Effect. The Company has not maintained any Employee Benefit Plan (other than one which is intended to be "qualified" within the meaning of section 401(a) of the Code) that provides benefits with respect to employees or former employees following their termination of service with the Company or one of its subsidiaries (other than as required pursuant to section 601 of ERISA). Each Employee Benefit Plan subject to the requirements of section 601 of ERISA has been operated in substantial compliance therewith, except where the failure to do so would not result in a Material Adverse Effect. No individual shall accrue or receive additional benefits, service or accelerated rights to payment of benefits as a direct result of the transactions contemplated by this Agreement. No liability, claim, investigation, audit, action or litigation has been incurred, made, commenced or, to the Knowledge of the Company, threatened, by or against any Employee Benefit Plan or the Company or any of its subsidiaries with respect to any Employee Benefit Plan (other than for benefits payable in the ordinary course). No liability has been, or could reasonably be expected to be, incurred under Title IV of ERISA (other than for benefits payable in the ordinary course or PBGC insurance premiums) or section 412(f) or (n) of the Code by any entity required to be aggregated with the Company, pursuant to section 4001(b) of ERISA and/or section 414(b) or (c) of the Code with respect to any "employee pension benefit plan" (as defined in section 3(2) of ERISA), except where such liability would not result in a Material Adverse Effect. With respect to each Employee Benefit Plan, the Company has delivered or caused to be delivered to the Acquirer and its counsel true and complete copies of the following documents, as applicable, to each respective Employee Benefit Plan: (i) all plan documents, with all amendments thereto; (ii) the current summary plan description with any applicable summaries of material modifications thereto as well as any other material employee communications;
(iii) all current trust agreements

                                      (A)19
and/or other documents  establishing Employee Benefit Plan funding arrangements;
(iv) the most recent IRS determination letter and, if a request for such a letter has been filed and is currently pending with the IRS, a copy of such filing; (v) the three most recently prepared IRS Forms 5500, together with all schedules and attachments; (vi) the three most recently prepared actuarial valuation reports; (vii) the most recently prepared financial statements; (viii) all written submissions to and any other written communications to or from the IRS or the U.S. Department of Labor; and (ix) all material related contracts, including without limitation, insurance contracts, service provider agreements and investment management and investment advisory agreements.

     4.16. Intellectual Property. The Company and each of its subsidiaries own or possess, or has all necessary rights and licenses in, all patents, patent rights, licenses, inventions (whether or not patentable or reduced to practice), copyrights (whether registered or unregistered), know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), registered and unregistered trademarks, service marks and trade names and other intellectual property rights (collectively, "Intellectual Property") necessary to conduct its business as conducted and proposed to be conducted to the extent that the failure of the Company and its subsidiaries to own or have such rights and licenses in such Intellectual Property would reasonably be expected to have a Material Adverse Effect. Except as set forth in the Company Letter, neither the Company nor any of its subsidiaries has received any unresolved notice of, or is aware of any fact or circumstance that would give any Third Party a right to assert, infringement or misappropriation of, or conflict with, asserted rights of others or invalidity or unenforceability of any Intellectual Property owned by the Company or any of its subsidiaries with respect to any of the foregoing which, singly or in the aggregate, would reasonably be expected to have a Material Adverse Effect. The use of such Intellectual Property to conduct the business and operations of the Company and its subsidiaries as conducted or proposed to be conducted does not infringe on the rights of any person in any case where such infringement would reasonably be expected to have a Material Adverse Effect. Except as set forth in the Company Letter, to the Knowledge of the Company, no person is challenging, infringing on or otherwise violating any right of the Company or any of its subsidiaries with respect to any Intellectual Property owned by and/or licensed to the Company and its subsidiaries. Except as set forth in the Company Letter, neither the execution of this Agreement nor the consummation of the transactions contemplated hereby or by the other Transaction Documents will result in a loss or limitation in (i) the rights and licenses of the Company or any of its subsidiaries to use or enjoy the benefit of any Intellectual Property employed by them in connection with their business as conducted or proposed to be conducted or (ii) the amount of any royalties or other benefits received by the Company from Intellectual Property owned by it.

     4.17.  Environmental  Laws  and  Regulations.  Except  as set  forth in the
Company Letter, (i) the Company and each of its subsidiaries is in material compliance with all applicable laws and regulations of any Governmental Authority relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) (collectively, "Environmental Laws"), which compliance includes, but is not limited to, the possession by the Company and its subsidiaries of all permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof; (ii) neither the Company nor any of its subsidiaries has received written notice of, or, to the Knowledge of the Company, is the

                                      (A)20
subject of, any action, cause of action, claim, investigation, demand or notice by any person or entity alleging liability under or non-compliance with or requesting information regarding compliance with any Environmental Law (an "Environmental Claim") threatened against the Company or any of its subsidiaries or, to the Knowledge of the Company, against any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has or may have retained or assumed either contractually or by operation of law,
(iii) to the Knowledge of the Company, there are no circumstances that would reasonably be expected to prevent or interfere with such material compliance in the future; (iv) there are no Hazardous Materials presently constructed, deposited, stored, or otherwise located on, under, in or about any property which has been owned, occupied or otherwise operated by the Company, the investigation and remediation of which would reasonably be expected to have Material Adverse Effect; and (v) no Hazardous Materials have been sent offsite by or on behalf of the Company from any property owned, occupied or otherwise operated by the Company. The Company has disclosed any and all obligations of the Company, of which it has Knowledge, related to the Company's compliance with the environmental laws, regulations, and/or policies of any and all applicable Governmental Authorities. This includes, but is not limited to, disclosure of all required environmental permits, authorizations, capital equipment expenditures, or remediation obligations. Additionally, the Company has disclosed any and all documents related to any and all material environmental matters of the Company.

     4.18. Brokers. No finder, broker, agent, financial advisor or other intermediary has acted on behalf of the Company in connection with any of the transactions contemplated by this Agreement or any of the other Transaction Documents, or is entitled to any payment in connection herewith or therewith.

     4.19. Dissenters' Rights and Appraisal Rights. None of the Company Shareholders have any dissenters rights or appraisal rights with respect to any Company Shares which may be acquired by the Acquirer at the First Closing, the Second Closing and/or the Third Closing.

     4.20. Takeover Statutes. The issuance, acquisition and delivery of the Issue Shares pursuant to this Agreement will not trigger any limitation or restriction under (i) any "fair price", "moratorium", "control share acquisition", "business combination" or other form of anti-takeover statute, rule or regulation of the State of Idaho applicable to domestic corporations or
(ii) any statute, rule or regulation of the State of Idaho which would otherwise restrict a change of corporate control. However, if any such statute, rule or regulation shall become applicable to the transactions contemplated hereby, the Company and the members of the Board shall grant such approvals and take such actions as are reasonably necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and thereby and otherwise act to eliminate or minimize the effects of such statute or regulation on the transactions contemplated hereby and thereby.

     4.21. Company Letter. The Company Letter is accurate in all material respects as of the date of this Agreement.

                                      (A)21

                                   ARTICLE 5.

                 REPRESENTATIONS AND WARRANTIES OF THE ACQUIRER

The Acquirer represents and warrants to the Company as follows:

     5.1. Organization, Good Standing, and Qualification. The Acquirer is a corporation duly incorporated, validly existing, and in good standing under the laws of the Idaho and has all necessary power and authority under applicable law to own its property and to conduct its business as now owned and conducted.

     5.2. Authority. The Acquirer has all requisite corporate power and authority to execute, enter into and carry out the terms and conditions of this Agreement, each of the other Transaction Documents to be executed and delivered by the Acquirer, and all other agreements and instruments contemplated hereby and thereby, and to perform its obligations hereunder and thereunder. This Agreement has been duly executed and delivered by the Acquirer and is (and assuming this Agreement constitutes a legal, valid, and binding obligation of the Company) a legal, valid and binding obligation of the Acquirer, enforceable in accordance with its terms, except that the enforceability of this Agreement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

     5.3. No Violation. To the Acquirer's knowledge, neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated hereby or by the other Transaction Documents, will conflict with or result in the material breach of any term or provision of, or constitute a default under, any charter provision, bylaw, material contract, order, law or regulation to which the Acquirer is a party or by which the Acquirer or any of its material assets or properties is in any way bound or obligated.

     5.4. Governmental Consents. To the Acquirer's Knowledge, no Consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Authority is required on the part of the Acquirer in connection with the transactions contemplated by this Agreement and the other Transaction Documents to which the Acquirer is or is expected to be party, except (i) those required by federal and state securities laws, (ii) approval by all necessary government officials and agencies of the state of Idaho and, (iii) where failure to obtain such Consents would not have a material adverse effect on the business, assets, results of operations, properties or financial or operating condition of the Acquirer and its subsidiaries taken as a whole, or the ability of the Acquirer (and, to the extent applicable, its subsidiaries) to perform its (or their) obligations under this Agreement or consummate the transactions contemplated hereby or by the other Transaction Documents.

     5.5. Securities Laws.

     5.5.1. Investment Intent. The Issue Shares and the Exchange Offer Shares are being acquired by the Acquirer solely for its own account, for investment purposes only, and

                                      (A)22
with no present intention of distributing, selling or otherwise disposing of such shares. The Acquirer understands that the Issue Shares will not have been registered under the Securities Act and that any disposition thereof by the Acquirer must be registered under the Securities Act or exempt from such registration.

     5.5.2. Sophistication. The Acquirer is able to bear the economic risk of an investment in the Issue Shares pursuant to this Agreement and can afford to sustain a total loss on such investment, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the proposed investment and therefore has the capacity to protect its own interests in connection with the purchase of the Issue Shares.

     5.5.3. Accredited Investor. The Acquirer is an "accredited investor" as defined in Rule 5.01(a) of Regulation D promulgated under the Securities Act.

     5.6. Brokers. No finder, broker, agent, financial advisor, or other intermediary has acted on behalf of the Acquirer in connection with any of the transactions contemplated by this Agreement or any of the other Transaction Documents, or is entitled to any payment in connection herewith or therewith.



                                   ARTICLE 6.

                                    COVENANTS

    6.1. Conduct of Business of the Company. Except as contemplated by this Agreement or agreed to in writing by Acquirer, during the period from the date hereof until the First Closing, the businesses and operations of the Company and each of its subsidiaries shall be conducted in the ordinary course of business consistent with past practice, and the Company and its subsidiaries will each use commercially reasonable efforts to preserve intact its business organization, to keep available the services of its officers and employees and to maintain existing relationships with licensors, licensees, suppliers, contractors, distributors, customers and others having business relationships with it. Without limiting the generality of the foregoing, and except as otherwise expressly approved by the Acquirer in writing, neither the Company nor any of its subsidiaries shall, prior to the First Closing:

     (a) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any Voting Stock or any other securities or equity equivalents (including, without limitation, any stock options or stock appreciation rights), except as required by agreements as in effect as of the date hereof and disclosed in the Company Letter;

     (b) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, or redeem or otherwise acquire any of its securities or any securities of its subsidiaries not owned directly or indirectly by the Company;

     (c) (i) incur or assume any long-term or short-term debt or issue any debt securities, (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person except in the ordinary course


                                      (A)23
of business and in amounts not material to the Company and its subsidiaries taken as a whole, and except for the currently existing obligations of subsidiaries of the Company that are wholly owned by the Company except for directors', officers', or other shares required to be held by other persons under applicable law, and that are set forth in the Company Letter, (iii) make any loans, advances or capital contributions to, or investments in, any other person (other than customary advances to officers and employees (other than outside directors of the Company) in connection with travel on Company business and loans to subsidiaries of the Company that are wholly owned by the Company except for directors', officers', or other shares required to be held by other persons under applicable law, in each case in the ordinary course of business and in amounts not material to the Company and its subsidiaries taken as a whole), (iv) pledge or otherwise encumber shares of capital stock of the Company or any of its subsidiaries, or (v) mortgage or pledge any of its material assets, tangible or intangible, or create any Lien thereupon other than Permitted Liens;

     (d) except as may be required by law or as contemplated by this Agreement, enter into, adopt, or amend or terminate any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase agreement, pension, retirement, deferred compensation, employment, severance or other Employee Benefit Plan; or enter into or amend any employment or severance agreement with, increase in any manner the salary, wages, bonus, commission, or other compensation or benefits of any director or officer of the Company or any of its subsidiaries except that the Company may enter into employment, severance, or other employee benefit agreements in the ordinary course of business and consistent with past practice with officers and employees hired after the date hereof; or increase in any manner the salary, wages, bonus, commission, or other compensation or benefits of any employee or agent (other than directors and officers) of the Company or any of its subsidiaries, except for increases in the ordinary course of business and consistent with past practice or amendments to arrangements with officers and directors of the Company in substantially the forms and amounts provided to the Acquirer by the Company in writing prior to the date hereof; or pay any benefit not required by any plan and arrangement as in effect as of the date hereof (including, without limitation, the granting of stock appreciation rights or performance units);

     (e) acquire, sell, lease or dispose of any assets (including, without limitation, patents, trademarks, copyrights, trade secrets, or other intangible assets) outside the ordinary course of business consistent with past practice or any assets that in the aggregate are material to the Company and its subsidiaries taken as a whole, or take any action that would materially and adversely affect the Intellectual Property rights of the Company;

     (f) except as may be required by GAAP or as a result of a change in law, change any of the accounting principles used by it or revalue in any material respect any of its assets, including, without limitation, writing down the value of inventory or writing-off notes or accounts receivable other than in the ordinary course of business;

     (g) (i) make or rescind any express or deemed material election relating to Taxes, (ii) settle or compromise any material claim, audit, dispute, controversy, examination, investigation or other proceeding relating to Taxes,
(iii) materially change any of its methods of reporting income or deductions for federal income Tax purposes, except as may be required by applicable


                                      (A)24
law, (iv) file any material Return other than in a manner consistent with past custom and practice, including the filing of separate company Returns or (v) request a Tax Ruling or grant any power of attorney with respect to any Tax matter;

     (h) (i) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or any equity interest therein, or (ii) authorize any new capital expenditure or expenditures other than in the ordinary course of business;

     (i) amend or propose to amend its Articles of Incorporation or Bylaws (other than as contemplated hereby) or alter through merger, liquidation, reorganization restructuring or in any other fashion the corporate structure or ownership of any subsidiary;

     (j) enter into any agreement providing for acceleration or payment or performance or other consequence as a result of a change of control of the Company or its subsidiaries;

     (k) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in the consolidated financial statements (or the notes thereto) of the Company and its consolidated subsidiaries or incurred in the ordinary course of business consistent with past practice;

     (l) enter, or permit any of its subsidiaries to enter, into any joint venture, partnership or exclusive licensing agreement with any Third Party that
(i) involves an explicit or projected commitment of cash and/or other resources of the Company and/or of its subsidiaries or forecasted payments to or from the Company and/or its subsidiaries during the duration of such agreement or relationship in excess of $50,000 in the aggregate, and (ii) restricts or impairs in any material respect the ability or right of the Company or any of its subsidiaries to compete in any line of business or product which is material to the business of the Company and its subsidiaries, taken as a whole;

     (m) except as may be limited by Section 6.2(b) hereof, take any action which may have an adverse effect on the transactions contemplated hereby qualifying as a tax-free reorganization under Section 368(a)(1)(B) of the Code; or

     (n) take, or agree in writing or otherwise to take, any of the actions described in Sections 6.1(a) through 6.1(m).

     6.2. Other Potential Bidders. The Company and its Affiliates and their respective officers, directors, employees, representatives and agents shall immediately cease any existing discussions or negotiations with any parties conducted heretofore with respect to any Third Party Acquisition. The Company agrees that it will not, unless and until this Agreement is terminated in accordance with its terms, directly or indirectly:

     (a) initiate, solicit or encourage any discussions with any Third Party regarding any Third Party Acquisition, or

                                      (A)25

     (b) hold any such discussions with Third Parties (whether or not such discussions have heretofore been held with such Third Party) or enter into any agreement with any party other than the Acquirer concerning any Third Party Acquisition; provided, however, that if and to the extent the Board determines in good faith, after consultation with and based upon advice of outside legal counsel, that a failure to do so would be contrary to its fiduciary obligations, the Company may (A) in response to a request therefor, furnish information with respect to the Company to any person pursuant to a customary confidentiality agreement and discuss such information with such person and (B) upon receipt by the Company of a proposal with respect to a Third Party Acquisition, following delivery to the Acquirer of the Notice of Superior Proposal described below, participate in negotiations regarding such proposal. Subject to the following sentence, the Board shall not, without compliance with Section 8.1 hereof, (i) withdraw, modify or change in a manner adverse to the Acquirer the Board's approval or recommendation of the Exchange Offer or the other transactions contemplated by this Agreement; (ii) recommend another offer; (iii) approve or recommend any Third Party Acquisition; (iv) approve or authorize the Company's entering into any agreement with respect to any such Third Party Acquisition or
(v) adopt any resolution to effect any of the foregoing. Notwithstanding the foregoing, in the event the Board receives a Superior Proposal (as defined below), the Board may (subject to the following sentences and compliance with
Section 8.1 and 8.4), if and to the extent the Board determines in good faith, after consultation with and based upon advice of outside legal counsel, that a failure to do so would be contrary to its fiduciary obligations, approve or recommend any such Superior Proposal, approve or authorize the Company's entering into an agreement with respect to such Superior Proposal, approve the solicitation of additional takeover or other investment proposals or terminate this Agreement, in each case at any time after the fifth Business Day following notice to the Acquirer (a "Notice of Superior Proposal") advising the Acquirer that the Board has received a Superior Proposal and specifying the structure and material terms of such Superior Proposal. The Company may take any of the foregoing actions pursuant to the preceding sentence only if a proposal for a Third Party Acquisition that was a Superior Proposal at the time of delivery of a Notice of Superior Proposal continues to be a Superior Proposal in light of any improved transaction proposed by the Acquirer prior to the expiration of the five Business Day period specified in the preceding sentence. For purposes of this Agreement, a "Superior Proposal" means any bona fide proposal for a Third Party Acquisition that the Board determines in its good faith reasonable judgment (based on the advice of a financial advisor of nationally recognized reputation) to provide greater aggregate value to the Company and/or the Company's stockholders than the transactions contemplated by this Agreement (or otherwise proposed by the Acquirer as contemplated above). Nothing contained herein shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) under the Exchange Act prior to the fourth Business Day following the Acquirer's receipt of a Notice of Superior Proposal, provided that the Company does not approve or recommend a proposal until after the fifth Business Day following a Notice of Superior Proposal.

     6.3. Access to Information; Confidentiality

     6.3.1. Access. Between the date hereof and the First Closing and the Third Closing the Company shall give the Acquirer and its authorized representatives access to all employees, plants, offices, warehouses and other facilities and to all books and records of the Company and its subsidiaries, shall permit the Acquirer to make such inspections as the Acquirer

                                      (A)26
may reasonably require and shall cause the Company's officers and those of its subsidiaries to furnish the Acquirer with such financial and operating data and other information with respect to the business and properties of the Company and any of its subsidiaries as the Acquirer may from time to time reasonably request.

     6.3.2. Confidentiality. Any Confidential Information (as defined in the Confidentiality Agreement) disclosed by the Acquirer or the Company to the other pursuant hereto or in connection with the transactions contemplated by this Agreement or the other Transaction Documents shall be subject to and handled by the Acquirer and the Company in accordance with the Confidentiality Agreement; provided, however, that notwithstanding the Confidentiality Agreement, (i) the Confidential Information may be used for purposes of effecting the transactions contemplated by this Agreement and the other Transaction Documents as well as for evaluation thereof, (ii) return and destruction of Confidential Information pursuant to the Confidentiality Agreement shall be subject to the needs of the parties to use such Confidential Information in connection with the transactions and activities contemplated by this Agreement and the other Transaction Documents and to the right of each party to its work product, and (iii) the Confidentiality Agreement shall not vitiate or alter any representation, warranty, or covenant set forth herein or in any other Transaction Document.

     6.4. Additional Agreements; Reasonable Efforts. Subject to the terms and conditions herein provided, each of the parties hereto shall as promptly as practicable use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations to cause satisfaction of the conditions (including as set forth in Article 7 and D) to, and to consummate and make effective, the transactions contemplated by this Agreement and the other Transaction Documents. Without limiting the generality of the foregoing, Acquirer and the Company shall cooperate with one another (i) in the preparation and filing of the Exchange Offer Documents and any required filings under the HSR Act and the other laws referred to in Sections 4.4 and 5.4; (ii) in determining whether action by or in respect of, or filing with, any governmental body, agency, official or authority is required, proper or advisable or any actions, consents, waivers or approvals are required to be obtained from parties to any contracts, in connection with the transactions contemplated by this Agreement; and (iii) in seeking timely to obtain any such actions, consents and waivers and to make any such filings. In case at any time after the date hereof any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party hereto shall take all such necessary action. Notwithstanding the foregoing, the Company may decline to take any action required by this Section 6.4 if and to the extent the Board determines in good faith, after consultation with and based upon advice of outside legal counsel, that taking such action would be contrary to its fiduciary obligations.

     6.5. HSR. If required under applicable law, as soon as practicable after the date hereof, the Acquirer and the Company shall jointly prepare and file with the United States Federal Trade Commission (the "FTC"), the Antitrust Division of the United States Department of Justice ("Antitrust Division") notification and report forms, as applicable, with respect to the sales and purchases contemplated by this Agreement pursuant to HSR and the regulations promulgated thereunder. Such notification and report forms shall materially comply as to form with all requirements applicable thereto, and all of the data and information supplied by the parties and


                                      (A)27
reported in such forms shall be true, correct and complete in all material respects. The Acquirer and the Company shall comply promptly with a request for additional information and documents from the FTC or Antitrust Division and shall cooperate in any review or investigation by the FTC or Antitrust Division of the transactions contemplated by this Agreement in a joint effort to have any such review or investigation resolved without adverse effect upon the transactions contemplated hereby.

     6.6. Public Announcements. Neither the Acquirer nor the Company shall, directly or indirectly, issue any press release with respect to the transactions contemplated by this Agreement without consulting with the other except as may be required by applicable law or by obligations pursuant to any listing agreement with the New York Stock Exchange (or any other securities exchange upon which the Acquirer's securities are traded).

     6.7. Notification of Certain Matters. The Company shall give prompt notice to the Acquirer, and the Acquirer shall give prompt notice to the Company, of any material breach, or the occurrence or nonoccurrence of any event that with notice or lapse of time or both would be a material breach, of any representation or warranty or covenant, condition or agreement contained in this Agreement, provided, however, that the delivery of any notice pursuant to this
Section 6.8 shall not cure such breach or limit or otherwise affect the remedies available hereunder to the party receiving such notice. For purposes of this
Section 6.7, "prompt notice" shall mean notice delivered within two Business Days after the Company or Acquirer obtains Knowledge of the breach, occurrence, or nonoccurrence precipitating such notice.

     6.8. Disclosure. The Company shall deliver to the Acquirer promptly (but in any event within two Business Days) after transmission thereof, copies of any general written communication from the Company or any of its subsidiaries to its stockholders generally, or the financial community at large, and any reports and amendments thereto filed by the Company or any of its subsidiaries with any securities exchange or Governmental Authority, in each case after the date of this Agreement.

     6.9. Election of Directors. Immediately following the First Closing, the Board shall consist of nine (9) directors. Eight (8) of such directors shall be designees of Acquirer, one (1) of such directors shall be the Company's Chief Executive Officer, immediately prior to the First Closing. The parties shall use their best efforts to obtain the resignations of certain existing directors, and to provide for the appointment of Acquirer's designees, in order to effectuate the immediately preceding sentence.

     6.10. Director and Officer Liability. (a) From and after the First Closing, Acquirer shall (as long as it controls the Company) cause the Company to indemnify and hold harmless each person who is, or has been at any time prior to the date hereof or who becomes prior to the First Closing, an officer or director of the Company or is or was serving at the request of the Company as a director or officer of an Affiliate of the Company, an Employee Benefit Plan or related trust, in respect of acts or omissions occurring prior to the First Closing (the "Indemnified Parties") (including but not limited to the transactions contemplated by this Agreement) to the extent provided under the Company's Articles of Incorporation, Bylaws and Indemnity Agreements between the Company and any of its officers ("Indemnity Agreements") in effect on the date hereof and, with respect to the Company's Articles of Incorporation and Bylaws, shall

                                      (A)28
not permit the amendment of such provisions in any manner adverse to the Indemnified Parties for a period of three years from and after the date hereof; provided, however, that such indemnification shall be subject to any limitation imposed from time to time under applicable law. For six years after the First Closing, Acquirer shall (as long as it controls the Company) cause the Company to maintain current policies, if any, of officers' and directors' liability insurance maintained by the Company (provided that the Company may substitute therefor policies of a least the same coverage containing terms and conditions substantially equivalent) with respect to the acts or omissions occurring prior to the First Closing, including but not limited to the transactions contemplated by this Agreement, covering each Person currently covered by the Company's officers' and directors' liability insurance policy, if any, or who becomes covered by such policy prior to the First Closing; provided that in satisfying its obligation under this Section, the Company shall not be obligated to pay premiums in excess of 150% of the premium to be paid by the Company for such insurance in the fiscal year ending December 31, 1999, which amount has been disclosed to Acquirer, but provided further that the Company shall nevertheless be obligated to provide such coverage as of the First Closing as may be obtained for 150% of the premium to be paid by the Company for such insurance in the fiscal year ending December 31, 1999. (b) Except as otherwise set forth in the Indemnity Agreements, any determination to be made as to whether any Indemnified Party has met any standard of conduct imposed by law shall be made by legal counsel reasonably acceptable to such Indemnified Party and Acquirer, retained at the Company's expense. (c) This Section 6.10 is intended to benefit the Indemnified Parties, their heirs, executors and personal representatives and shall be binding on successors and assigns of Acquirer. (d) In the event any Indemnified Party is or becomes involved in any capacity in any action, proceeding or investigation for which he or she has a claim for indemnification against the Company under its Articles of Incorporation or Bylaws or under an Indemnity Agreement, including without limitation, the transactions contemplated by this Agreement, Acquirer shall (as long as it controls the Company) cause the Company to pay as incurred such Indemnified Party's legal and other expenses actually and reasonably incurred in connection therewith upon receipt of an undertaking by or on behalf of such Indemnified Party to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company.

     6.11. Indemnification. The Company agrees to indemnify, and hold the Acquirer and its successors harmless from any and all claims, damages, liability, losses, actions, suits or judgments whatsoever which may be presented, sustained, brought, or claimed against Acquirer and its successors, which arise out of, directly or indirectly, the Company's operation of the Company; provided however, the Company need not indemnify, or hold the Acquirer and its successors harmless for the same arising out of the sole negligence of the Acquirer or its successors.

     6.12. Change in Control. The Acquirer hereby acknowledges that the transactions contemplated by this Agreement and the other Transaction Documents will trigger certain "change of control" provisions contained in the Company's Loan Agreement with First Security Bank, N.A., as set forth in Section 4.6 of the Company Letter. Other than such Loan Agreement identified in the immediately previous sentence, there are no other agreements, contracts or other obligations of the Company, the Company's directors or the Company's officers which contain any "change of control" provisions or any other similar provisions.

                                      (A)29

     6.13. Taxes. The Company and each of its subsidiaries will, (i) timely file with the relevant taxing authority all material Returns and reports required to be filed by it, on a basis consistent with the elections, accounting methods, conventions and principles of taxation used for the most recent taxable periods for which Returns involving similar Tax items have been filed, and in a manner that does not unreasonably accelerate deductions or defer income, (ii) timely pay all Taxes due and payable, or establish proper reserves therefor in its books and records in accordance with GAAP, (iii) make adequate provision on its books and records, to the extent required in accordance with GAAP, for all Taxes due and payable after the First Closing, and (iv) promptly notify the Acquirer of any action, suit, proceeding, claim or audit pending against or with respect to it or any of its subsidiaries in respect of any material Taxes.

     6.14. Conveyance Taxes. The Acquirer and the Company shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp Taxes, any transfer, recording, registration and other fees, and any similar Taxes which become payable in connection with the transactions contemplated by this Agreement that are required or permitted to be paid on or before the First Closing. The Company shall pay any such Taxes which become payable in connection with the First Closing. The Key Shareholders shall pay any such Taxes which become payable in connection with the Second Closing. The Company Shareholders shall pay any such Taxes which become payable in connection with the Third Closing.

     6.15. Non-Competition Agreement. For and in consideration of Acquirer's purchase of the Company Shares held by certain Key Shareholders as described herein who are employees of the Company (individually, an "Employee") and each of them, agree they will not individually or together with others, directly or indirectly, engage in, assist, promote, be employed by, work for, or own (directly or indirectly) any interest or other equity (other than up to a five percent (5%) ownership interest of the outstanding stock of a publicly traded corporation) in, any entity which engages in the business or businesses of the Company or its successors. Each of the Employees agrees that this obligation shall be binding on him or her, while employed by or while otherwise working for or on behalf of the Company, and (a) for a period of twelve (12) months after the expiration of this Agreement or (b) through July 1, 2002 if the Employee's employment agreement with the Company is terminated by the Company for disability, Good Cause or upon mutual consent. The restrictive covenants set forth in this Section 6.15 shall terminate, and be of no further force and effect in the event Employee terminates his or her employment for Good Reason other then pursuant to Item (1) in the definition of Good Reason. Employee further agrees that he or she will not, either individually or together, make use of any of the Company's records, documents, information, trade-secrets, know-how or customer lists, or any other business knowledge of the Company regardless of its form, and will regard and preserve as confidential all knowledge and information pertaining to the business and business interests of the Company (and any of the Company's Key Shareholders or such Key Shareholders' parent, subsidiary, or affiliated corporations) obtained by them/him from any source whatsoever unless such information has been disseminated to the public other than by violation of the Employee's employment agreement with the Company. In the event of a breach of this Section 6.15, the parties agree that the Acquirer and the Company will be entitled to temporary and permanent injunctive relief, as well as any other remedies that may be available at law or equity.

                                      (A)30

                                   ARTICLE 7.

                 CONDITIONS TO PURCHASE AND SALE OF ISSUE SHARES

     7.1. Conditions to Obligations of the Acquirer and the Company. The obligations of the Acquirer to purchase the Issue Shares from the Company, and of the Company to issue and sell the Issue Shares to the Acquirer, are subject to satisfaction or waiver of the following conditions at the First Closing:

     7.1.1. No Prohibition. No statute, rule, regulation, judgment, order, decree, ruling, injunction, or other action shall have been entered, promulgated or enforced by any Governmental Authority that purports, seeks, or threatens to
(i) prohibit, restrain, enjoin, or restrict in a material manner, the purchase and sale of any Issue Shares as contemplated by this Agreement, or (ii) impose material adverse terms or conditions (not set forth herein) upon the purchase and sale of any Issue Shares as contemplated by this Agreement.

     7.1.2. Regulatory Compliance. All material filings with all Governmental Authorities required to be made in connection with the purchase and sale of the Issue Shares as contemplated by this Agreement shall have been made, all waiting periods thereunder shall have expired or terminated and all material orders, permits, waivers, authorizations, exemptions, and approvals of such entities required to be in effect on the date of the First Closing in connection with the purchase and sale of the Issue Shares as contemplated by this Agreement shall have been issued, all such orders, permits, waivers, authorizations, exemptions or approvals shall be in full force and effect on the date of the First Closing; provided, however, that no provision of this Agreement shall be construed as requiring any party to accept, in connection with obtaining any requisite approval, clearance or assurance of non-opposition, avoiding any challenge, or negotiating any settlement, any condition that would (i) materially change or restrict the manner in which the Company or the Acquirer conducts or proposes to conduct its businesses, or (ii) impose material terms or conditions (not set forth herein) upon the purchase and sale of any Issue Shares as contemplated by this Agreement.

     7.2. Conditions to Obligations of the Acquirer. In addition to the conditions set forth in Section 7.1, the obligation of the Acquirer to purchase from the Company any Issue Shares is subject to satisfaction or waiver of the following conditions at the First Closing of such purchase:

     7.2.1. Directors. Provision shall have been made to the satisfaction of the Acquirer that the Board will have the composition described in Section 6.9.

     7.2.2. Performance. The Company shall have performed in all material respects its obligations under this Agreement to the date of the First Closing.

     7.2.3. Amended Bylaws. The Amended Bylaws shall have been duly authorized, approved and effected.

     7.2.4. Key Shareholders Exchange Agreement. The Key Shareholders Exchange Agreement shall have been entered into, shall not have been terminated, shall not have been breached, and shall be in full force and effect with respect to each of the Key Shareholders.

                                      (A)31

     7.2.5. Key Shareholders Employment Agreements. The Key Shareholders Employment Agreements shall have been entered into, shall not have been terminated, shall not have been breached, and shall be in full force and effect with respect to each of the Key Shareholders.

     7.2.6. Closing Deliveries. The Company shall have delivered, or shall be delivering concurrently with the First Closing, the documents and instruments required to be delivered by the Company pursuant to Section 2.2.2.

     7.2.7. Representations and Warranties True. Except as otherwise contemplated by this Agreement and except for the representations and warranties of the Company set forth in Section 4.3 which shall be accurate in all respects as of the date when made and at and as of the First Closing as though newly made at and as of that time, the representations and warranties of the Company contained in this Agreement which are qualified as to materiality (which shall include Section 4.8) shall be true and correct and which are not so qualified shall be true and correct in all material respects, in each case, as of the date when made and at and as of the First Closing as though newly made at and as of that time, except that the Company's financial statements shall continue to be true only as of the respective dates covered thereby.

     7.2.8. Certificate. The Company shall have delivered to the Acquirer a certificate dated as of the First Closing and signed by the Chief Executive Officer of the Company certifying as to (i) the accuracy, as of the date when made and at and as of the First Closing as though newly made at and as of that time, of the representations and warranties of the Company set forth in Section
4.3 and the representations and warranties of the Company contained in this Agreement which are qualified as to materiality, (ii) the accuracy, as of the date when made and at and as of the First Closing as though newly made at and as of that time, in all material respects of the representations and warranties of the Company contained in this Agreement which are not so qualified; provided that the Company's representations and warranties contained in this Agreement as to the Company's financial statements shall continue to be true only as of the respective dates covered thereby and (iii) the performance of the obligations required by the Company to be performed under this Agreement as of the First Closing.

     7.2.9. Credit Agreements. The Company shall have secured amendments to or waivers under, in each case, in form and substance reasonably satisfactory to the Acquirer, its material credit agreements and arrangements such that none of the transactions contemplated by this Agreement or the other Transaction Documents will constitute a breach or default of or an event that, with notice or lapse of time or both would be a breach or default, under such credit agreements or arrangements.

     7.2.10. Issue Shares. The Issue Shares shall have been validly issued, and shall be duly authorized, fully paid and non-assessable, and the Acquirer shall have received an opinion of Counsel, substantially in the form of Annex E hereto, setting forth the opinions of such counsel with respect to the issues in the such Annex E.

     7.2.11. Items in Company Letter. The items in the Company Letter shall be accurate in all material respects as of the date of the date of the First Closing, and the Company

                                      (A)32
shall deliver to the Purchase a certificate to such effect at the First Closing. Acquirer shall be satisfied that the claims and matters described in the Company Letter, individually, collectively with each other or collectively with any breaches of representations and warranties and/or other facts and circumstances, which have not been disclosed as of the date of this Agreement, have not resulted in, and would not reasonably be expected to result in, a Material Adverse Effect.

     7.3. Conditions to Obligations of the Company. In addition to the conditions set forth in Section 7.1, the obligation of the Company to issue and sell to the Acquirer the Issue Shares is subject to satisfaction or waiver of the following conditions at the First Closing:

     7.3.1. Performance. The Acquirer shall have performed in all material respects its obligations under this Agreement to the date of the First Closing.

     7.3.2. Representations and Warranties True. Except as otherwise contemplated by this Agreement, the representations and warranties of the Acquirer contained in this Agreement which are qualified as to materiality shall be true and correct and which are not so qualified shall be true and correct in all material respects, in each case, as of the date when made and at and as of the First Closing as though newly made at and as of that time.

     7.3.3. Closing Deliveries. The Acquirer shall have delivered, or shall be delivering concurrently with the First Closing, the documents and instruments required to be delivered by the Acquirer pursuant to Section 2.2.1.

     7.3.4. Certificate. The Acquirer shall have delivered to the Company a certificate dated as of the First Closing and signed by a duly authorized officer of the Acquirer certifying as to the accuracy in all material respects of the representations and warranties of the Acquirer set forth in this Agreement and the performance of the obligations required by the Acquirer to be performed under this Agreement as of the First Closing.

     7.4. Post-Closing Conditions. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the parties will take such further action (including the execution and delivery of such further instruments and documents) as any other party reasonably may request, all at the sole cost and expense of the requesting party. The Company acknowledges and agrees that from and after the First Closing the Acquirer will be entitled to possession of copies of all documents, books, records (including Tax records), agreements, and financial data of any sort relating to the Company and its subsidiaries.

                                   ARTICLE 8.

                                   TERMINATION

     8.1. Termination by the Company. The Company may terminate this Agreement, to the extent not performed:

     (a) if there shall not have been a material uncured breach by the Company of any representation, warranty, covenant or agreement set forth herein and there shall have been a material breach by the Acquirer of any representation, warranty, covenant, or agreement set forth

                                      (A)33
herein, which breach shall not have been cured within twenty (20) days of the Acquirer's receipt of written notice specifying Acquirer's breach and the Company's intention to terminate this Agreement pursuant to this Section 8.1, in which case the Acquirer shall pay to the Company a termination fee of $3,000,000 (the "Acquirer Termination Fee"); or

     (b) upon payment to the Acquirer of $3,000,000 (the "Company Termination Fee") by bank cashier's check or wire transfer to an account designated by the Acquirer for this purpose and either five Business Days shall have elapsed after receipt by the Acquirer of the Notice of Superior Proposal or the Board shall have withdrawn, modified or changed in a manner adverse to the Acquirer its approval or recommendation of the Exchange Offer or the other transactions contemplated by this Agreement or shall have recommended another offer, or shall have adopted any resolution to effect any of the foregoing, in any case, only if the Board determines in good faith, after consultation with and based upon written advice of outside legal counsel, that a failure to do so would be contrary to its fiduciary obligations.

     8.2. Termination by the Acquirer. The Acquirer may terminate this Agreement to the extent not performed, if there shall not have been a material uncured breach by the Acquirer of any representation, warranty, covenant, or agreement set forth herein and there shall have been a material breach by the Company of any representation, warranty, covenant or agreement set forth herein, which breach shall not have been cured within twenty (20) days of the Company's receipt of written notice specifying the Company's breach and the Acquirer's intention to terminate this Agreement pursuant to this Section 8.2. In addition, the Acquirer may terminate any or all of its obligations under this Agreement, to the extent not performed, if (a) the Board shall have (i) withdrawn (ii) modified, or (iii) changed (including by amendment of the Board Recommendation Statement) in a manner adverse to the Acquirer, its approval or recommendation of the Exchange Offer or the other transactions contemplated by this Agreement or shall have recommended another offer, or shall have adopted any resolution to effect any of the foregoing, (b) a Third Party Acquisition has occurred or any Third Person shall have entered into a definitive agreement or an agreement in principle with the Company with respect to a Third Party Acquisition at any time prior to, or during the twelve (12) month period immediately following, the termination of this Agreement or (c) the Company fails to comply with Section
6.4 hereof because of the last sentence of Section 6.4. The Company shall immediately pay Acquirer the Company Termination Fee if Acquirer terminates this Agreement pursuant to clauses (a), (b) or (c) of the immediately preceding sentence.

     8.3. Termination by the Acquirer or the Company. The Acquirer or the Company may terminate this Agreement (i) to the extent that performance thereof is prohibited, enjoined or otherwise materially restrained by any final, non-appealable judgment, ruling, order or decree of any Governmental Authority, provided that the party seeking to terminate its obligations hereunder pursuant to this Section 8.3(i) shall have used its commercially reasonable efforts to remove such prohibition, injunction, or restraint, (ii) if the purchase by the Acquirer of the Issue Shares and the Exchange Offer Shares shall not have been completed by April 30, 2001 and the failure of such purchase to have been completed on or before such date did not result from the failure by the party seeking termination of this Agreement to fulfill in all material respects any undertaking or commitment provided for herein that is required to be fulfilled by such party prior to such time or (iii) by mutual written consent of the Acquirer and the Company.

                                      (A)34

     8.4. Effect of Termination. In the event of the termination of this Agreement, neither the Acquirer nor the Company shall have any liability or further obligation to perform hereunder from and after the date of such termination, except that Sections 6.3.2 (Confidentiality), 6.6 (Public Announcements), 9.2 (Governing Law), 9.3 (Expenses), and 9.4 (Notices) shall survive such termination and remain in full force and effect notwithstanding such termination, and provided further that no event of termination shall relieve either party hereto from paying the Company Termination Fee or the Acquirer Termination Fee, as the case may be, as a result of an intentional breach of this Agreement prior to such termination.

                                   ARTICLE 9.

                                  MISCELLANEOUS

     9.1. Survival of Representations and Warranties. Regardless of any party's investigations prior to the First Closing, the representations and warranties contained herein shall survive the First Closing and shall terminate and expire on the first anniversary of the date of the First Closing, except for Section
4.17 (Environmental) and Section 4.10 (Tax), which shall terminate and expire on the sixth anniversary of the date of the First Closing, unless on or before such first or sixth anniversary, as the case may be, either party has notified the other party in writing of a claim with respect to such representation or warranty in which case such representation or warranty shall survive until termination or resolution of such claim.

     9.2. Governing Law; Consent to Jurisdiction. This Agreement shall be governed by, construed under and enforced in accordance with, the laws of the State of Idaho without regard to its conflict-of-laws principles. The Acquirer and the Company agree that (i) any legal action or proceeding arising out of or in connection with this Agreement or the transactions contemplated hereby shall be brought exclusively in the courts of the State of Idaho or the Federal courts of the United States of America sitting in Idaho, (ii) each irrevocably submits to the jurisdiction of each such court, and (iii) any summons, pleading, judgment, memorandum of law, or other paper relevant to any such action or proceeding shall be sufficiently served if delivered to the recipient thereof by certified or registered mail (with return receipt) at its address set forth in
Section 9.4. Nothing in the preceding sentence shall affect the right of any party to proceed in any jurisdiction for the enforcement or execution of any judgment, decree or order made by a court specified in said sentence.

9.3. Expenses. Each of the parties shall pay its own expenses incurred in connection with the negotiation and preparation of this Agreement and the other Transaction Documents, the performance of its covenants herein and therein, and the effectuation of the transactions contemplated hereby and thereby, including, without limitation, all fees and disbursements of its respective legal counsel, advisors, and accountants; provided, however, that nothing in this Section 9.3 shall negate any obligation of the Company to pay the Company Termination Fee nor any obligation of the Acquirer to pay the Acquirer Termination Fee. Each party to this Agreement shall indemnify and hold harmless the other against any claim for fees or commissions of brokers, finders, agents, or bankers retained or purportedly retained by the indemnitor party in connection with the transactions contemplated by this Agreement or any other Transaction Document.


                                      (A)35

     9.4. Notices. In case of any event or circumstance giving rise to an obligation of the Acquirer or the Company to provide notice hereunder, such notice shall be delivered within the time specifically set forth herein or, if no such time is specified, then as promptly as practicable after becoming aware of such event or circumstance. Any notice required or permitted to be given under this Agreement shall be written, and may be given by personal delivery, by cable, telecopy, telex or telegram (with a confirmation copy mailed as follows), by Federal Express, United Parcel Service, DHL, or other reputable commercial delivery service, or by registered or certified mail, first- class postage prepaid, return receipt requested. Notice shall be deemed given upon actual receipt. Mailed notices shall be addressed as follows, but each party may change address by written notice in accordance with this paragraph.

         To the Company:

         RMC Holdings, Inc.
         150 Federal Way, 4th Floor
         Boise, Idaho 83705
         Attention:  Chief Executive Officer

         with a copy to:

         Stoel Rives LLP
         101 S. Capital Blvd., Ste. 1900
         Boise, Idaho 83702
         Attention: Paul M. Boyd, Esq.

         To the Acquirer:

         IDACORP, Inc.
         1221 W. Idaho Street,
         Boise, Idaho 83702-5627
         Attention:  Chief Executive Officer

         with a copy to:

         LeBoeuf, Lamb, Greene & MacRae, L.L.P.
         125 West 55th St.
         New York, NY, 10019
         Attention:  William S. Lamb, Esq.

     9.5. Waiver. Each party hereto may in its sole discretion (i) extend the time for the performance of any of the obligations or other acts of the other party hereunder, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document, certificate or writing delivered pursuant hereto or (iii) waive compliance by the other party with any of the agreements or conditions contained herein. No term or provision hereof shall be deemed waived and no breach hereof excused unless such waiver or consent shall be in

                                      (A)36
writing and signed by the party claimed to have waived or consented. No waiver hereunder shall apply or be construed to apply beyond its expressly stated terms. No failure to exercise and no delay in exercising any right, remedy, power or privilege hereunder shall operate as a waiver thereof, and no single or partial exercise of any right, remedy, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. No failure to insist upon strict performance of any term or provision of this Agreement, or to exercise any right hereunder, shall be construed as a waiver or as a relinquishment of such term, provision, or right.

     9.6. The Acquirer Subsidiaries; Successors, Assignment, and Parties in Interest. This Agreement and the rights hereunder may not be assigned by the Acquirer or the Company without the prior written consent of the other party, which may be given or withheld in the other party's discretion, except that the Acquirer may (i) exercise any or all rights and/or fulfill any or all obligations under this Agreement (including, without limitation, the purchase of any Issue Shares and Exchange Offer Shares) in conjunction with or through one or more direct or indirect majority owned subsidiaries of the Acquirer; and/or
(ii) assign this Agreement to an Affiliate or Affiliates of the Acquirer; provided that the Acquirer (a) may not perform any obligations through a subsidiary or assign this Agreement to an Affiliate prior to the First Closing if doing so would delay the First Closing, and (b) shall remain liable for all of its obligations under this Agreement not fully performed by its subsidiaries or assignees. This Agreement shall be binding upon and inure solely to the benefit of the Acquirer and the Company and their respective successors and permitted assigns, and nothing in this Agreement (except for Section 6.10 or 6.12), express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

     9.7. Entire Agreement. This Agreement, together with the Key Shareholder Agreement, Company Letter, other Transaction Documents and the Confidentiality Agreement, constitutes the entire agreement between the Acquirer and the Company with respect to the subject matter hereof and thereof and the transactions contemplated hereby and thereby and supersedes all prior or contemporaneous, written or oral agreements or understandings with respect thereto (including without limitation all term sheets). The parties acknowledge that their agreements hereunder and thereunder were not procured through representations or agreements not set forth herein or therein.

     9.8. Amendment. This Agreement may be amended only to the extent permissible under applicable law and only by a written instrument executed and delivered by a duly authorized officer of the Acquirer and a duly authorized officer of the Company.

     9.9. Severability. The provisions set forth in this Agreement and the other Transaction Documents are severable. If any provision of this Agreement or any other Transaction Document is held invalid or unenforceable in any jurisdiction, the remainder of this Agreement and the other Transaction Documents, and the application of such provision to other persons or circumstances, shall not be affected thereby, and shall remain valid and enforceable in such jurisdiction, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                                      (A)37

     9.10. Cumulation of Remedies. All remedies available to any party for breach or non-performance of this Agreement or any other Transaction Document are cumulative and not exclusive of any rights, remedies, powers or privileges provided by law, and may be exercised concurrently or separately, and the exercise of any one remedy shall not be deemed an election of such remedy to the exclusion of other remedies.

     9.11. Fair Construction. This Agreement and the other Transaction Documents shall be deemed the joint work product of the Acquirer and the Company without regard to the identity of the draftsperson, and any rule of construction that a document shall be interpreted or construed against the drafting party shall not be applicable. The representations and warranties contained in this Agreement shall not be qualified or reduced in scope by the knowledge of either party that one or more of the representations or warranties of the other party are, or may be, inaccurate.

     9.12. Headings; References. Headings used in this Agreement and the other Transaction Documents are inserted as a matter of convenience and for reference, do not constitute a part of this Agreement or the other Transaction Document, as the case may be, for any other purpose, and shall not affect the interpretation or enforcement hereof or thereof. References herein or therein to Sections, Exhibits and Annexes are, unless otherwise designated, references to the specified Section, Exhibit or Annex hereof, as the case may be.

     9.13. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                                      (A)38

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

RMC HOLDINGS, INC.


         /s/ Michael A. Lukes
By:      -----------------------------------

Name:        Michael A. Lukes

Title:




IDACORP, INC.


        /s/ Richard Riazzi
By:     ------------------------------------

Name:        Richard Riazzi

Title:


                                      (A)39

                                     ANNEX A

                                 PROMISSORY NOTE


                                      (A)A-1

                                    TERM NOTE

$16,569,562.00                                                     Boise, Idaho
                                                                  August 9, 2000

     For value received, the undersigned, IDACORP, INC., an Idaho corporation (the "Purchaser"), hereby promises to pay ON DEMAND, but in any event no later than July 31, 2005, to the order of RMC HOLDINGS, INC., and Idaho corporation (the "Issuer"), at its main office in Boise, Idaho, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America and in immediately available funds, the principal sum of Sixteen Million, Five Hundred Sixty-Nine Thousand, Five Hundred Sixty-Two and no/100 Dollars ($16,569,562.00) or, if less, the aggregate unpaid principal amount of the Issue Price set forth in the Acquisition Agreement (defined below), together with interest on the principal amount hereunder remaining unpaid from time to time from the date hereof until this Note is fully paid, at a floating interest rate equal to the 30-day monthly average A2-P2 commercial paper rate of IDACORP, INC., plus 100 basis points. If at any time during the term IDACORP's rating is reduced, the above interest rate will be adjusted accordingly. Interest shall be due and payable quarterly in arrears. This Note may be prepaid at any time without penalty.

     This Note is issued pursuant to an Acquisition Agreement dated as of August 1, 2000 by and between the Purchaser and the Issuer (the "Acquisition Agreement"). This Note evidences the indebtedness of the Purchaser to the Issuer for payment of the Issue Price (as defined in the Acquisition Agreement). This note is unsecured.

     This Note shall be governed by the substantive laws of the State of Idaho, without regard to conflicts of law provisions thereunder.

     Presentment or other demand for payment, notice of dishonor and protest are expressly waived.

     IN WITNESS WHEREOF, the undersigned has executed this Note on the date first above written.

                                     IDACORP, INC.


                                     /s/ Richard Riazzi
                                     -------------------------
                                     Richard Riazzi,
                                     Sr. Vice President
                                     Generation & Marketing


                                     /s/ Patrick A. Harrington
                                     -------------------------
                                     Witness
                                     Patrick A. Harrington



                                     (A)A-2

                                     ANNEX B

                       KEY SHAREHOLDERS EXCHANGE AGREEMENT

[Attached as Annex B to the Prospectus]

                                      (A)B-1

                                     ANNEX C

                 FORM OF KEY SHAREHOLDERS EMPLOYMENT AGREEMENTS


                                      (A)C-1

                          FORM OF EMPLOYMENT AGREEMENT

     This Employment Agreement ("Agreement") is entered into as of the ---- day of August, 2000, by and between RMC Holdings, Inc., an Idaho corporation ("RMCI" or "Company") and ----------- ("Employee"). This Agreement is entered into incident to that certain Acquisition Agreement (a copy of which is attached hereto and incorporated herein by reference) ("Acquisition Agreement") dated August 1, 2000 by and between IDACORP, Inc. as Acquirer and the Company as Seller.

                              A. Terms of Agreement

     This Agreement shall become effective on the "First Closing" as defined in the Acquisition Agreement and shall continue for a term of -------- (--) year(s). During the term of this Agreement, Employee shall be --------------------------- of/at RMCI. Employee agrees to devote his or her full professional time and services to the business and affairs of RMCI during the term of this Agreement in such manner as will, in RMCI's good faith judgment, preserve and promote the best interests of RMCI. Specifically, Employee will work for the growth and profitability of RMCI. During the term of this Agreement, Employee shall not directly or indirectly engage in any other business, profession or occupation for compensation or otherwise which would conflict with or prevent Employee from performing his or her duties hereunder; provided, however, that nothing herein shall be construed as preventing Employee from: (i) investing Employee's assets in a manner which shall not require any material services on Employee's part in the operations or affairs of the companies or other entities in which such investments are made; (ii) serving on the board of directors of any company, provided Employee receives the approval in writing from the Board (as hereinafter defined) and provided further, that

                                      (A)C-2

Employee shall not be required to render any material services with respect to the operations or affairs of any such company; or (iii) engaging in religious, charitable or other community or non-profit activities which do not impair Employee's ability to fulfill his or her duties and responsibilities under this Agreement. Employee agrees to comply with all conflict of interest provisions of RMCI's personnel policies, in addition to the requirements of this Agreement. Employee recognizes that he or she will be required to partake in such reasonable travel as may be necessary for the performance of job-related duties.

                                    B. Duties

     The Employee shall perform such duties as are or may be specified by the board of directors of RMCI (the "Board") or the Board's designee. A review of this Agreement and an evaluation of Employee's performance shall be conducted every twelve (12) months or as otherwise deemed appropriate by the Board.

                                 C. Compensation

     1. [(a) As additional consideration for Employee's execution of this Agreement and compliance with the terms and conditions hereof, the Company will pay to Employee a one-time signing bonus equal to ----% of Employee's Base Salary as set forth below, promptly after the execution of this Agreement.]

     (b) During the term of this Agreement, RMCI agrees to pay to Employee compensation as follows: A base salary of $--------------- per annum ("Base Salary") commencing effective ---------------, ----------. During ----------, and annually during the remainder of this Agreement and any renewal thereof, Employee's Base Salary will be reviewed every twelve (12) months and adjusted, if appropriate, based upon Employee's

                                      (A)C-3
performance and the performance of RMCI. The above Base Salary shall be payable on a bi-weekly basis, or on such other basis, not less frequently than monthly, as RMCI may select.

     (c) At the end of RMCI's fiscal year, Employee shall be eligible to receive an annual bonus ("Bonus") conditioned upon Employee's performance against performance objectives and target goals established by the Board, which target goals and objectives shall be achievable, realistic, and reasonable, based upon the overall performance goals of the Company.

     (d) Base Salary and Bonus compensation paid to Employee shall be in addition to any contribution made by RMCI for the benefit of Employee to any qualified pension plan or 401(k) plan maintained by RMCI for the exclusive benefit of its employees or Employee. RMCI shall provide to Employee and Employee's spouse and dependent children, if any, at least the same coverage and participation that RMCI provides to other management personnel and their families with respect to accident insurance and disability insurance. If such insurance is available at standard rates or better, RMCI shall provide Employee extended disability insurance coverage in the amount equal to ----% of Employee's annual Base Salary. RMCI shall provide Employee with -------- (---) weeks of paid vacation and such sick leave benefits that RMCI provides to other management employees. Employee's vacation not used in any calendar year may be carried over into the next calendar year. Employee is responsible for scheduling and using vacation consistent with his or her duties and the needs of Company. Upon termination of employment for any reason, Employee shall be paid for all available but unused vacation. Employee shall accurately report days properly chargeable to vacation leave. The Employee will be eligible for any medical, dental or life insurance coverage that RMCI provides to other management employees.

                                      (A)C-4

     (e) Employee shall be entitled to reimbursement from RMCI for all actual documented expenses incurred by Employee in the performance of Employee's duties under this Agreement in accordance with RMCI's policies for executive employees.

     2. Employee agrees to abide by and be subject to all other terms of RMCI's personnel policies except for matters controlled by this Agreement.

                          D. Discoveries and Inventions

     1. As a matter of record, and in order to assist RMCI in determining its rights to any discoveries and inventions in connection with Employee's employment, Employee has listed (at the end of this Agreement) all inventions, copyrighted material, patents and patent applications which Employee owns or has any interest in and which were conceived of, or first reduced to practice, prior to Employee's employment with RMCI, all of which shall remain Employee's property. If nothing is listed below, Employee agrees that RMCI may conclusively assume that Employee claims no interest in any inventions, copyrighted material, patents or patent applications.

     2. Employee agrees that all discoveries and inventions which relate in any manner to the business or the future business of RMCI, and which are conceived or made by Employee (either alone or with others) during Employee's employment with RMCI, will be the sole property of RMCI. Employee will promptly disclose these discoveries and inventions to any other persons. Employee hereby assigns to RMCI all of Employee's right to such discoveries and inventions, and Employee will sign such additional documents as RMCI from time to time considers advisable in order to complete these assignments and to apply for patent or copyright protection in the name of RMCI. Employee agrees that, for purposes of this Agreement, the term "discoveries and inventions" shall have the broadest
meaning,  including  new  products,   machines,  methods,


                                      (A)C-5
processes, software programs, documents, improvements, compositions of matter, and designs or configurations.

                            E. Termination Provisions

     1. The employment of Employee shall terminate immediately upon Employee's death. In the discretion of the Board, the employment of Employee may be immediately terminated if Employee becomes unable by reason of physical or mental disability to render the services called for in this Agreement. Employee's salary and his or her participation in any bonus plan, pension plan or 401(k) plan, and fringe benefits will terminate upon Employee's death or inability to render the services unless any plan benefits are extended pursuant to the terms of such plans or applicable law. Upon such disability or death, Employee or Employee's estate, as applicable, shall have the right to receive all compensation due to Employee as of and to the date of Employee's death, or termination of employment due to disability, as applicable.

     2. This Agreement may be terminated at any time by RMCI for Good Cause. "Good Cause" is hereby defined to mean (1) failure to diligently and competently perform the duties of the position as assigned by the Board, in each instance where such failure (if curable) continues or recurs more than 10 days after notice from the Company specifying such failure and demanding its discontinuance; (2) misconduct, dishonesty (dishonesty shall include, but is not limited to, intentional misrepresentation of material fact to the Board of RMCI; theft of property; misuse of assets funds or personnel; or violation of RMCI written policies); (3) any act materially detrimental to the good will of RMCI or damaging to RMCI's relationships with its customers, suppliers or employees, as determined in the good faith judgment of the Board; (4) conviction of a felony or of a misdemeanor involving moral turpitude; (5) a material breach of any provision of this Agreement, if such breach continues or recurs more than 30 days after notice from the

                                      (A)C-6

Company specifying the action which constitutes the breach and demanding its discontinuance; or (6) any other act which materially harms or threatens to harm the financial stability of RMCI as determined in the reasonable judgment of the Board. In the event of termination for Good Cause, Employee shall not be entitled to any Base Salary or Bonus after the date of termination.

         3. This Agreement may also be terminated by the mutual written consent of the parties without Good Cause, provided that, at the sole option of RMCI, the Employee shall act as a consultant to RMCI for a period of up to ninety (90) days from the date of such mutual termination. During such period of consultation Employee shall receive compensation equal to his or her most recent Base Salary and benefits, and shall perform such duties as may be assigned by the Board. In the event of the Employee's termination of this Agreement without the written mutual consent from RMCI (other than a termination for Good Reason as described below), Employee shall not be entitled to receive any Base Salary or Bonus after the date of such termination, and RMCI shall have the right to pursue the remedies referenced in Section E.6 below.

         4. Employee may terminate his or her employment hereunder at any time for Good Reason. As used in this Agreement, "Good Reason" shall mean: (1) the assignment to Employee of any duties inconsistent with his or her title, education, training, experience and performance as reasonably determined by the Board which continues uncorrected for 30 days following written notice thereof by Employee to the Company; (2) a reduction in Employee's Base Salary without the Employee's consent; (3) any other willful and material breach of this Agreement by the Company which continues uncorrected for 30 days following written notice thereof by Employee to the Company; or (4) any change of control of the Company resulting from any persons (including any corporation, partnership, joint venture, trust, association, or individual) other than

                                      (A)C-7
an existing shareholder of the Company (including IDACORP) or any entity which is and remains controlled by, under common control with or established for the benefit of existing shareholders of the Company and their immediate family), acquiring all or substantially all of the Company's operating assets, excluding, however, any acquisition of Company stock by IDACORP pursuant to the Acquisition Agreement and the other agreements referenced therein.

     5. If RMCI terminates Employee's employment for any reason other than for death, disability, Good Cause or upon mutual consent as described above, or if Employee terminates his or her employment for Good Reason (except as provided in 5(e) below), then Employee shall receive the following within 30 days after said termination:

     (a) If Employee is terminated prior to the scheduled expiration of this Agreement, an amount equal to the greater of (i) Employee's then annual Base Salary, or (ii) the remaining salary to be paid to Employee through the remaining term of this Agreement.

     (b) A pro-rata share of that year's target Bonus amount, to the extent earned at the date of termination, based on Employee's length of service that year.

     (c) Employee's accrued vacation at the time of termination.

     (d) To the extent permitted under RMCI's benefit plans, RMCI shall continue to provide Employee with the same accident, basic disability insurance, and additional disability insurance which was provided to Employee during the term of Employee's employment. RMCI shall, to the extent permitted, continue to provide those benefits until Employee finds other employment, or for a nine (9) month period, whichever date first occurs.

     (e) In addition to the foregoing, any shares of IDACORP stock which are held in escrow pursuant to the terms of the Key Shareholders Exchange Agreement (as defined in the Acquisition Agreement) shall immediately vest, and the stock certificates therefor shall be

                                      (A)C-8
delivered promptly out of escrow to Employee; provided, that such shares of IDACORP stock shall not vest in the event Employee terminates his or her employment pursuant to subsection E.4(1) above. Notwithstanding any provisions of this Section E.5 which restrict the vesting of such shares of IDACORP stock, the Board shall have the right to waive such restrictions and allow the vesting of part or all of such IDACORP stock as it deems appropriate in its sole discretion.

     6. All disputes between Employee and the Company that otherwise could be resolved in court shall be resolved instead by the following alternate dispute resolution process ("Process").

     (a) This Process applies to all disputes between Employee and the Company arising out of or related to this Agreement or Employee's employment by the Company. Disputes subject to this Process include but are not limited to pay disputes, contract disputes, wrongful termination disputes and discrimination, harassment or civil rights disputes. This Process applies to disputes Employee may have with any of the Company's employees or agents so long as the person with whom Employee has the dispute is also bound by or consents to this Process. This Process applies regardless of when the dispute arises and will remain in effect after Employee's employment with the Company ends, regardless of the reason it ends. This Process does not apply, however, to workers' compensation or unemployment compensation claims.

     (b) Employee and the Company agree to attempt to resolve all disputes first by direct negotiations. If direct negotiations are not successful, the parties shall then use mediation. They shall first attempt to agree upon a mediator. If unable to agree, they shall request mediation under the Employment Dispute Resolution Rules of the AAA as administered through its Seattle, Washington office. Temporary or interim injunctive relief may be sought without mediating first.

                                      (A)C-9

Any failure to mediate shall not affect the validity of an arbitration award or the obligation to arbitrate.

     (c) If the dispute is not resolved through mediation, the parties shall submit their dispute to arbitration under the Employment Dispute Resolution Rules of the American Arbitration Association as administered through its Seattle, Washington office. Unless otherwise agreed, any mediation hearing and arbitration hearing shall be held in Boise, Idaho. The decision of the arbitrator shall be final and binding on the parties and on all persons and entities claiming through the parties. Submission of their dispute to arbitration shall be the exclusive means for resolving the dispute, to the exclusion of any trial by a court or jury. All disputes that are not resolved by agreement (in mediation or otherwise) shall be determined by binding arbitration.

     (d) Either party may request a court to issue such temporary or interim relief (including temporary restraining orders and preliminary injunctions) as may be appropriate, either before or after mediation or arbitration is commenced. The temporary or interim relief shall remain in effect pending the outcome of mediation or arbitration. No such request shall be a waiver of the right to submit any dispute to mediation or arbitration.

     (e) Unless agreed otherwise, the parties shall share equally all AAA administrative expenses and the costs and fees of the mediator and arbitrator. Each party shall be responsible for its own costs, attorneys fees, and witness fees, if any. However, if any party prevails on a statutory or contract claim that provides for prevailing party attorneys fees, the arbitrator may award reasonable attorneys fees to the prevailing party.

     (f)  This  dispute   resolution   process  does  not  guarantee   continued
employment, require discharge only for Good Cause, or require any particular corrective action or discharge procedures.

                                      (A)C-10

         7. If any portion of this Agreement shall be declared to be invalid, illegal or unenforceable by any court of competent jurisdiction, such portion shall be deemed modified to the extent necessary to comply with applicable law, and such modification shall, to the extent possible, comply with the intent of the parties as expressed in this Agreement, and the remaining portions of this Agreement shall continue in full force and effect. This Agreement can only be modified or amended by the written agreement of the parties, and this Agreement shall be binding upon and inure to the benefit of the heirs, assigns and successors in interest of the parties hereto.

     8. This Agreement will be construed and interpreted in accordance with the laws of the State of Idaho.

     9. This Agreement shall automatically renew for successive one (1) year periods unless either party shall provide written notice to the other at least ninety (90) days prior to expiration of the current term that the Agreement will not be renewed.

                               F. Non-Competition

     Employee acknowledges and agrees that the non-competition agreement set forth in Section 6.15 of the Acquisition Agreement applies to him or her and is specifically incorporated by reference herein and made a part hereof. Accordingly, Employee hereby agrees he or she will not individually or together with others, directly or indirectly, engage in, assist, promote, be employed by, work for, or own (directly or indirectly) any interest or other equity (other than up to a five percent (5%) ownership interest of the outstanding stock of a publicly traded corporation) in, any entity which engages in the business or businesses of the Company or its successors. Employee agrees that this obligation shall be binding on him or her, while employed by or while otherwise working for or on behalf of the Company, and (a) for a period of twelve (12) months after the expiration of this Agreement or (b) through July 1, 2002 if this Agreement

                                      (A)C-11
is terminated by the Company for disability, Good Cause or upon mutual consent. The restrictive covenants set forth in this Section F shall terminate, and be of no further force and effect, in the event Employee terminates his or her employment for Good Reason, other than pursuant to Section E.4(1) above. Employee further agrees that he or she will not, either individually or together, make use of any of the Company's records, documents, information, trade-secrets, know-how or customer lists, or any other business knowledge of the Company regardless of its form, and will regard and preserve as confidential all knowledge and information pertaining to the business and business interests of the Company (and any of the Company's Key Shareholders or such Key
Shareholders' parent, subsidiary, or affiliated corporations) obtained by them/him from any source whatsoever unless such information has been disseminated to the public other than by violation of this Agreement. In the event of a breach of this Section F, the parties agree that the Acquirer and the Company will be entitled to temporary and permanent injunctive relief, as well as any other remedies that may be available at law or equity.

                               G. Representations

     1. All rights and duties of Employee under this Agreement are personal to him or her, and shall not be assignable to any other person or entity, except as herein specifically provided.

     2. The existence and terms of this Agreement are considered to be confidential by each party and shall not be disclosed to others by the parties hereto.

     3. In the event that a conflict exists between this Agreement and the Acquisition Agreement, the terms of the Acquisition Agreement will control and the conflicting provision of this Agreement will be without force or effect.

     4. This Agreement shall inure to the benefit of and be binding upon RMCI, Employee and their respective successors, heirs and permitted assigns.

                                      (A)C-12

     5. This Agreement (with the incorporation of the Acquisition Agreement) constitutes the entire agreement between the parties hereto with respect to Employee's employment with RMCI, and supersedes any and all prior understandings or agreements with respect to Employee's employment with RMCI.

     6. The parties hereto agree that upon the effective date of this Agreement described in Section A above, this Agreement shall replace and supersede in its entirety any other employment agreement of Employee with RMCI, and such employment agreements shall have no further force or effect.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                           EMPLOYEE

                                           -----------------------------------


                                           RMCI

                                           -----------------------------------

                                      (A)C-13

                                     ANNEX D

                            CONDITIONS TO ACQUIRER'S

                   ACCEPTANCE OF SHARES IN THE EXCHANGE OFFER

     Notwithstanding any other provision of the Exchange Offer, the obligation of the Acquirer to accept for payment, and pay for, any Exchange Offer Shares tendered pursuant to the Exchange Offer shall be subject to (i) the purchase by Acquirer of the Issue Shares, such purchase to be consummated prior to the purchase of the Exchange Offer Shares, (ii) to the condition that the Agreement shall not have been terminated and to the satisfaction or waiver of the following conditions:

     1. No Prohibition. No statute, rule, regulation, judgment, order, decree, ruling, injunction, or other action shall have been entered, promulgated or enforced by any Governmental Authority that purports, seeks, or threatens to (i) prohibit, restrain, enjoin, or restrict in a material manner, the purchase and sale of any Exchange Offer Shares as contemplated by the Agreement, or (ii) impose material adverse terms or conditions (not set forth herein) upon the purchase and sale of any Exchange Offer Shares as contemplated by the Agreement.

     2. Regulatory Compliance. All material filings with all Governmental Authorities required to be made in connection with the purchase and sale of the Exchange Offer Shares as contemplated by the Agreement shall have been made, all waiting periods thereunder shall have expired or terminated and all material orders, permits, waivers, authorizations, exemptions, and approvals of such entities required to be in effect on the date of the First Closing or in connection with the purchase and sale of the Exchange Offer Shares as contemplated by the Agreement shall have been issued, all such orders, permits, waivers, authorizations, exemptions or approvals shall be in full force and effect on the date of the First Closing and the Third Closing; provided, however, that no provision of the Agreement shall be construed as requiring any party to accept, in connection with obtaining any requisite approval, clearance or assurance of non-opposition, avoiding any challenge, or negotiating any settlement, any condition that would (i) materially change or restrict the manner in which the Company or the Acquirer conducts or proposes to conduct its businesses, or (ii) impose material terms or conditions (not set forth herein) upon the purchase and sale of any Exchange Offer Shares as contemplated by the Agreement.

     3. Directors. Provision shall have been made to the satisfaction of the Acquirer that the Board will have the composition described in Section 6.9 of the Agreement.

     4. Performance. The Company shall have performed in all material respects its obligations under the Agreement to the date of the First Closing and the Third Closing.

     5. Amended Bylaws. The Amended Bylaws shall have been duly authorized, approved and effected.

     6. Closing Deliveries. The Company shall have delivered, or shall be delivering concurrently with the Third Closing, the documents and instruments required to be delivered by the Company pursuant to Section 2.2.2.

                                      (A)D-1

     7. Representations and Warranties True. Except as otherwise contemplated by the Agreement and except for the representations and warranties of the Company set forth in Section 4.3 which shall be accurate in all respects as of the date when made and at and as of the First Closing as though newly made at and as of that time, the representations and warranties of the Company contained in the Agreement which are qualified as to materiality (which shall include Section 4.8) shall be true and correct and which are not so qualified shall be true and correct in all material respects, in each case, as of the date when made and at and as of the Third Closing as though newly made at and as of that time, except that the Company's financial statements shall continue to be true only as of the respective dates covered thereby.

     8. Certificate. The Company shall have delivered to the Acquirer a certificate dated as of the Third Closing and signed by the Chief Executive Officer of the Company certifying as to (i) the accuracy, as of the date when made and at and as of the Third Closing as though newly made at and as of that time, of the representations and warranties of the Company set forth in Section
4.3 and the representations and warranties of the Company contained in the Agreement which are qualified as to materiality, (ii) the accuracy, as of the date when made and at and as of the Third Closing as though newly made at and as of that time, in all material respects of the representations and warranties of the Company contained in the Agreement which are not so qualified; provided that the Company's representations and warranties contained in the Agreement as to the Company's financial statements shall continue to be true only as of the respective dates covered thereby and (iii) the performance of the obligations required by the Company to be performed under the Agreement as of the Third Closing.

     9. Credit Agreements. The Company shall have secured amendments to or waivers under, in each case, in form and substance reasonably satisfactory to the Acquirer, its material credit agreements and arrangements such that none of the transactions contemplated by the Agreement or the other Transaction Documents, will constitute a breach or default of or an event that, with notice or lapse of time or both would be a breach or default, under such credit agreements or arrangements.

     10. Items in Company Letter. Acquirer shall be satisfied that the claims and matters described in the Company Letter, individually, collectively with each other or collectively with any breaches of representations and warranties and/or other facts and circumstances which have not been disclosed as of the date of the Agreement have not resulted in, and would not reasonably be expected to result in, a Material Adverse Effect.

     11. Key Shareholders Exchange Agreement. The Key Shareholders Exchange Agreement shall have been entered into, shall not have been terminated and shall be in full force and effect with respect to each of the Key Shareholders.

     12. Key Shareholders Employment Agreements. The Key Shareholders Employment Agreements shall have been entered into, shall not have been terminated and shall be in full force and effect with respect to each of the Key Shareholders.

     13. Registration Statement. The registration statement on form S-4 to be filed with the SEC in connection with the Exchange Offer, as amended or supplemented from time to time, and any other documents to be filed by the Acquirer or the Company with the SEC, and any

                                      (A)D-2
other documents to be filled by the Acquirer or the Company in connection with the Exchange Offer shall have complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and, in the case of the registration statement on form S-4, shall have become effective under the Securities Act and there shall be no stop order in effect with respect to such registration statement.

     14. The Acquirer Common Stock issuable to the Company Shareholders in the Exchange Offer, and in accordance with this Agreement, shall have been authorized for listing on the NYSE, upon official notice of issuance.

     15. The  opinion of Stoel  Rives LLP,  counsel to  company,  referred to in
Section 3.4 of this Agreement, shall have been confirmed in writing, at any time reasonably requested by the Acquirer, and shall, in such confirmation, speak as of the date such confirmation is requested.

     All defined terms used herein shall have the meaning given such term in the Acquisition Agreement, dated as of August 1, 2000, by and between IDACORP, Inc. and RMC Holdings, Inc.


                                      (A)D-3

                                     ANNEX E

                       FORM OF OPINION OF COMPANY COUNSEL

                       Form of Opinion of Stoel Rives LLP

IDACORP, Inc.
1221 W. Idaho Street,
Boise, Idaho 83702-5627

Ladies and Gentlemen:

     We are furnishing this opinion to you pursuant to Section 7.2.10 of the Acquisition Agreement (the "Agreement") dated as of August 1, 2000, by and between IDACORP, Inc. (the "Acquirer"), and RMC Holdings, Inc. (the "Company"). Each term not defined herein shall have that meaning specified in the Agreement.

     We have acted as counsel for the Company in connection with the execution and delivery by the Company of the Agreement and in connection with the transactions contemplated thereby. In that regard and for purposes of this opinion, we have examined executed copies of the Agreement and originals or copies, certified or otherwise identified to our satisfaction, of such documents, records and instruments as we have deemed appropriate.

     We have assumed the authenticity of all documents submitted to us as originals, and the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents submitted to us as copies. In making our examination of any documents to which the Acquirer is a party, we have assumed that the Acquirer had the corporate power and authority to execute and deliver such documents and perform all of its obligations thereunder and, as to the Acquirer, we have assumed the due execution and delivery of such documents and the validity and binding effect thereof. As to the accuracy of certain factual matters, we have relied on certificates and written statements of the officers of the Company and the Key Shareholders and factual representations made by the Company and Key Shareholders within the Agreement.

     We express no opinion herein concerning the law of any jurisdiction except federal law, the laws of the State of Idaho and the Idaho Business Corporation Act.

     Based upon the foregoing, we are of the opinion that:

     1. The Company is duly authorized, validly existing and in good standing in the state of Idaho and has all requisite corporate power and authority to enter into the Agreement and to consummate the transactions contemplated thereby.

     2. The execution and delivery of the Agreement by the Company, and the consummation by the Company of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of the Company.

                                      (A)E-1

     3. The Agreement has been duly executed and delivered by the Key Shareholders and the Company and constitutes a valid and binding obligation of the Key Shareholders and the Company enforceable against the Company and the Key Shareholders in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought.

     4. The execution and delivery of the Stock Purchase Agreement does not, and the consummation of the transactions contemplated thereby will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under, or require the consent of any Person under, any provision of the Articles of Incorporation or By-laws of the Company or any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order or decree of which we are aware after making inquiry with respect thereto or any statute, law, ordinance, rule or regulation applicable to the Company or, to our actual knowledge after reasonable investigation, the Key Shareholders or their property or assets.

     5. Except for such consents, approvals, orders, authorizations, registrations, declarations or filings as are contemplated by Sections 4.4 and/or 5.4 of the Agreement, all of which have been obtained or made or have occurred to our actual knowledge after reasonable investigation, no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority is required by or with respect to the Key Shareholders or the Company in connection with the execution and delivery of the Agreement or the consummation by the Key Shareholders and/or the Company of the transactions contemplated thereby.

     6. To our actual knowledge, after reasonable investigation, the Key Shareholders have, and the delivery to the Acquirer by the Key Shareholders of the Shares pursuant to the Agreement (upon delivery by the Acquirer of the consideration therefor specified in Section 2.2 thereof) will transfer to the Acquirer, good and marketable title to the Shares, free and clear of all Liens.

     7. To our actual knowledge, after reasonable investigation, (i) all of the capital stock of the Company is duly authorized, validly issued, fully paid and nonassessable and, after the First Closing, the Acquirer will have good and marketable title to the Issue Shares and (ii) the current outstanding number of shares of common stock of the Company is 9,569,507.

     8. None of the Company Shareholders have and dissenters' right or appraisal rights with respect to any Company Shares which may be acquired by the Acquirer at the First Closing, the Second Closing and/or the Third Closing.

     9. The issuance, acquisition and delivery of the Issue Shares pursuant to this Agreement will not trigger any limitation or restriction under (i) any "fair price", "moratorium", "control share acquisition", "business combination" or other form of anti-takeover statute, rule or regulation of the State of Idaho applicable to domestic corporations or (ii) any statute, rule or regulation of the State of Idaho which would otherwise restrict a change of corporate control.

                                      (A)E-2

         This letter is furnished by us solely for your benefit in connection with the transactions referred to in the Agreement and may not be relied upon for any other purpose, or furnished to, used by, circulated to, quoted to or referred to by, any other person without our prior written consent in each instance.

                                              Very truly yours,



                                              Stoel Rives LLP


                                      (A)E-3

                                     ANNEX F

                                 COMPANY LETTER

                                      (A)F-1

                               AMENDMENT No. 1 TO

                              ACQUISITION AGREEMENT

                                 BY AND BETWEEN

                                  IDACORP, INC.

                                       AND

                               RMC HOLDINGS, INC.,

                          DATED AS OF OCTOBER 10, 2000


                                      (A)1

     WHEREAS, Section 3.4 of the Acquisition Agreement by and between IDACORP, Inc. (IDACORP") and RMC Holdings Inc. ("RMC"), dated as of August 1, 2000, (the "Acquisition Agreement") provides that a condition precedent to IDACORP's commencement of the Exchange Offer (with all terms used herein without definition having the definition given such term in the Acquisition Agreement) is IDACORP shall have received the opinion, based on appropriate representations of the Company, of Stoel Rives LLP, counsel to the Company, dated on or before the date on which the Exchange offer shall commence, to the effect that the Exchange Offer, together with the other transactions contemplated by the Acquisition Agreement, will constitute a "reorganization" within the meaning of Code Section 368(a) and that no gain or loss will be recognized for US federal income tax purposes by the stockholders of the Company who exchange Company Shares for Acquirer Common Stock pursuant to the Exchange Offer (except with respect to cash received in lieu of fractional Acquirer Common Stock); and

     WHEREAS,  the  parties to the  Acquisition  Agreement  desire to amend such
Section 3.4 so as to provide for the receipt of an opinion to the effect set forth above from Deloitte & Touche LLP, advisor to the Company, rather than from Stoel Rives LLP to permit the orderly completion of the transactions contemplated by the Acquisition Agreement;

     NOW THEREFORE, pursuant to Section 9.8 of the Acquisition Agreement, the parties thereto and hereto hereby amend such Acquisition Agreement as follows:

     Section 3.4 of the Acquisition Agreement, which currently reads as follows:

     Provided that (i) nothing shall have occurred that would result in a failure to satisfy any of the Exchange Offer Conditions (as defined below), (ii) the First Closing shall have occurred, (iii) the Key Shareholders Exchange Agreement shall have been entered into and shall be in full force and effect and shall not have been breached; (iv) the Key Shareholders Employment Agreements shall have been entered into and shall be in full force and effect and shall not have been breached, (iv) Acquirer shall have received the opinion, based on appropriate representations of the Company, of Stoel Rives LLP, counsel to the Company, dated on or before the date on which the Exchange offer shall commence, to the effect that the Exchange Offer, together with the other transactions contemplated by this Agreement, will constitute a "reorganization" within the meaning of Code Section 368(a) and that no gain or loss will be recognized for US federal income tax purposes by the stockholders of the Company who exchange Company Shares for Acquirer Common Stock pursuant to the Exchange Offer (except with respect to cash received in lieu of fractional Acquirer Common Stock), and
(v) the Acquirer shall have purchased sufficient shares of Acquirer Common Stock in the open market to facilitate the completion of Second Closing and the Third Closing, then as promptly as practicable after the First Closing the Acquirer shall commence within the meaning of Rule 14d-2 under the Exchange Act an exchange offer (the "Exchange Offer") to exchange for up to $6,076,909 aggregate value of Acquirer Common Stock up to one hundred percent (100%) of the Company Shares held by the Company Shareholders. Each Company Shareholder who agrees, pursuant to the terms of the Exchange Offer, to exchange Company Shares held by such Company Shareholder for Acquirer Common Stock shall, subject to the other
conditions  and   requirements

                                      (A)2
set forth in this Agreement and the other Transaction Documents, receive Acquirer Common Stock as set forth in this Section 3.4.

     is hereby amended to read as follows:

     Provided that (i) nothing shall have occurred that would result in a failure to satisfy any of the Exchange Offer Conditions (as defined below), (ii) the First Closing shall have occurred, (iii) the Key Shareholders Exchange Agreement shall have been entered into and shall be in full force and effect and shall not have been breached; (iv) the Key Shareholders Employment Agreements shall have been entered into and shall be in full force and effect and shall not have been breached, (iv) Acquirer shall have received the opinion, based on appropriate representations of the Company, of Deloitte & Touche LLP, advisor to the Company, dated on or before the date on which the Exchange offer shall commence, to the effect that the Exchange Offer, together with the other transactions contemplated by this Agreement, will constitute a "reorganization" within the meaning of Code Section 368(a) and that no gain or loss will be recognized for US federal income tax purposes by the stockholders of the Company who exchange Company Shares for Acquirer Common Stock pursuant to the Exchange Offer (except with respect to cash received in lieu of fractional Acquirer Common Stock), and (v) the Acquirer shall have purchased sufficient shares of Acquirer Common Stock in the open market to facilitate the completion of Second Closing and the Third Closing, then as promptly as practicable after the First Closing the Acquirer shall commence within the meaning of Rule 14d-2 under the Exchange Act an exchange offer (the "Exchange Offer") to exchange for up to $6,076,909 aggregate value of Acquirer Common Stock up to one hundred percent (100%) of the Company Shares held by the Company Shareholders. Each Company Shareholder who agrees, pursuant to the terms of the Exchange Offer, to exchange Company Shares held by such Company Shareholder for Acquirer Common Stock shall, subject to the other conditions and requirements set forth in this Agreement and the other Transaction Documents, receive Acquirer Common Stock as set forth in this Section 3.4.


                                      (A)3

     IN WITNESS WHEREOF, IDACORP and RMC have caused this Amendment No. 1 to the Acquisition Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                 RMC HOLDINGS, INC.


                                          /s/ Michael A. Lukes
                                 By:      -----------------------------------
                                 Name:        Michael A. Lukes
                                 Title:       President / C.E.O.



                                 IDACORP, INC.


                                          /s/ Richard Riazzi
                                 By:      -----------------------------------
                                 Name:        Richard Riazzi
                                 Title:       Sr. Vice President
                                              Generation & Marketing



                                      (A)4

                                                                         ANNEX B


                       KEY SHAREHOLDERS EXCHANGE AGREEMENT

                                      AMONG

                                  IDACORP, INC.

                                       AND

                         THOSE PERSONS LISTED ON ANNEX A

                                       AND

                               RMC HOLDINGS, INC.

                           DATED AS OF AUGUST 1, 2000



                                      (B)1

                                TABLE OF CONTENTS

                                                                     Page

Article One DEFINITIONS.................................................1
   1.1.       Definitions...............................................1
Article Two EXCHANGE OF THE SHARES......................................5
   2.1.       Exchange..................................................5
   2.2.       Consideration/ Withholding................................6
   2.3.       Conditions to the Obligations of Both Parties.............6
              2.3.1     Injunction and Orders...........................6
              2.3.2     No Prohibition..................................6
              2.3.3     Regulatory Compliance...........................7
              2.3.4     Approvals.......................................7
              2.3.5     Representations and Warranties..................7
   2.4.       Additional Conditions to the Obligations of
              the Acquirer..............................................7
              2.4.1     Representations and Warranties..................7
              2.4.2     Opinion.........................................7
              2.4.3     First Closing...................................8
              2.4.4     Directors.......................................8
              2.4.5     Performance.....................................8
              2.4.6     Acquirer Common Stock...........................8
   2.5.       Additional Conditions to the Obligations
              of the Key Shareholders...................................8
              2.5.1     Representations and Warranties..................8
Article Three THE SECOND CLOSING........................................8
   3.1.       The Second Closing........................................8
   3.2.       Forfeiture................................................9
Article Four REPRESENTATIONS AND WARRANTIES OF THE KEY
        SHAREHOLDERS....................................................9
   4.1.       Authority.................................................9
   4.2.       No Consents...............................................9
   4.3.       Title to the Shares.......................................9
   4.4.       No Brokers...............................................10
   4.5.       Accredited/ Sophisticated................................10
Article Five REPRESENTATIONS AND WARRANTIES OF THE ACQUIRER............11
   5.1.       Authority................................................11
   5.2.       No Conflicts.............................................11
   5.3.       No Consents..............................................11
   5.4.       Investment Intent; Securities Act........................11
   5.5.       No Brokers...............................................12
Article Six REPRESENTATIONS AND WARRANTIES OF THE COMPANY..............12
   6.1.       Acquisition Agreement....................................12
Article Seven DISTRIBUTIONS, ADJUSTMENTS UPON CHANGES  IN
              CAPITALIZATION AND VOTING RIGHTS.........................12
   7.1.       Dividends and Other Distributions........................12
   7.2.       Other Adjustments........................................12
Article Eight VOTING AGREEMENT.........................................13

                                      (B)i

   8.1.       Voting...................................................13
   8.2.       Failure to Comply........................................13
Article Nine COVENANTS OF THE KEY SHAREHOLDERS.........................14
   9.1.       No Actions Without Consent...............................14
   9.2.       Other Potential Bidders..................................14
Article Ten COVENANTS OF THE KEY SHAREHOLDERS, THE COMPANY
            AND THE ACQUIRER...........................................15
   10.1.      Transaction Approvals....................................15
   10.2.      Further Assurances.......................................15
   10.3.      Transfer Taxes...........................................15
   10.4.      Publicity................................................15
   10.5.      Indemnification by the Key Shareholders..................16
   10.6.      Indemnification by the Company...........................16
   10.7.      Indemnification by the Acquirer..........................16
   10.8.      Survival or Representations..............................16
   10.9.      Further Assurances.......................................16
   10.10.     The Acquirer Subsidiaries; Successors,
              Assignment, and Parties in Interest......................16
Article Eleven TERMINATION.............................................17
   11.1.      Termination..............................................17
   11.2.      Liability................................................18
   11.3.      Termination Date.........................................18
Article Twelve DISBURSEMENT OF ACQUIRER COMMON STOCK...................18
   12.1.      Acquirer Common Stock....................................18
   12.2.      Distributions............................................18
Article Thirteen GENERAL PROVISIONS....................................20
   13.1.      Specific Performance.....................................20
   13.2.      Expenses.................................................20
   13.3.      Amendments...............................................20
   13.4.      Notices..................................................20
   13.5.      Waiver...................................................21
   13.6.      Interpretation...........................................22
   13.7.      Counterparts.............................................22
   13.8.      Entire Agreement; No Third-Party Beneficiaries...........22
   13.9.      GOVERNING LAW............................................22
   13.10.     Severability/Invalid Provisions..........................22
   13.11.     Certain Acknowledgments..................................23

Annex:

ANNEX A  Key Shareholders
ANNEX B  Acquisition Agreement
ANNEX C  Form of  opinion  of Steol  Rives LLP
ANNEX D  Vesting and Performance Criteria Timetable


                                      (B)ii

     KEY SHAREHOLDERS EXCHANGE AGREEMENT dated as of August 1, 2000 by and between IDACORP, Inc., an Idaho corporation (the "Acquirer") and each of the Key Shareholders (as defined below), each a shareholder and employee of RMC Holdings, Inc., an Idaho corporation, or one of its subsidiaries and RMC Holdings, Inc. (the "Agreement").

     WHEREAS, each of the Key Shareholders owns a number of shares of common stock, par value $.001 per share (the "Common Stock"), of RMC Holdings, Inc., an Idaho corporation, (the "Company") as set forth opposite such Key Shareholder's name on Annex A attached hereto (such Common Stock hereafter being referred to, as to each individual Key Shareholder, the "Key Shareholder's Shares") and each such Key Shareholder wishes to exchange with Acquirer, and the Acquirer wishes to acquire from each such Key Shareholder, an initial number of shares of Common Stock of the Company which represents at least fifty percent (50%) of each such Key Shareholder's Shares of Common Stock (the "Shares"), which number of Shares may be revised as set forth herein, in return for shares of Acquirer Common Stock (as defined below) as of the Second Closing, hereunder on the terms and subject to the conditions set forth herein; and

     WHEREAS, the Acquirer and the Key Shareholders intend the transactions contemplated by this Agreement, and the other Transaction Documents (as defined below) are intended to qualify as a tax-free reorganization described in Section 368(a)(1)(B) of the Code (as defined below);

     NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements of the Key Shareholders, the Company and the Acquirer herein contained, the parties agree as follows:

                                  ARTICLE ONE

                                   DEFINITIONS

     1.1. Definitions. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings set forth below. Each such term shall be equally applicable in the singular and plural forms.

     "Accredited Investor" has the meaning assigned such term in Rule 501 of the General Rules and Regulations promulgated under the Securities Act of 1933, as amended.

     "Acquirer" has the meaning set forth in the preamble hereof.

     "Acquirer Common Stock" means the common stock of the Acquirer, par value $2.50 per share.

     "Acquirer Indemnified Party" has the meaning set forth in Section 10.5.

     "Acquisition Agreement" means that certain Acquisition Agreement, by and between the Acquirer and the Company, dated as of August 1, 2000, attached hereto as Annex B.

     "Acquisition Amount" has the meaning set forth in Section 2.1.

     "Additional Shares" has the meaning set forth in Section 2.1 hereof.

                                      (B)1

     "Affiliate" of a party means any person or entity controlling, controlled by, or under common control with, such party. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities, by agreement or otherwise.

     "Agreement" has the meaning set forth in the first paragraph hereof.

     "Amended Bylaws" means the Bylaws of the Company in the form of Annex A to the Acquisition Agreement, to be adopted by the Company prior to the First Closing.

     "Beneficially Owned" has the meaning provided in Rule 13d-3 under the Exchange Act without giving effect to subsection (d)(1)(i) thereof.

     "Board" means the Board of Directors of the Company.

     "Code" means the Internal Revenue Code of 1986, as amended, and the regulations and other guidance promulgated thereunder.

     "Common Stock" has the meaning set forth in the first "WHEREAS" clause hereof.

     "Company" has the meaning set forth in the first "WHEREAS" clause hereof.

     "Company Indemnified Party" has the meaning set forth in Section 10.7.

     "Company Letter" means the letter, dated as of the date of the Acquisition Agreement, from the Company to the Acquirer regarding certain matters related to the Acquisition Agreement and to this Agreement, as attached to the Acquisition Agreement as Annex G.

     "Company Termination Fee" has the meaning set forth in Section 8.1 of the Acquisition Agreement.

     "Distribution Dates" has the meaning set forth in Section 12.2 hereof.

     "Escrow Account" has the meaning set forth in Section 12.1 hereof.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Fifth Distribution Date" has the meaning set forth in Section 12.2 hereof.

     "First Closing" means the closing of the purchase and sale of the Issue Shares pursuant to Section 2.1 of the Acquisition Agreement.

     "First Distribution Date" has the meaning set forth in Section 12.2 hereof.

     "Fourth  Distribution  Date"  has the  meaning  set forth in  Section  12.2 hereof.

                                      (B)2

     "GAAP" means generally accepted accounting principles as in effect in the United States of America (as such principles may change from time to time).

     "Good Cause" means (1) failure to diligently and competently perform the duties of the position as assigned by the Board, in each instance where such failure (if curable) continues or recurs more than 10 days after notice from the Company specifying such failure and demanding its discontinuance; (2) misconduct, dishonesty (dishonesty shall include, but is not limited to, intentional misrepresentation of material fact to the Board of the Company; theft of property; misuse of assets funds or personnel; or violation of the Company's written policies); (3) any act materially detrimental to the good will of the Company or damaging to the Company's relationships with its customers, suppliers or employees, as determined in the good faith judgment of the Board;
(4) conviction of a felony or of a misdemeanor involving moral turpitude; (5) a material breach of any provision of the employee's employment agreement with the Company, if such breach continues or recurs more than 30 days after notice from the Company specifying the action which constitutes the breach and demanding its discontinuance; or (6) any other act which materially harms or threatens to harm the financial stability of the Company as determined in the reasonable judgment of the Board.

     "Good Reason" means (1) the assignment to an employee of the Company ("Employee") of any duties inconsistent with his title, education, training, experience and performance as reasonably determined by the Board which continues uncorrected for 30 days following written notice thereof by Employee to the Company; (2) a reduction in Employee's Base Salary (as such term is defined in such Employee's Employment Agreement) without the Employee's consent; (3) any other willful and material breach of the Employee's Employment Agreement by the Company which continues uncorrected for 30 days following written notice thereof by Employee to the Company; or (4) any change of control of the Company resulting from any persons (including any corporation, partnership, joint venture, trust, association, or individual) other than an existing shareholder of the Company (including the Acquirer) or any entity which is and remains controlled by, under common control with or established for the benefit of existing shareholders of the Company and their immediate family), acquiring all or substantially all of the Company's operating assets, excluding, however, any acquisition of Company stock by the Acquirer pursuant to the Acquisition Agreement and the other agreements referenced therein.

     "Governmental Authority" means any governmental, quasi-governmental, judicial, self-regulatory or regulatory agency or entity or subdivision thereof, any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, whether state or federal, with jurisdiction over the Key Shareholders, the Company or the Acquirer or any of their subsidiaries or any of the transactions contemplated by this Agreement or the Acquisition Agreement.

     "Individual Shares" has the meaning set forth in Section 12.1.

     "Issue Shares" means the 9,505,000 shares of Common Stock to be issued and sold by the Company to the Acquirer at the First Closing pursuant to Article 2 of the Acquisition Agreement.

                                      (B)3

         "Key Shareholders" means Michael A Lukes, Shane Jimenez, Cameron Christian, Sean Rietze, Rebecca Yeager, Brian Pettersen, Alex Phillips, Douglas McMurray and/or Derek Denk.

         "Key   Shareholders   Employment   Agreements"   means  the  employment
agreements entered into by and between the Acquirer and each of the Key Shareholders, setting forth the terms of each of the Key Shareholder's employment with the Company after the First Closing, as contemplated by Section
3.2 of the Acquisition Agreement.

         "Key Shareholders Exchange Agreement" means this Agreement.

     "Key Shareholders' Representative" means Michael A. Lukes, the Chief Executive Officer of the Company.

     "Key Shareholder's Shares" has the meaning set forth in the first "WHEREAS" clause hereof.

     "Lien" has the meaning set forth in Section 4.3.

     "NYSE" means the New York Stock Exchange, Inc.

     "Percentage" has the meaning set forth in Section 12.2.

     "Person" means any natural person, or two or more persons acting as a partnership, limited partnership, syndicate, or other group for purposes including the acquiring, holding, or disposing of securities of an issuer.

     "Purchaser Representative" has the meaning assigned such term in Rule 501 of the General Rules and Regulations promulgated under the Securities Act of 1933, as amended.

     "Purchaser Termination Fee" has the meaning set forth in Section 8.1 of the Acquisition Agreement.

     "Representative" has the meaning set forth in Section 9.2(iii).

     "Second Closing" has the meaning set forth in Section 3.1.

     "Second Closing Date" has the meaning set forth in Section 3.1.

     "Second  Distribution  Date"  has the  meaning  set forth in  Section  12.2 hereof.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Shares" has the meaning set forth in the first "WHEREAS" clause hereof.

     "Termination Date" has the meaning set forth in Section 11.1 hereof.

     "Third Distribution Date" has the meaning set forth in Section 12.2 hereof.

                                      (B)4

     "Third Party Acquisition" means (i) the acquisition by a Third Party of more than twenty percent of the total assets of the Company or any of its subsidiaries, (ii) the acquisition by a Third Party of twenty percent or more of
(a) the Key Shareholders' Shares or (b) the Total Voting Power or (c) the equity securities of any subsidiary of the Company, or (iii) any merger or other combination of the Company or any of its subsidiaries with any Third Party.

     "Third Party" means any person (including a "person" as defined in Section 13(d)(3) of the Exchange Act) or entity other than, or group not including, the Acquirer or any Affiliate of the Acquirer or the Company.

     "Total Voting Power" has the meaning set forth in Article 1 of the Acquisition Agreement.

     "Trading Day" means a day on which the NYSE is open for the transaction of business.

     "Transaction Documents" means this Agreement, the Acquisition Agreement, the Key Shareholders Employment Agreements, the Company Letter, the Exchange Offer Documents (as defined in the Acquisition Agreement), the Board Recommendation Statement (as defined in the Acquisition Agreement) and the Amended Bylaws of the Company, amendments thereof, and all annexes and exhibits hereto and thereto.

                                   ARTICLE TWO

                             EXCHANGE OF THE SHARES

2.1. Exchange. (a) On the terms and subject to the conditions set forth in this Agreement, each of the Key Shareholders will transfer and deliver to the Acquirer, and the Acquirer will acquire from the Key Shareholders the Key Shareholder's respective Shares (as such term is modified by Section 2.1(b) herein), free and clear of all Liens, for a purchase price per share equal to
(a) $1.7242 divided by (b) the average of the high and low sales prices of Acquirer Common Stock (as reported on the NYSE Composite Transactions reporting system as published in The Wall Street Journal or, if not published therein, in another authoritative source) on each of the twenty consecutive Trading Days ending with the eleventh Trading Day immediately preceding the execution date of this Agreement multiplied by (c) one share of Acquirer Common Stock (the "Acquisition Amount"). The Acquirer Common Stock to be delivered to the Key Shareholders, in accordance with Article Twelve hereof, as the Acquisition Amount as provided in this Article Two shall be subject to certain vesting and performance criteria as set forth in the "Vesting and Performance Criteria Timetable" annexed hereto as Annex D, and shall be disbursed to the Key Shareholders in accordance with such Vesting and Performance Criteria Timetable and Article Twelve hereof.

     (b) In the event that the number of shares of Common Stock acquired by the Acquirer pursuant to the Exchange Offer, as attached to the Acquisition Agreement as Annex I, as attached hereto as Annex B, is less than 3,524,424, then the aggregate number of shares of Common Stock to be acquired by the Acquirer pursuant to this Agreement shall be increased by an amount equal to the difference between 3,524,424 and the number of shares of Common

                                      (B)5

Stock acquired by the Acquirer pursuant to the Exchange Offer (the "Additional Shares"), and such Additional Shares shall be purchased by the Acquirer from the Key Shareholders, with an amount being purchased from each Key Shareholder proportional to such Key Shareholder's ownership of Common Stock as compared to the other Key Shareholders, on the terms and conditions as set forth herein, with any additional consideration for such Additional Shares also being transferred to the Escrow Account as set forth in Article Twelve hereof, with the combination of each Key Shareholder's Shares and such Key Shareholder's proportionate share of the Additional Shares hereafter constituting such Key Shareholder's "Shares." Such Additional Shares may be acquired after the Third Closing, and such acquisition shall not be deemed a part of the Second Closing. Furthermore, a condition precedent to the Acquirer's acquisition of such Additional Shares shall be that all of the Representations and Warranties of the Key Shareholders, the Company and the Acquirer as set forth in this Agreement shall be true and correct as of the date of the acquisition of such Additional Shares.

2.2. Consideration/ Withholding. (a) For Shares validly transferred to the Acquirer on the Second Closing Date, the Key Shareholder transferring such Shares shall, subject to Article Twelve hereof, be entitled to receive consideration in the amount of (i) the Acquisition Amount multiplied by (ii) the number of Shares exchanged by such Key Shareholder. In the event that the calculation performed pursuant to the immediately preceding sentence yields consideration resulting in a fractional share of Acquirer Common Stock, such Key Shareholder shall receive, in lieu of such fractional share, a cash payment equal to (A) the fraction of Acquirer Common Stock resulting from the calculation in the first sentence of this Section 2.2 multiplied by (B) the closing price per share of Acquirer Common Stock (as reported on the NYSE Composite Transactions reporting system as published in The Wall Street Journal or, if not published therein, in another authoritative source) on the Second Closing Date.

     (b) With respect to any consideration provided to a Key Shareholder pursuant to Section 2.2 of this Agreement, the Acquirer shall be entitled to deduct and withhold from the consideration otherwise payable to any Key Shareholder pursuant to this Agreement such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Code, or under any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Acquirer, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Company Common Stock in respect of which such deduction and withholding was made by the Acquirer.

2.3. Conditions to the Obligations of Both Parties. The respective obligations of the Key Shareholders and the Acquirer to effect the transactions contemplated by this Agreement shall be subject to the fulfillment on or prior to the Second Closing (as defined in Section 3.1) of the following conditions:

     2.3.1 Injunction and Orders. No preliminary or permanent injunction or other order of any court of competent jurisdiction or any other legal restraint or prohibition preventing the purchase of the Shares by the Acquirer shall be in effect.

     2.3.2 No Prohibition. No statute, rule, regulation, judgment, order, decree, ruling, injunction, or other action shall have been entered, promulgated or enforced by any

                                      (B)6

 Governmental Authority that purports,  seeks, or threatens to
(i) prohibit, restrain, enjoin, or restrict in a material manner, the purchase and sale of any Shares as contemplated by this Agreement, or (ii) impose material adverse terms or conditions (not set forth herein) upon the purchase and sale of any Shares as contemplated by this Agreement.

     2.3.3 Regulatory Compliance. All material filings with all Governmental Authorities required to be made in connection with the purchase and sale of the Shares as contemplated by this Agreement shall have been made, all waiting periods thereunder shall have expired or terminated and all material orders, permits, waivers, authorizations, exemptions, and approvals of such entities required to be in effect on the date of the Second Closing in connection with the purchase and sale of the Shares as contemplated by this Agreement shall have been issued, all such orders, permits, waivers, authorizations, exemptions or approvals shall be in full force and effect on the date of the Second Closing; provided, however, that no provision of this Agreement shall be construed as requiring any party to accept, in connection with obtaining any requisite approval, clearance or assurance of nonopposition, avoiding any challenge, or negotiating any settlement, or any condition that would (i) materially change or restrict the manner in which the Company or the Acquirer conducts or proposes to conduct its businesses, or (ii) impose material terms or conditions (not set forth herein) upon the purchase and sale of any Shares as contemplated by this Agreement.

     2.3.4 Approvals. All required approvals from regulatory agencies with respect to the transactions contemplated hereby shall have been received and shall be in full force and effect.

     2.3.5 Representations and Warranties. All of the representations and warranties of the Company set forth in Section 4 of the Acquisition Agreement shall be true and correct as of the Second Closing, except the representation and warranty set forth in Section 4.3 thereof which shall be modified to reflect the issuance of the Issue Shares, but which, section, as so modified, shall be true and correct as of the Second Closing.

2.4. Additional Conditions to the Obligations of the Acquirer. The obligations of the Acquirer to purchase and pay for the Shares is subject to the satisfaction at the time of the Second Closing of the following additional conditions (any or all of which may be waived by the Acquirer in the Acquirer's sole discretion):

     2.4.1 Representations and Warranties. (i) Each of the representations and warranties of the Key Shareholders and the Company made in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the time of the Second Closing as though made as of such time; (ii) the Key Shareholders and the Company, respectively, shall have performed in all material respects each covenant contained in this Agreement required to be performed by the Key Shareholders and the Company by the time of the Second Closing; and (iii) the Key Shareholders or the Company shall have delivered to the Acquirer a certificate to the effect of clauses (i) and (ii) above, dated the Second Closing Date and signed by an officer of the Company.

     2.4.2 Opinion. The Acquirer shall have received a favorable opinion, dated the date of the Second Closing and addressed to the Acquirer, from Stoel Rives LLP, counsel for the Company, substantially in the form of Annex C hereto.

                                      (B)7

     2.4.3 First Closing. The First Closing shall have occurred.

     2.4.4 Directors. Provision shall have been made to the satisfaction of the Acquirer that the Board will have the composition described in Section 6.9 of the Acquisition Agreement.

     2.4.5 Performance. The Company shall have performed in all material respects its obligations under this Agreement to the date of the Second Closing, and the Company shall have performed in all material respects its obligations under the Acquisition Agreement through the date of the First Closing.

     2.4.6 Acquirer Common Stock. The Acquirer shall have purchased sufficient shares of Acquirer Common Stock in the open market to facilitate the completion of the Second Closing and the Third Closing.

2.5. Additional Conditions to the Obligations of the Key Shareholders. The obligations of the Key Shareholders to sell the Shares to the Acquirer is subject to the satisfaction at the time of the Second Closing of the following additional conditions (which may be waived by the unanimous consent of the Key Shareholders in their sole discretion):

     2.5.1 Representations and Warranties. (i) Each of the representations and warranties of the Acquirer made in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the time of the Second Closing as though made as of such time; (ii) the Acquirer shall have performed in all material respects each covenant contained in this Agreement required to be performed by the Acquirer by the time of the Second Closing; and
(iii) the Acquirer shall have delivered to the Company a certificate to the effect of clauses (i) and (ii) above, dated the Second Closing Date and signed by an officer of the Acquirer.

                                 ARTICLE THREE

                               THE SECOND CLOSING

3.1. The Second Closing. The closing of the purchase and sale of the Shares (the "Second Closing") shall be held at such time and place as the Acquirer shall designate after all of the conditions specified in Section 2 have been satisfied or waived (the "Second Closing Date"). The parties shall use all commercially reasonable efforts to cause the Second Closing to occur by the date which is thirty (30) days from the date hereof. At the Second Closing, (a) the Acquirer will deliver to the Company, to be placed in the Escrow Account pursuant to Article Twelve hereof, the aggregate Acquisition Amount due to the Key
Shareholders pursuant to Article Two hereof, in payment in certificates representing Acquirer Common Stock with endorsements in blank, (b) the Acquirer will deliver to each of the Key Shareholders any cash payment due to such Key Shareholder for any fractional Shares exchanged by such Key Shareholder, with such cash payment being paid in immediately available funds by wire transfer in lawful money of the United States to such account or accounts as shall have been designated by notice to the Acquirer, or by cash or check to the Key Shareholder, at the option of the Acquirer, and (c) each of the Key Shareholders shall deliver to the Acquirer a certificate or certificates representing the

                                      (B)8

Shares, duly endorsed in blank or accompanied by stock powers duly executed in blank, in proper form for transfer.

3.2. Forfeiture. Notwithstanding any right granted in this Agreement, a Key Shareholder shall not have any right to receive any Acquirer Common Stock pursuant to this Agreement, and the Acquirer shall have no obligation to deliver any such Acquirer Common Stock to such Key Shareholder, after the date, if any, on which such Key Shareholder's employment has been terminated by (i) the Company for Good Cause, or (ii) by such Key Shareholder for other than Good Reason, unless otherwise determined by the Board in its sole discretion.

                                  ARTICLE FOUR

             REPRESENTATIONS AND WARRANTIES OF THE KEY SHAREHOLDERS

     The Key Shareholders, individually where applicable and as a group where applicable, hereby represent and warrant to the Acquirer as follows:

4.1. Authority. The execution and delivery of this Agreement by the Key Shareholders and the consummation by the Key Shareholders of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Key Shareholders and constitutes a valid and binding obligation of each of the Key Shareholders enforceable in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency, and other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought.

4.2. No Consents. No consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Authority is required by or with respect to the Key Shareholders or the Company in connection with the execution and delivery of this Agreement or the consummation by the Key Shareholders of the transactions contemplated hereby, other than as set forth herein or in the Acquisition Agreement.

4.3. Title to the Shares. The Shares being transferred by each Key Shareholder to the Acquirer pursuant to this Agreement are Beneficially Owned by such Key Shareholder, and such Key Shareholder is also the owner of record of such Shares. Such Key Shareholder owns all of such Shares free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on voting rights, charges or other encumbrances or restrictions of any nature whatsoever, other than restrictions on transfer imposed by federal and state securities laws ("Liens"). Except as provided in this Agreement and except for proxies that are no longer effective and proxies that will be revoked by operation of Section 8.2 hereof, none of the Key Shareholders has granted to or appointed any other Person any proxy with respect to the Shares. Each of the Key Shareholders has sole power of disposition with respect to all such Shares and sole voting power with respect to all such Shares. The delivery to the Acquirer by each of the Key Shareholders of the Shares pursuant to this Agreement (upon delivery by the Acquirer of the

                                      (B)9
consideration therefor specified in Section 2) will transfer to the Acquirer good and marketable title to such Shares, free and clear of all Liens.

4.4. No Brokers. No agent, broker, investment banker or other firm or Person is or will be entitled to any broker's or finder's fees or any other commission or similar fee from any of the Key Shareholders or any of their affiliates in connection with any of the transactions contemplated by this Agreement.

4.5. Accredited/ Sophisticated. (i) There are no more than thirty five (35) persons who shall receive any securities from Acquirer under this Agreement.

     (ii) Each Key Shareholder who is not an Accredited Investor, either alone or with his Purchaser Representative(s), has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of (a) the transactions contemplated by this Agreement and the Acquisition Agreement and (b) the Acquirer Common Stock which he or she will receive pursuant to this Agreement.

     (iii) Each of the Key Shareholders and the Key Shareholders' Representative; if any with respect to any Key Shareholder, have been provided with access to all publicly available information about the Acquirer which has been produced by the Acquirer, and such additional information as may have been requested by any Key Shareholder or the Key Shareholders' Representative.

     (iv) Each of the Key Shareholders and the Key Shareholders' Representative, if any with respect to any Key Shareholder, have had an opportunity to inquire of the Acquirer with respect to the information provided to each of them, as set forth in Section 4.5(iii) hereof.

     (v) Each of the Key Shareholders who is not an Accredited Investor has had the opportunity to discuss, and ask questions about, the transactions contemplated by this Agreement and the Acquisition Agreement with the Key Shareholders' Representative, which Key Shareholders' Representative has such knowledge and experience in financial and business matters that he is capable of evaluating the risks and merits of the prospective transaction and investments, and has received answers to any such questions which are reasonably satisfactory to such Key Shareholder, and has had the opportunity to consider such Key Shareholders' Representative's advice before entering into this Agreement.

     (vi) Each of the Key Shareholders who is not an Accredited Investor hereby acknowledges (a) that Michael A. Lukes, the Chief Executive Officer of the Company, has acted for such Key Shareholder as a Purchaser's Representative in connection with this Agreement and the Acquisition Agreement and the transactions contemplated hereby and thereby and that such Key Shareholder has acknowledged in writing, prior to August 1, 2000, that Michael A. Lukes is his Purchaser Representative in connection with evaluating the merits and risks of the transactions contemplated by this Agreement and the Acquisition Agreement and the Acquirer Common Stock to be received by the Key Shareholder hereunder,
(b) that the Key Shareholders' Representative has disclosed to such Key Shareholder in writing (1) that he is not an affiliate, director, officer or other employee of the Acquirer, or beneficial owner of ten percent (10%) or more of any class of the equity securities or ten percent (10%) or more of the equity interest in

                                      (B)10
the Acquirer; (2) that he has such knowledge and experience in financial and business matters that he is capable of evaluating, alone, the merits and risks of the transactions contemplated by this Agreement and the Acquisition Agreement and the Acquirer Common Stock to be received by the Key Shareholder hereunder;
(3), in a reasonable time prior to August 1, 2000, any material relationship between himself or his Affiliates and the Acquirer or the Acquirer's Affiliates that currently exists, that is mutually understood to be contemplated, or that has existed at any time during the previous two years, and any compensation received or to be received by the Purchaser's Representative as a result of such relationship.

                                  ARTICLE FIVE

                 REPRESENTATIONS AND WARRANTIES OF THE ACQUIRER

     The Acquirer hereby represents and warrants to the Key Shareholders and the Company as follows:

5.1. Authority. The Acquirer is duly organized, validly existing and in good standing under the laws of the state of Idaho and has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Acquirer and the consummation by the Acquirer of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Acquirer. This Agreement has been duly executed and delivered by the Acquirer and constitutes a valid and binding obligation of the Acquirer enforceable in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought.

5.2. No Conflicts. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or require the consent of any Person under, any provision of the Certificate of Incorporation or By-laws of the Acquirer or any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Acquirer or to its property or assets.

5.3. No Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority is required by or with respect to the Acquirer in connection with the execution and delivery of this Agreement or the consummation by the Acquirer of the transactions contemplated hereby, other than as set forth herein or in the Acquisition Agreement.

5.4. Investment Intent; Securities Act. (i) The Shares purchased by the Acquirer pursuant to this Agreement will be acquired for investment only, and solely for its own account, and not with a view to any public distribution thereof and the Acquirer will not offer to sell or otherwise dispose of any Shares so acquired by it in violation of any of the registration requirements of the Securities Act of 1933, as amended. The Acquirer understands that the Shares have not been

                                      (B)11
registered under the Securities Act and that any disposition thereof by the Acquirer must be registered under the Securities Act or exempt from such registration.

     (ii) The Acquirer is able to bear the economic risk of an investment in the Shares pursuant to this Agreement and can afford to sustain a total loss on such investment, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the proposed investment and therefore has the capacity to protect its own interests in connection with the purchase of the Shares. The Acquirer is an "accredited investor" as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

5.5. No Brokers. No agent, broker, investment banker or other firm or Person is or will be entitled to any broker's or finder's fees or any other commission or similar fee from the Acquirer or any of its affiliates in connection with any of the transactions contemplated by this Agreement.

                                  ARTICLE SIX

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

6.1. Acquisition Agreement. The Company hereby restates each of the representations and warranties set forth in Article Four of the Acquisition Agreement, and states that each of such representations and warranties is true as of the date hereof.

                                 ARTICLE SEVEN

                     DISTRIBUTIONS, ADJUSTMENTS UPON CHANGES
                       IN CAPITALIZATION AND VOTING RIGHTS

7.1. Dividends and Other Distributions. If the Second Closing occurs, any dividends or other distributions (whether payable in cash, stock or otherwise) by the Company with respect to the Shares with a record date on or after the date of this Agreement will belong to the Acquirer. If any such dividend or distribution belonging to the Acquirer is paid by the Company to the Key Shareholders, the Key Shareholders shall hold such dividend or distribution in trust for the benefit of the Acquirer and shall promptly remit such dividend or distribution to the Acquirer in exactly the form received, accompanied by appropriate instruments of transfer; provided that the Key Shareholders shall not be obligated to make any such payment to the Acquirer unless and until the Second Closing occurs.

7.2. Other Adjustments. If on or after the date of this Agreement there shall occur any stock dividend, stock split, recapitalization, combination, reorganization or other change or transaction of or by the Company, as a result of which shares of any class of stock, other securities, cash or other property shall be issued in respect of any Shares or if any Shares shall be changed into the same or a different number of shares of the same or another class of stock or other securities, then, upon the purchase of such Shares hereunder, the Acquirer shall receive for the aggregate price payable for such Shares pursuant to this Agreement, in addition to such Shares, if any, still

                                      (B)12
outstanding, all such shares of stock, other securities, cash or other property issued, delivered or received with respect to such Shares.

                                 ARTICLE EIGHT

                                VOTING AGREEMENT

8.1. Voting. As limited by Section 9.2 hereof, each of the Key Shareholders hereby agrees that, during the time this Agreement is in effect, at any meeting of the stockholders of the Company, however called, and in any action by written consent of the stockholders of the Company, each of the Key Shareholders, in his or her capacity as a Key Shareholder, shall, and shall cause each of their affiliates to (i) vote all of such Key Shareholder's Shares now or hereafter owned by them in favor of the transactions contemplated by this Agreement and the Acquisition Agreement; (ii) vote all such Key Shareholder's Shares against any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation of the Company in the Acquisition Agreement or this Agreement or any of the other agreements contemplated by the Acquisition Agreement which is reasonably likely to result in any conditions to the Company's obligations under any of the foregoing not being fulfilled; and (iii) vote all such Key Shareholder's Shares against any action or agreement that would impede, interfere with or attempt to discourage any of the transactions contemplated by the Acquisition Agreement, including, but not limited to: (A) any extraordinary corporate transaction (other than the transactions contemplated by the Acquisition Agreement), such as a merger, reorganization, recapitalization or liquidation involving the Company or any subsidiary; (B) a sale or transfer of a material amount of assets of the Company or any subsidiary; (C) any change in the management or board of directors of the Company, except as otherwise agreed to in writing by the Acquirer; (D) any material change in the present capitalization or dividend policy of the Company; or (E) any other material change in the Company's corporate structure or business.

8.2. Failure to Comply. Each of the Key Shareholders agrees that, in the event that any of the Key Shareholders shall fail to comply with the provisions of
Section 8.1 as determined by the Acquirer in its sole discretion, such failure shall result, without any further action by the Key Shareholder so failing to comply, in the irrevocable appointment of the Acquirer as the attorney and proxy of such Key Shareholder pursuant to the provisions of Section 30-1-722 of the Idaho Business Corporation Act, with full power of substitution, to vote, and otherwise act (by written consent or otherwise) with respect to all such Key Shareholder's Shares, including the Shares, that such Key Shareholder is entitled to vote at any meeting of stockholders of the Company (whether annual or special and whether or not an adjourned or postponed meeting) or consent in lieu of any such meeting or otherwise, on the matters and in the manner specified in Section 8.1. THIS PROXY AND POWER OF ATTORNEY IS IRREVOCABLE AND COUPLED WITH AN INTEREST AND IS EXECUTED AND INTENDED TO BE IRREVOCABLE IN ACCORDANCE WITH THE PROVISIONS OF SECTIONS 30-1-731 and 30-1-722 OF THE IDAHO BUSINESS CORPORATION ACT. The Key Shareholders hereby revoke, effective upon the execution and delivery of this Agreement by the parties hereto, all other proxies and powers of attorney with respect to any shares of Common Stock, including the Shares, that the

                                      (B)13

Key Shareholders may have heretofore appointed or granted, and no subsequent proxy or power of attorney (except in furtherance of the Key Shareholders' obligations under Sections 8.1 and 8.2 hereof) shall be given or written consent executed (and if given or executed, shall not be effective) by the Key Shareholders with respect thereto so long as this Agreement remains in effect.

                                  ARTICLE NINE

                        COVENANTS OF THE KEY SHAREHOLDERS

9.1. No Actions Without Consent. Each of the Key Shareholders agrees that, unless and until the Agreement is terminated in accordance with its terms, without the prior written consent of the Acquirer, they will not, and they will cause their affiliates not to:

     (i) sell, transfer, pledge, assign or otherwise dispose of, or enter into any contract, option or other arrangement with respect to the sale, transfer, pledge, assignment or other disposition of, the Shares to any Person other than the Acquirer or the Acquirer's designee or any other shares of Common Stock to any Person;

     (ii) acquire any additional shares of Common Stock other than pursuant to stock options or other rights existing as of the date hereof;

     (iii) deposit any shares of Common Stock into a voting trust or grant a proxy or enter into a voting agreement with respect to any shares of Common Stock except as provided in this Agreement; or

     (iv) take any action which may have an adverse effect on the transactions contemplated hereby and by the other Transaction Documents qualifying as a tax-free reorganization under Section 368(a)(1)(B) of the Code.

9.2. Other Potential Bidders. Each of the Key Shareholders agrees that they shall each immediately cease any existing discussions or negotiations with any parties conducted heretofore with respect to any Third Party Acquisition. Each of the Key Shareholders agrees that they will not, unless and until this Agreement is terminated in accordance with its terms, directly or indirectly:

     (i) initiate, solicit or encourage any discussions with any Third Party regarding any Third Party Acquisition;

     (ii) directly or indirectly (A) solicit or initiate, or encourage the submission of, any Third Party Acquisition, (B) participate in any discussions or negotiations regarding, or furnish to any Person any information with respect to, or take any other action to facilitate the making of any proposal that constitutes, or may reasonably be expected to lead to, any Third Party Acquisition, other than with the Acquirer and/or its affiliated companies, or
(C) authorize, engage in, or enter into any agreement with respect to, any Third Party Acquisition; or

                                      (B)14

     (iii) permit any of their, or authorize or permit any of its or its affiliates, officers, directors, employees, agents, advisors or other representatives (each, a "Representative"), to take, directly or indirectly, any action referred to in clauses (ii)(A), (B) or (C) above;

provided, however, that the provisions of Sections 9.2(ii) or 9.2(iii) and 8.1 shall not apply to any Key Shareholders or any of their affiliates who are directors of the Company in their capacities as such, it being understood that the directors of the Company are subject to Article 6 of the Acquisition Agreement in their capacity as such; and provided further, that the provisions of this Section 9.2 shall terminate on the earliest to occur of (1) termination of this Agreement pursuant to Article Eleven hereof, (2) the occurrence of the Second Closing and (3) the termination of the Acquisition Agreement in accordance with its terms.

     (iv) The Key Shareholders agree to notify the Acquirer promptly and to provide all details requested by the Acquirer if the Key Shareholders shall be approached or solicited, directly or indirectly, by any Person with respect to any matter referred to in this Section 9.2.

                                  ARTICLE TEN

         COVENANTS OF THE KEY SHAREHOLDERS, THE COMPANY AND THE ACQUIRER

10.1. Transaction Approvals. The Key Shareholders, the Company and the Acquirer shall (i) take all commercially reasonable steps necessary, cooperate with each other, proceed diligently and in good faith and use all commercially reasonable efforts to obtain as promptly as practicable all consents, approvals, authorizations and clearances of Governmental Authorities or other Persons, and to cause the expiration of all waiting periods required of the Acquirer, the Company or the Key Shareholders to consummate the transactions contemplated hereby and (ii) take all commercially reasonable steps to provide such other information and communications to Governmental Authorities as such Governmental Authorities may reasonably request in connection with the transactions contemplated hereby.

10.2. Further Assurances. Each of the Key Shareholders, the Company and the Acquirer agrees that it will use all commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate in doing, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.

10.3. Transfer Taxes. Each party shall be responsible for any and all payment of any transfer tax or fee, recordation or similar tax or fee, deed, stamp or other tax, grantor's or grantee, tax, recording charge, fee, or other similar cost or expense of any kind required or customary in the applicable jurisdiction in connection with the effectuation of the transfer of the Shares and all transactions pursuant to this Agreement which is assessed on such party.

10.4. Publicity. The Key Shareholders, the Company and the Acquirer shall, subject to their respective legal obligations, consult with each other, and use reasonable efforts to agree upon the text of any statement, before issuing any press release or otherwise making public statements

                                      (B)15
with respect to the transactions contemplated hereby and in making any filings with any Governmental Authority or with any national securities exchange with respect thereto.

10.5. Indemnification by the Key Shareholders. Each Key Shareholder agrees, severally and not jointly, to indemnify the Acquirer and each of the Acquirer's affiliates, officers, directors, employees, agents and representatives (each, a "Acquirer Indemnified Party") against, and hold each Acquirer Indemnified Party harmless from, all claims, obligations, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) and liabilities of and damages to the Acquirer or any other Acquirer Indemnified Party arising out of the breach of any representation, warranty, covenant or agreement of such Key Shareholder in this Agreement.

10.6. Indemnification by the Company. The Company agrees to indemnify the Acquirer and each Acquirer Indemnified Party against, and hold the Acquirer and each Acquirer Indemnified Party harmless from, all claims, obligations, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) and liabilities of and damages to the Acquirer or any other Acquirer Indemnified Party arising out of the breach of any representation, warranty, covenant or agreement of the Company in this Agreement.

10.7. Indemnification by the Acquirer. The Acquirer agrees to indemnify the Key Shareholders, the Company and each of the Company's officers, directors, employees, agents and representatives (each, a "Company Indemnified Party") against, and hold the Company and each Key Shareholder and Company Indemnified Party harmless from, all claims, obligations, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) and liabilities of and damages to the Key Shareholders or the Company or any other Company Indemnified Party arising out of the breach of any representation, warranty, covenant or agreement of the Acquirer in this Agreement.

10.8. Survival or Representations. All representations, warranties and agreements made by the parties to this Agreement shall survive the Second Closing hereunder notwithstanding any investigation at any time made by or on behalf of any party hereto, provided, however, that the representations and warranties of the Company in Article 4 of the Acquisition Agreement and restated herein shall terminate and expire in accordance with section 9.1 of the Acquisition Agreement.

10.9. Further Assurances. At the Second Closing and thereafter, from time to time and without additional consideration, the Key Shareholders and/or the Company will execute and deliver, or cause to be executed and delivered, such additional or further transfers, assignments, endorsements, consents and other instruments and will take such other acts and do such other things as the Acquirer may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement, including the transfer of the Shares to the Acquirer and the release of any and all Liens with respect thereto.

10.10. The Acquirer Subsidiaries; Successors, Assignment, and Parties in Interest. This Agreement and the rights hereunder may not be assigned by the Acquirer or the Key Shareholders or the Company without the prior written consent of both of the other parties, which may be given or withheld in such other party's discretion, except that the Acquirer may (i) exercise any or all rights and/or fulfill any or all obligations in conjunction with or through one

                                      (B)16
or more direct or indirect majority owned  subsidiaries of the Acquirer;  and/or
(ii) assign this Agreement to an Affiliate or Affiliates of the Acquirer; provided that the Acquirer shall remain liable for all of its obligations under this Agreement not fully performed by its subsidiaries or assignees. This Agreement shall be binding upon and inure solely to the benefit of the Acquirer, the Key Shareholders and the Company and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

                                 ARTICLE ELEVEN

                                   TERMINATION

11.1. Termination. This Agreement may be terminated at any time prior to the Second Closing:

     (i) by mutual written consent of the parties;

     (ii) by the Acquirer if there has been (x) a material breach of any representation or warranty of the Key Shareholders or the Company set forth in this Agreement or (y) a material breach of any agreement or covenant of the Key Shareholders or the Company set forth in this Agreement, which breach, in the case of this clause (y), is either not capable of cure or, if capable of cure, has not been cured within twenty days of delivery by the Acquirer of a written demand for cure;

     (iii) by the vote of the majority of the Key Shareholders if there has been
(x) a material breach of any representation or warranty of the Acquirer set forth in this Agreement or (y) a material breach of any agreement or covenant of the Acquirer set forth in this Agreement, which breach, in the case of this clause (y), is either not capable of cure or, if capable of cure, has not been cured within twenty days of delivery by the Key Shareholders of a written demand for cure;

     (iv) by the Company if there has been (x) a material breach of any representation or warranty of the Acquirer set forth in this Agreement or (y) a material breach of any agreement or covenant of the Acquirer set forth in this Agreement, which breach, in the case of this clause (y), is either not capable of cure or, if capable of cure, has not been cured within twenty (20) days of delivery by the Company of a written demand for cure;

     (v) by any of the Acquirer, the Company or the Key Shareholders if the Second Closing shall not have occurred by the date which is sixty (60) days after the First Closing (the "Termination Date") provided however, that the parties hereto, with the written consent of all the parties hereto, which consent may not be unreasonably withheld, may amend such Termination Date if the party or parties desiring to amend such Termination Date are, at such time, using their commercially reasonable efforts to facilitate the Second Closing, except that a party may not rely on this clause (v) if such party's breach of this Agreement has resulted in such failure to close; or

                                      (B)17

     (vi) by the Acquirer if the transactions contemplated by the Acquisition Agreement have been terminated or abandoned.

11.2.  Liability.  In the event of  termination  of this  Agreement  pursuant to
Section 11.1, all obligations of the parties hereunder shall terminate without any liability of any party to any other party; provided, however, that no termination shall relieve any party from any liability arising from or related to intentional breach prior to termination.

11.3.  Termination Date. If this Agreement is not terminated pursuant to Section
11.1 hereof, then this Agreement shall remain in full force and effect, and shall remain binding on all parties hereto until the earlier to occur of (i) all of the Acquirer Common Stock to be transferred to the Key Shareholders pursuant to this Agreement having been so transferred, at which time the Company may terminate this Agreement in its sole discretion or (ii) this Agreement being terminated pursuant to Section 12.2(vii) hereof.

                                 ARTICLE TWELVE

                      DISBURSEMENT OF ACQUIRER COMMON STOCK

12.1. Acquirer Common Stock. Notwithstanding any calculation performed pursuant to Article Two hereof, the Key Shareholders, individually or collectively, shall not be entitled to receive title to any shares of Acquirer Common Stock except in conformity with this Article Twelve. Upon the transfer to the Company of the Acquirer Common Stock pursuant to Section 3.1 hereof, the Company shall place such Acquirer Common Stock in an escrow account (the "Escrow Account"). Each Key Shareholder shall be entitled (i) to receive, after the date of the Second Closing, all dividends or other distributions (whether payable in cash, stock or otherwise) on the Acquirer Common Stock with a record date after the date of the Second Closing, based on the number of Shares exchanged by such Key Shareholder pursuant to (a) the Second Closing and (b) the acquisition by the Acquirer of any Additional Shares, if any, from such Key Shareholder, rounded down to the nearest whole share of Acquirer Common Stock (such Key Shareholder's "Individual Shares") and (ii) to vote all such Individual Shares, in the case of each of clauses (i) and (ii) above, until such rights may be forfeited in accordance with this Article Twelve.

12.2. Distributions. Any Individual Shares to be distributed pursuant to this Agreement shall be distributed in the following manner:

     (i) On or around each of the Second Closing (the "First Distribution Date"), December 31, 2001 (the "Second Distribution Date), December 31, 2002 (the "Third Distribution Date"), December 31, 2003 (the "Fourth Distribution Date") and December 31, 2004 (the "Fifth Distribution Date", and together with the First Distribution Date, the Second Distribution Date, the Third Distribution Date and the Fourth Distribution Date, the "Distribution Dates"), the Chief Financial Officer (or such other officer of the Company as the Board in its discretion may designate) shall determine, in accordance with GAAP, the percentage of the Individual Shares to which each Key Shareholder is entitled, and which may be distributed to each such Key Shareholder, pursuant to the
Vesting  and  Performance   Criteria  Timetable  and  Article  Two  hereof

                                      (B)18

(the "Percentage") and, as soon as practicable thereafter, but in no event more than ninety (90) days after the applicable Distribution Date, shall inform the Key Shareholders, the Company and the Acquirer of the percentage of the Individual Shares to which each of the Key Shareholders are entitled as of that particular Distribution Date. If any of such parties objects to the result of such determination, it, he or she may object by written notice to the Chief Financial Officer and all of the other parties given within ten (10) business days of the receipt of such notice of Individual Shares to be distributed, in which case the parties shall use their commercially reasonable efforts to agree on a percentage of the Individual Shares to which each Key Shareholder is entitled, and which may be distributed to each such Key Shareholder, pursuant to the Vesting and Performance Criteria Timetable and this Article Twelve. If such agreement is reached, the Company shall distribute the Individual Shares in accordance with this Article Twelve. In the event that the parties cannot reach such an agreement within twenty (20) business days of the receipt of such notice of Individual Shares to be distributed, the Company shall not distribute any Individual Shares except in accordance with the direction of a court of competent jurisdiction.

     (ii) Within thirty (30) after the First Distribution Date the Company shall release to each Key Shareholder the Individual Shares to which each such Key Shareholder is entitled pursuant to the calculations performed on or around the First Distribution Date pursuant to this Article Twelve and the Vesting and Performance Criteria Timetable.

     (iii)   Within  one  hundred  and  twenty   (120)  days  after  the  Second
Distribution Date, the Company shall release to each Key Shareholder the Individual Shares to which each such Key Shareholder is entitled pursuant to the calculations performed on or around the Second Distribution Date pursuant to this Article Twelve and the Vesting and Performance Criteria Timetable.

     (iv) Within one hundred and twenty (120) days after the Third Distribution Date, the Company shall release to each Key Shareholder the Individual Shares to which each such Key Shareholder is entitled pursuant to the calculations performed on or around the Third Distribution Date pursuant to this Article Twelve and the Vesting and Performance Criteria Timetable.

     (v) Within one hundred and twenty (120) days after the Fourth Distribution Date, the Company shall release to each Key Shareholder the Individual Shares to which each such Key Shareholder is entitled pursuant to the calculations performed on or around the Fourth Distribution Date pursuant to this Article Twelve and the Vesting and Performance Criteria Timetable.

     (vi) Within one hundred and twenty (120) days after the Fifth Distribution Date, the Company shall release to each Key Shareholder the Individual Shares to which each such Key Shareholder is entitled pursuant to the calculations performed on or around the Fifth Distribution Date pursuant to this Article Twelve and the Vesting and Performance Criteria Timetable.

     (vii) In the event that, prior to the earlier to occur of (i) May 1, 2005 or (ii) the release of Individual Shares to the Key Shareholders pursuant
Section 12.2(vi) hereof, there occurs an underwritten initial public offering of the Company's Common Stock to the general public which

                                      (B)19
is effected pursuant to a registration statement on Form S-1 filed with, and declared effective by, the Securities and Exchange Commission under the Securities Act, and as a result of which the Company's Common Stock is listed for trading on a nationally recognized securities exchange, the Company shall, within fifteen (15) days, release to the Key Shareholders one hundred percent (100%) of the Individual Shares which have not, at such time, been released.

     (viii) Any Individual Shares which are not released to the Key Shareholders pursuant to the Vesting and Performance Criteria Timetable and/or one or more of Sections 12.2(i), 12.2(ii), 12.2(iii), 12.2(iv), 12.2(v), 12.2(vi) and/or
12.2(vii) hereof shall be forfeited by the Key Shareholders and shall be returned to the Acquirer by the Company. All rights to vote such Individual Shares or to receive dividends or distributions on such Individual Shares shall revert to the Acquirer. The Company shall close the Escrow Account, and all obligations of the Company under this Article Twelve shall terminate, on January 1, 2005.

                                ARTICLE THIRTEEN

                               GENERAL PROVISIONS

13.1. Specific Performance. The parties hereto acknowledge that damages would be an inadequate remedy for any breach of the provisions of this Agreement and agree that the obligations of the parties hereunder shall be specifically enforceable.

13.2. Expenses. Each of the parties shall pay its own expenses incurred in connection with the negotiation and preparation of this Agreement and the other Transaction Documents, the performance of its covenants herein and therein, and the effectuation of the transactions contemplated hereby and thereby, including, without limitation, all fees and disbursements of its respective legal counsel, advisors, and accountants; provided, however, that nothing in this Section 13.2 shall negate any obligation of the Company to pay the Company Termination Fee, or any obligation of the Acquirer to pay the Purchase Termination Fee, in each case under the Acquisition Agreement. Each party to this Agreement shall indemnify and hold harmless the other against any claim for fees or commissions of brokers, finders, agents, or bankers retained or purportedly retained by the indemnitor party in connection with the transactions contemplated by this Agreement or any other Transaction Document.

13.3. Amendments. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto affected by such amendment.

13.4. Notices. In case of any event or circumstance giving rise to an obligation of the Acquirer, the Key Shareholders or the Company to provide notice hereunder, such notice shall be delivered within the time specifically set forth herein or, if no such time is specified, then as promptly as practicable after becoming aware of such event or circumstance. Any notice required or permitted to be given under this Agreement shall be written, and may be given by personal delivery, by cable, telecopy, telex or telegram (with a confirmation copy mailed as follows), by Federal Express, United Parcel Service, DHL, or other reputable commercial delivery service, or by registered or certified mail, first-class postage prepaid, return receipt requested. Notice shall be deemed given upon actual receipt. Mailed notices shall be addressed

                                      (B)20
as follows, but each party may change address by written notice in accordance with this paragraph.

          To the Key Shareholders:

          To the address for each Key Shareholder as set forth on Annex A hereto.

          with a copy to:

          Stoel Rives LLP
          101 S. Capital Blvd., Ste. 1900
          Boise, Idaho 83702
          Attention: Paul M. Boyd, Esq.

          To the Company:

          RMC Holdings, Inc.
          150 Federal Way, 4th Floor
          Boise, Idaho 83705
          Attention:  Chief Executive Officer

          with a copy to:

          Stoel Rives LLP
          101 S. Capital Blvd., Ste. 1900
          Boise, Idaho 83702
          Attention: Paul M. Boyd, Esq.

          To the Acquirer:

          IDACORP, Inc.
          1221 W. Idaho Street,
          Boise, Idaho 83702-5627
          Attention:  Chief Executive Officer

          with a copy to:

          LeBoeuf, Lamb, Greene & MacRae, L.L.P.
          125 West 55th St.
          New York, NY, 10019
          Attention:  William S. Lamb, Esq.

13.5. Waiver. Each party hereto may in its sole discretion (i) extend the time for the performance of any of the obligations or other acts of the other party hereunder, (ii) waive any

                                      (B)21
inaccuracies in the representations and warranties of the other party contained herein or in any document, certificate or writing delivered pursuant hereto or
(iii) waive compliance by the other party with any of the agreements or conditions contained herein. No term or provision hereof shall be deemed waived and no breach hereof excused unless such waiver or consent shall be in writing and signed by the party claimed to have waived or consented. No waiver hereunder shall apply or be construed to apply beyond its expressly stated terms. No failure to exercise and no delay in exercising any right, remedy, power or privilege hereunder shall operate as a waiver thereof, and no single or partial exercise of any right, remedy, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. No failure to insist upon strict performance of any term or provision of this Agreement, or to exercise any right hereunder, shall be construed as a waiver or as a relinquishment of such term, provision, or right.

13.6. Interpretation. When a reference is made in this Agreement to Sections, Exhibits, Annexes or Schedules, such reference shall be to a Section of or Exhibit or Schedule or Annex to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Wherever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

13.7. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

13.8. Entire Agreement; No Third-Party Beneficiaries. This Agreement (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (ii) is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

13.9. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF IDAHO WITHOUT REGARD TO ANY PRINCIPLES OF CHOICE OF LAW OR CONFLICTS OF LAW OF SUCH STATE.

13.10. Severability/Invalid Provisions. If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

                                      (B)22

13.11. Certain Acknowledgments. The Acquirer agrees that, in entering into this Agreement,

     (i) it has conducted due diligence with respect to the financial condition of the Company and the value of the Shares, through direct contact with officials of the Company;

     (ii) it has not relied on any express or implied representation or warranty by the Key Shareholders or the Company not expressly contained in, or referred to by, this Agreement, including, without limitation, any express or implied representation or warranty concerning the financial condition of the Company or the value of the Shares.

     Therefore, the Key Shareholders shall have no liability to the Acquirer with respect to the financial condition of the Company or the value of the Shares. The Key Shareholders' only liability to the Acquirer in connection with the purchase of the Shares is for a breach of an express representation, warranty or covenant contained in this Agreement. In no event shall a Key Shareholder's liability under this Agreement exceed the value of the Acquisition Amount received by such Key Shareholder from the Acquirer hereunder provided, however, that such limitation on a Key Shareholder's liability shall only apply to such Key Shareholder's liability under this Agreement, and shall not extend to, nor otherwise limit, such Key Shareholder's liability under the other Transaction Documents.


                                      (B)23

     IN WITNESS WHEREOF, the Acquirer and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, and the Key Shareholders have each signed this Agreement in their individual capacities, all as of the date first written above.

                              RMC HOLDINGS, INC.


                                       /s/ Michael A. Lukes
                              By:      -----------------------------------
                              Name:
                              Title:



                              IDACORP, INC.


                                        /s/ Richard Riazzi
                              By:      -----------------------------------
                              Name:
                              Title:



                              KEY SHAREHOLDERS


                              /s/ Michael A Lukes
                              -----------------------------------------
                              Michael A Lukes


                              /s/ Shane Jimenez
                              -----------------------------------------
                              Shane Jimenez


                              /s/ Cameron Christian
                              -----------------------------------------
                              Cameron Christian


                              /s/ Sean Rietze
                              -----------------------------------------
                              Sean Rietze


                              /s/ Rebecca Yeager
                              -----------------------------------------
                              Rebecca Yeager


                              /s/ Brian Pettersen
                              -----------------------------------------
                              Brian Pettersen


                              /s/ Alex Phillips
                              -----------------------------------------
                              Alex Phillips

                                      (B)24

                              /s/ Douglas McMurray
                              -----------------------------------------
                              Douglas McMurray


                              /s/ Derek Denk
                              -----------------------------------------
                              Derek Denk


                                      (B)25

                                     ANNEX A

Key Shareholder:

       Name:         Michael A. Lukes

       Address:      3185 Boulder Heights Drive,
                     Boise, ID 83712

Number of Key Shareholders Shares Beneficially Owned:

                    Two million, six hundred and one thousand, nine hundred sixty-one (2,601,961) shares

     Number of Shares being transferred to the Acquirer pursuant to Section 2.1(a) of the Agreement:

                    One million, three hundred twenty seven thousand point eleven, (1,327,000.11) Shares

         /s/ Michael A. Lukes
By:      -----------------------------------

Name:    Michael A. Lukes

         10/23/00
Date:   ------------------------------------

     Number of Shares being transferred to the Acquirer pursuant to Section 2.1(b) of the Agreement:

                    ---------------------------------- (---------) Shares

By:      -----------------------------------

Name:    Michael A. Lukes

Date:    -----------------------------------

                                      (B)A-1

Key Shareholder:

       Name:         Shane Jimenez

       Address:      9001 W. Duck Lake Dr.
                     Boise, ID 83714

Number of Key Shareholders Shares Beneficially Owned:

                    One million, three hundred eighty thousand, one hundred seventy-eight (1,380,178) shares

     Number of Shares being transferred to the Acquirer pursuant to Section 2.1(a) of the Agreement:

                    Seven hundred and three thousand, eight hundred and ninety point seven eight (703,890.78) Shares

         /s/ Shane Jimenez
By:      -----------------------------------

Name:    Shane Jimenez

         10/23/00
Date:    -----------------------------------

     Number of Shares being transferred to the Acquirer pursuant to Section 2.1(b) of the Agreement:

                    ---------------------------------- (---------) Shares

By:      -----------------------------------

Name:    Shane Jimenez

Date:    -----------------------------------

                                      (B)A-2

Key Shareholder:

       Name:         Cameron Christian

       Address:      14390 W. Kettle Creek Dr.
                     Boise, ID 83713


Number of Key Shareholders Shares Beneficially Owned:

                    Three   hundred  and  fifty-one   thousand,   seven  hundred
                    seventy-five (351,775) shares

     Number of Shares being transferred to the Acquirer pursuant to Section 2.1(a) of the Agreement:

                    One hundred seventy-nine thousand, four hundred and five point two five (179,405.25) Shares

         /s/ Cameron Christian
By:      -----------------------------------

Name:    Cameron Christian

         10/23/00
Date:    -----------------------------------

     Number of Shares being transferred to the Acquirer pursuant to Section 2.1(b) of the Agreement:

                    ---------------------------------- (---------) Shares

         /s/ Cameron Christian
By:      -----------------------------------

Name:    Cameron Christian

         10/23/00
Date:    -----------------------------------

                                      (B)A-3

Key Shareholder:

       Name:         Sean Rietze

       Address:      2526 S. Yankee
                     Boise, ID 83709

Number of Key Shareholders Shares Beneficially Owned:

                    Two hundred fifty-five thousand, five hundred one (255,501) shares

     Number of Shares being transferred to the Acquirer pursuant to Section 2.1(a) of the Agreement:

                    One hundred thirty thousand, three hundred and five point five one (130,305.51) Shares


         /s/ Sean Rietze
By:      -----------------------------------

Name:    Sean Rietze

         10/23/00
Date:    -----------------------------------

     Number of Shares being transferred to the Acquirer pursuant to Section 2.1(b) of the Agreement:

                    ------------------------------____ (-----____) Shares

By:      -----------------------------------

Name:    -----------------------------------

Date:    -----------------------------------


                                      (B)A-4

Key Shareholder:



       Name:        Rebecca Yeager

       Address:     2671 N. Eureka Ave.
                    Meridian, ID 83642

Number of Key Shareholders Shares Beneficially Owned:

                    Ten thousand (10,000) shares

     Number of Shares being transferred to the Acquirer pursuant to Section 2.1(a) of the Agreement:

                    Five thousand, one hundred (5,100) Shares

         /s/ Rebecca Yeager
By:      -----------------------------------

Name:    Rebecca Yeager

         10/23/00
Date:    -----------------------------------

     Number of Shares being transferred to the Acquirer pursuant to Section 2.1(b) of the Agreement:

                    ---------------------------------- (---------) Shares

By:      -----------------------------------

Name:    Rebecca Yeager

Date:    -----------------------------------

                                      (B)A-5

Key Shareholder:

       Name:        Brian Pettersen

       Address:     2025 E. Lincoln Circle
                    Salt Lake City, UT 84124

Number of Key Shareholders Shares Beneficially Owned:

                    Six hundred thirty-five thousand, seven hundred twenty-three (635,723) shares

     Number of Shares being transferred to the Acquirer pursuant to Section 2.1(a) of the Agreement:

                    Three hundred twenty four thousand, two hundred eighteen point seven three (320,218.73) Shares

         /s/ Brian Pettersen
By:      -----------------------------------

Name:    Brian Pettersen

         10/23/00
Date:    -----------------------------------

     Number of Shares being transferred to the Acquirer pursuant to Section 2.1(b) of the Agreement:

                    ---------------------------------- (---------) Shares

By:      -----------------------------------

Name:    Brian Pettersen

Date:    -----------------------------------


                                      (B)A-6

Key Shareholder:

       Name:        Alex Philipps

       Address:     5436 Williamsburg Rd.
                    Linville, VA 22834

Number of Key Shareholders Shares Beneficially Owned:

                    Five hundred five thousand, two hundred sixty nine (505,269) shares

     Number of Shares being transferred to the Acquirer pursuant to Section 2.1(a) of the Agreement:

                    Two hundred fifty seven thousand, six hundred eighty-seven point one nine (257,687.19) Shares


         /s/ Alex Philipps
By:      -----------------------------------

Name:    Alex Philipps

         10/23/00
Date:    -----------------------------------


     Number of Shares being transferred to the Acquirer pursuant to Section 2.1(b) of the Agreement:

                    ---------------------------------- (---------) Shares

         /s/ Alex Philipps
By:      -----------------------------------

Name:    Alex Philipps

         10/23/00
Date:    -----------------------------------


                                      (B)A-7

Key Shareholder:

       Name:        Douglas McMurray

       Address:     615 Bryden Ave.
                    Lewiston, ID 83501

Number of Key Shareholders Shares Beneficially Owned:

                    Two hundred fourteen thousand, one hundred thirty (214,130) shares

     Number of Shares being transferred to the Acquirer pursuant to Section 2.1(a) of the Agreement:

                    One hundred and nine thousand, two hundred six point three (109,206.3) Shares


         /s/ Douglas McMurray
By:      -----------------------------------

Name:    Douglas McMurray

         10/23/00
Date:    -----------------------------------


     Number of Shares being transferred to the Acquirer pursuant to Section 2.1(b) of the Agreement:

                    ---------------------------------- (---------) Shares

By:      -----------------------------------

Name:    Douglas McMurray

Date:    -----------------------------------


                                      (B)A-8

Key Shareholder:

       Name:        Derek Denk

       Address:     1800 N. Cole Rd., Apt. 1306
                    Boise, ID 83704

Number of Key Shareholders Shares Beneficially Owned:

                    Twenty thousand, eight hundred sixty-two (20,862) shares

     Number of Shares being transferred to the Acquirer pursuant to Section 2.1(a) of the Agreement:

                    Ten  thousand,   six  hundred  thirty  nine  point  six  two
                    (10,639.62) Shares


         /s/ Derek Denk
By:      -----------------------------------

Name:    Derek Denk

         10/23/00
Date:    -----------------------------------

     Number of Shares being transferred to the Acquirer pursuant to Section 2.1(b) of the Agreement:

                    ---------------------------------- (---------) Shares

By:      -----------------------------------

Name:    Derek Denk

Date:    -----------------------------------

                                      (B)A-9

                                     ANNEX B

                              ACQUISITION AGREEMENT

[Attached as Annex A to the Prospectus]





                                      (B)B-1

                                     ANNEX C

                       Form of Opinion of Stoel Rives LLP

IDACORP, Inc.
1221 W. Idaho Street,
Boise, Idaho 83702-5627

Ladies and Gentlemen:

     We are furnishing this opinion to you pursuant to Section 2.4.2 of the Key Shareholders Agreement (the "Agreement") dated as of August 1, 2000, by and between IDACORP, Inc. (the "Acquirer"), RMC Holdings, Inc. (the "Company") and each of Cameron Christian, Derek Denk, Shane Jimenez, Michael Lukes, Douglas McMurray, Brian Pettersen, Alex Phillips, Sean Rietze, and/or Rebecca Yeager (the "Key Shareholders"). Each term not defined herein shall have that meaning specified in the Agreement.

         We have acted as counsel for the Company and the Key Shareholders in connection with the execution and delivery by the Company and the Key
Shareholders of the Agreement and in connection with the transactions contemplated thereby. In that regard and for purposes of this opinion, we have examined executed copies of the Agreement and originals or copies, certified or otherwise identified to our satisfaction, of such documents, records and instruments as we have deemed appropriate.

     We have assumed the authenticity of all documents submitted to us as originals, and the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents submitted to us as copies. In making our examination of any documents to which the Acquirer is a party, we have assumed that the Acquirer had the corporate power and authority to execute and deliver such documents and perform all of its obligations thereunder and, as to the Acquirer, we have assumed the due execution and delivery of such documents and the validity and binding effect thereof. As to the accuracy of certain factual matters, we have relied on certificates and written statements of the officers of the Company and the Key Shareholders and factual representations made by the Company and Key Shareholders within the Agreement.

     We express no opinion herein concerning the law of any jurisdiction except federal law, the laws of the State of Idaho and the Idaho Business Corporation Act.

     Based upon the foregoing, we are of the opinion that:

     1. The Company has all requisite corporate power and authority to enter into the Agreement and to consummate the transactions contemplated thereby, and the Key Shareholders have all requisite power and authority to enter into the Agreement and to consummate the transactions contemplated thereby.

     2. The execution and delivery of the Agreement by the Key Shareholders and the Company, and the consummation by the Key Shareholders and the Company of the transactions


                                      (B)C-1
contemplated thereby have been duly authorized by all necessary corporate action on the part of the Company.

     3. The Agreement has been duly executed and delivered by the Key Shareholders and the Company and constitutes a valid and binding obligation of the Key Shareholders and the Company enforceable against the Company and the Key Shareholders in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought.

     4. The execution and delivery of the Agreement does not, and the consummation of the transactions contemplated thereby will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under, or require the consent of any Person under, any provision of the Articles of Incorporation or By-laws of the Company or any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order or decree of which we are aware after making inquiry with respect thereto or any statute, law, ordinance, rule or regulation applicable to the Company or, to our actual knowledge after reasonable investigation, the Key Shareholders or their property or assets.

     5. Except for such consents, approvals, orders, authorizations, registrations, declarations or filings as are contemplated by Sections 2.3.2, 2.3.3, 2.3.4 and/ or 2.3.5 of the Agreement, all of which have been obtained or made or have occurred to our actual knowledge after reasonable investigation, no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority is required by or with respect to the Key Shareholders or the Company in connection with the execution and delivery of the Agreement or the consummation by the Key Shareholders and/or the Company of the transactions contemplated thereby.

     6. To our actual knowledge, after reasonable investigation, the Key Shareholders have, and the delivery to the Acquirer by the Key Shareholders of the Shares pursuant to the Agreement (upon delivery by the Acquirer of the consideration therefor specified in Section 2.2 thereof) will transfer to the Acquirer, good and marketable title to the Shares, free and clear of all Liens.

     7. To our actual knowledge, after reasonable investigation, (i) all of the capital stock of the Company is duly authorized, validly issued, fully paid and nonassessable and (ii) the Key Shareholders' Shares are directly held by such Key Shareholders, free and clear of all Liens other than Permitted Liens and except for transfer restrictions imposed by federal or state securities laws or applicable foreign laws, in the amount or amounts set forth in Annex A.

                                      (B)C-2

     This letter is furnished by us solely for your benefit in connection with the transactions referred to in the Agreement and may not be relied upon for any other purpose, or furnished to, used by, circulated to, quoted to or referred to by, any other person without our prior written consent in each instance.

                                            Very truly yours,





                                            Stoel Rives LLP

                                      (B)C-3

                                     ANNEX D

                   VESTING AND PERFORMANCE CRITERIA TIMETABLE




                                      (B)D-1

                               AMENDMENT No. 1 TO

                       KEY SHAREHOLDERS EXCHANGE AGREEMENT

                                      AMONG

                                  IDACORP, INC.

                                       AND

                         THOSE PERSONS LISTED ON ANNEX A

                                       AND

                               RMC HOLDINGS, INC.,

                          DATED AS OF OCTOBER 10, 2000




3.                                       (B)

     WHEREAS, Section 11.1(v) of the Key Shareholders Exchange Agreement among IDACORP, Inc. (IDACORP") and those persons listed on Annex A to such Key Shareholders Exchange Agreement, dated as of August 1, 2000, (the "Key
Shareholders Exchange Agreement") provides that the Key Shareholders Exchange Agreement may be terminated by any of the parties thereto in the event that the Second Closing (as defined in the Key Shareholders Exchange Agreement) does not occur by the date which is sixty days from the date of the First Closing (as defined in the Key Shareholders Exchange Agreement); and

     WHEREAS, the date which is sixty days from the date of the First Closing (as defined in the Key Shareholders Exchange Agreement) is October 7, 2000 (the "Termination Date"); and

     WHEREAS, the parties to the Key Shareholders Exchange Agreement, and the parties hereto, desire to extend such Termination Date to permit the orderly completion of the transactions contemplated by the Key Shareholders Exchange Agreement and the Acquisition Agreement, by and between IDACORP and RMC Holdings, Inc., dated as of August 1, 2000;

     NOW  THEREFORE,   pursuant  to  Sections   11.1(v)  and  13.3  of  the  Key
Shareholders Exchange Agreement, the parties thereto and hereto hereby amend such Key Shareholders Exchange Agreement as follows:

     Section 11.1(v) of the Key Shareholders Exchange Agreement, which currently reads as follows:

     by any of the Acquirer, the Company or the Key Shareholders if the Second Closing shall not have occurred by the date which is sixty (60) days after the First Closing (the "Termination Date") provided however, that the parties hereto, with the written consent of all the parties hereto, which consent may not be unreasonably withheld, may amend such Termination Date if the party or parties desiring to amend such Termination Date are, at such time, using their commercially reasonable efforts to facilitate the Second Closing, except that a party may not rely on this clause (v) if such party's breach of this Agreement has resulted in such failure to close; or

     is hereby amended to read as follows:

     by any of the Acquirer, the Company or the Key Shareholders if the Second Closing shall not have occurred by the date which is ninety (90) days after the First Closing (the "Termination Date") provided however, that the parties hereto, with the written consent of all the parties hereto, which consent may not be unreasonably withheld, may amend such Termination Date if the party or parties desiring to amend such Termination Date are, at such time, using their commercially reasonable efforts to facilitate the Second Closing, except that a party may not rely on this clause (v) if such party's breach of this Agreement has resulted in such failure to close; or.

                                       (B)

     IN WITNESS WHEREOF, the Acquirer (as defined in the Key Shareholders Exchange Agreement) and the Company (as defined in the Key Shareholders Exchange Agreement) have caused this Amendment No. 1 to the Key Shareholders Exchange Agreement to be signed by their respective officers thereunto duly authorized, and the Key Shareholders (as defined in the Key Shareholders Exchange Agreement) have each signed this Amendment No. 1 to the Key Shareholders Exchange Agreement in their individual capacities, all as of the date first written above.

                                            RMC HOLDINGS, INC.

                                                     /s/ Michael A. Lukes
                                            By:      -------------------------
                                            Name:    Michael A. Lukes
                                            Title:   President / CEO


                                            IDACORP, INC.

                                                     /s/ Richard Riazzi
                                            By:      -------------------------
                                            Name:
                                            Title:



                                            KEY SHAREHOLDERS


                                            /s/ Michael A Lukes
                                            ----------------------------------
                                            Michael A Lukes

                                            /s/ Shane Jimenez
                                            ----------------------------------
                                            Shane Jimenez

                                            /s/ Cameron Christian
                                            ----------------------------------
                                            Cameron Christian

                                            /s/ Sean Rietze
                                            ----------------------------------
                                            Sean Rietze

                                            /s/ Rebecca Yeager
                                            ----------------------------------
                                            Rebecca Yeager

                                            /s/ Brian Pettersen
                                            ----------------------------------
                                            Brian Pettersen

                                       (B)

                                            /s/ Alex Phillips
                                            ----------------------------------
                                            Alex Phillips

                                            /s/ Douglas McMurray
                                            ----------------------------------
                                            Douglas McMurray

                                            /s/ Derek Denk
                                            ----------------------------------
                                            Derek Denk

                                       (B)

                                                                         ANNEX C


            STATEMENT OF THE BOARD OF DIRECTORS OF RMC HOLDINGS, INC.

                                     , 2001

Subject Company Information

     This Board Recommendation Statement (the Recommendation Statement) is being provided by Board of Directors (the Board) of RMC Holdings, Inc. (RMC) to current non-employee shareholders of RMC. RMC is the subject company of an exchange offer by IDACORP, Inc. (IDACORP).

         The address of RMC's principal executive offices is:

         RMC Holdings, Inc.
         150 Federal Way, 4th Floor
         Boise, Idaho 83705

         Telephone: (208) 336-9200
         Facsimile:  (208) 336-4506

     As of             ,  2001,  the  only  class  of  equity  securities of RMC
which is outstanding is common stock of RMC, par value $.0001 per share (RMC Common Stock). As of March 20, 2001, 2001, there were 19,179,507 shares of RMC Common Stock outstanding.

Offeror Information

     IDACORP has initiated an exchange offer, described in the prospectus to which this recommendation statement is attached, and which is part of IDACORP's registration statement on Form S-4, filed on March 22, 2001, for up to 3,594,108 shares of RMC Common Stock, which equals 18.84% of the outstanding RMC Common Stock. We refer to the exchange offer, as described in the prospectus, as the Exchange Offer. The Exchange Offer provides that IDACORP is offering to exchange any amount, and up to all, of your shares of RMC Common Stock for shares of IDACORP common stock, without par value (IDACORP Common Stock), subject to the conditions and limitations described in the Exchange Offer. The address of IDACORP's principal executive offices is:

         IDACORP, Inc.
         1221 W. Idaho Street,
         Boise, Idaho 83702-5627

         Telephone: 208-388-2200
         Facsimile:

                                      (C)1

Terms of the Exchange Offer, Prior Transactions

     The Exchange Offer is third in a series of transactions whereby IDACORP will acquire at least 81.26% and up to 84.73% of the currently outstanding shares of RMC Common Stock. The first transaction in this series was the purchase by IDACORP of 9,610,000 newly issued shares of RMC common stock, which acquisition closed on August 9, 2000. The second transaction was the acquisition of 3,047,453.49 shares RMC Common Stock held by certain employee shareholders of RMC (whom we refer to as the Key Shareholders), which amount of shares constituted approximately 51% of the RMC Common Stock held by these Key Shareholders. This second transaction closed on November 6, 2000.

     Under the terms of the Exchange Offer, which is the third transaction in this series of transactions, for each share of RMC Common Stock which you validly offer for exchange, do not withdraw, and which is validly accepted for exchange in accordance with the terms of the Exchange Offer, you will receive consideration equal to (a) $1.7242 divided by (b) the average of the high and low sales prices of IDACORP Common Stock (as reported on the New York Stock Exchange (the NYSE) Composite Transactions reporting system as published in The Wall Street Journal or, if not published therein, in another authoritative source) on each of the twenty consecutive trading days ending with the eleventh trading day immediately preceding the scheduled expiration date of the Exchange Offer (as set forth in the Exchange Offer)) multiplied by (c) one share of IDACORP Common Stock. If the preceding calculation yields aggregate consideration due to you which includes a fractional share of IDACORP Common Stock, then you will, for such fractional share, receive a cash payment in the form of a check equal to (d) the fraction of IDACORP Common Stock resulting from the calculation above multiplied by (e) the closing price per share of IDACORP Common Stock (as reported on the NYSE Composite Transactions reporting system as published in The Wall Street Journal or, if not published therein, in another authoritative source) on the date the Exchange Offer closes (as set forth in the Exchange Offer).

     Any consideration which you may receive under the Exchange Offer may be reduced by such amounts as may be required to be deducted and withheld for the payment of withholding taxes in connection with the payment of such consideration under the Internal Revenue Code of 1986, as amended, or under any provision of state, local or foreign tax law.

     In connection with this series of transactions, RMC and/or IDACORP and/or the Key Shareholders have entered into the following agreements:

o    an Acquisition Agreement, between IDACORP and RMC, dated August 1, 2000;

o    an Amendment No. 1 to the Acquisition Agreement, dated October 10, 2000;

o a Key Shareholders Agreement, between IDACORP and the Key Shareholders, dated August 1, 2000;

o    an Amendment  No. 1 to the Key  Shareholders  Agreement,  dated October 10,
     2000;

                                      (C)2

o a Purchase and Sale Agreement, between RMC and the Key Shareholders, dated August 1, 2000; and

o    employment agreements between RMC and each of the Key Shareholders.

     The terms of the Acquisition Agreement, the Purchase and Sale Agreement and the Key Shareholders Agreement are set forth in the prospectus to which this Recommendation Statement is attached. We agree with these descriptions of the terms of the agreements, and refer you to the descriptions of the Acquisition Agreement, the Key Shareholders Agreement and the Purchase and Sale Agreement in the Exchange Offer for these descriptions. These documents, as they may be amended, are also attached to the Exchange Offer as Annexes A, B and E, respectively.

     Also, as stated above, RMC has entered into employment agreements with Michael Lukes, Shane Jimenez, Patti E. Lukes, Cameron Christian, Sean Rietze, Rebecca Yeager, Brian Pettersen, Alex Phillips, Doug McMurray, and Derek Denk which address the terms of employment with said employees, including without limitation duties and responsibilities, compensation, termination of employment and non-competition requirements

Recommendation of the Board

     The Board has determined that the terms of acquisition, including the terms of the Exchange Offer, are fair and in the best interests of the RMC shareholders, and offer the holders of RMC Common Stock increased value in the form of the IDACORP Common Stock, which will provide greater liquidity as a publicly traded stock and an ownership interest in a larger, more diversified company.

     Accordingly, the Board has unanimously approved and adopted both the Acquisition Agreement and the Exchange Offer and unanimously recommends that the holders of RMC Common Stock offer all of their shares of RMC Common Stock to IDACORP in accordance with the terms of the Exchange Offer.

     In its deliberations concerning the Exchange Offer, the Board considered RMC's and IDACORP's respective businesses, operations, assets, management, geographic location and prospects, particularly the historical and projected performance of the IDACORP business and the established value of the IDACORP Common Stock. Also, the Board considered the financial condition and results of operations of RMC and IDACORP both on a historical and on a prospective basis. Other factors considered by the Board include:

o the current and historical prices, trading information and dividend payments with respect to the IDACORP Common Stock as compared with the RMC stock;

o the fact that according to the tax opinion issued by Deloitte and Touche, LLP, as tax advisor to RMC, the exchange will more likely than not be tax-free to holders of RMC Common Stock who participate in the Exchange Offer (except for any cash paid in lieu of fractional shares of IDACORP Common Stock);

                                      (C)3

o the terms of the Acquisition Agreement, which provide for substantially reciprocal representations and warranties, conditions to closing and rights relating to termination;

o the current status of the industry and economic, market and regulatory conditions;

o IDACORP's and RMC's compatible corporate cultures and vision of the future of the energy and ISP businesses;

o    the ability to  successfully  consummate the  acquisition  and the Exchange
     Offer;

o the lack of other opportunities for RMC shareholders to sell their RMC Common Stock;

o the financial condition, results of operations, cash flows, earnings, assets and prospects of RMC if it remains an independent company;

o the potential strategic alternatives available to RMC and the viability and risks associated with each alternative, including the prospects for RMC on a stand-alone basis and the risks associated with achieving and executing upon RMC's business plan, both short-term and long-term;

o the belief of RMC's management that, based on its review of RMC's strategic alternatives it is unlikely that any party would propose an alternative transaction that would be more favorable to RMC and its shareholders than the Exchange Offer;

o the opportunity of the combined company to reduce costs through economies of scale that would not have been readily achievable by RMC independently, and the elimination of redundant operations and duplicate administrative functions;

o the increasing competition in RMC's markets from both existing and potential competitors; and

o the fact that the Exchange Offer will present the opportunity for the holders of shares of RMC Common Stock to participate in a significantly larger and more diversified company and, as shareholders of IDACORP, to have greater liquidity in their shares and to benefit from any future growth of IDACORP.

     The above factors were considered as a whole and no one factor was assigned a greater significance by the Board than any other.

     Also, on August 8, 2000, the Board of Directors of RMC at that time, adopted resolutions which approved and adopted the Acquisition Agreement and the other agreements set forth therein, which provided that the Board would provide this Recommendation Statement, and undertake other actions necessary to complete the transactions contemplated by the Acquisition Agreement. The current Board of RMC also approved and adopted the Acquisition Agreement and the Exchange Offer
on                 ,  2001.  In the case of this  approval  and  adoption of the
Exchange Offer, a committee of the Board consisting of the sole Director of RMC who is not an

                                      (C)4
employee of IDACORP, Mr. Michael A. Lukes, first approved and adopted the Exchange Offer and agreed to recommend it and its terms to the shareholders of RMC, and then the entire Board unanimously approved and adopted the Exchange Offer and agreed to recommend it and its terms to the shareholders of RMC. Copies of these resolutions are attached to this Recommendation Statement as Exhibits 1 and 2.

     The Exchange Offer is being made available to all of the current shareholders of RMC, excluding those shareholders listed on Annex A to Annex B of the Exchange Offer (who comprise the Key Shareholders). None of the excluded shareholders are eligible to participate in the Exchange Offer.

     The Board, by the unanimous vote of all directors, has approved and adopted both the Acquisition Agreement and the Exchange Offer, believes that the terms of the Exchange Offer are in the best interest of the holders of RMC common stock for the reasons set forth herein and recommends that the holders of RMC common stock exchange all of their shares of RMC common stock for shares of IDACORP common stock in accordance with the terms of the exchange offer.

     None of the members of the Board, nor RMC have been employed, retained, or otherwise compensated (other than as set forth above in connection with the acquisition of any shares of RMC Common Stock which the Key Shareholders may have owned) in connection with making this recommendation. The Board's making of this recommendation is a condition precedent to IDACORP's obligation to conduct the Exchange Offer.

Prior Transaction Involving RMC Common Stock

     As stated above, there have been numerous transactions between RMC, IDACORP and the Key Shareholders with respect to RMC Common Stock. These transactions were undertaken in connection with the first two transactions described above, whereby IDACORP acquired 3,047,453.49 shares of RMC Common Stock, which constitute 65.99% of the outstanding shares of RMC Common Stock. For a description of the material terms of these transactions, we refer you to the descriptions of these transactions in the "Exchange Offer" and "Material Contracts with RMC" sections of the Exchange Offer.

     In the past sixty days no transactions involving RMC Common Stock have occurred between RMC and IDACORP.

Other Actions by the Board

     Apart from the transaction and agreements set forth above, RMC, its subsidiaries and its affiliates have not undertaken, and are not engaged in, any other negotiations with IDACORP or any other person with respect to any tender offer or acquisition of RMC's or IDACORP's securities.

                                      (C)5

Exhibits

     The following documents are attached to this Recommendation Statement as exhibits:

     1. Approval, Adoption and Recommendation of Michael A. Lukes, Director of RMC, recommending the Exchange Offer.

     2. Resolution of the Board of Directors of RMC, approving, adopting and recommending the Exchange Offer.

                                      (C)6

By:    -----------------------------    By:    -----------------------------

Name:  Michael A. Lukes                 Name:  J. LaMont Keen

Title: Director                         Title: Director

Date:  March     , 2001                 Date:  March     , 2001




By:    -----------------------------    By:    -----------------------------

Name:  Jan. B. Packwood                 Name:  Jim C. Miller

Title: Director                         Title: Director

Date:  March     , 2001                 Date:  March     , 2001




By:    -----------------------------    By:    -----------------------------

Name:  Richard Riazzi                   Name:  Michael M. Feiler

Title: Director                         Title: Director

Date:  March     , 2001                 Date:  March     , 2001


                                      (C)7

                                                                         ANNEX D


March 9, 2001


Board of Directors
RMC Holdings, Inc.

150 Federal Way, 4th Floor
Boise, Idaho 83705

Ladies and Gentlemen:

You requested our opinion regarding the federal income tax consequences of a multiple-step transaction in which IDACORP, Inc. ("Acquiring"), will acquire a controlling interest in the stock of RMC Holdings, Inc. ("Target"), as described below (the "Acquisition").

In preparing this opinion, we have relied solely on and have assumed the correctness of: (1) the Acquisition Agreement by and between IDACORP, Inc. and RMC Holdings, Inc. dated as of August 1, 2000, and amended on October 10, 2000, including all exhibits thereto (the "Acquisition Agreement"); (2) the Key Shareholders Exchange Agreement among IDACORP, Inc., and those persons listed on Annex A, and RMC Holdings, Inc., dated as of August 1, 2000 (the "Key Shareholders Agreement"); (3) the Purchase and Sale Agreement by and between RMC Holdings and certain shareholders of RMC Holdings, Inc., dated as of August 1, 2000 (the "Purchase and Sale Agreement"); (4) a form of Employment Agreement to be entered into by and between RMC Holdings, Inc., and certain of its employees;
(5) Certifications of RMC Holdings, Inc., executed by Michael Lukes, President and Chief Executive Officer, dated October 23, 2000, and March 8, 2001, containing certain factual representations regarding the Acquisition (the "RMC Tax Certificate"); (6) Certifications of IDACORP, Inc., executed by Richard Riazzi, Senior Vice President, Generation and Marketing, dated November 3, 2000, and February 28, 2001, containing certain factual representations regarding the Acquisition (the "IDACORP Tax Certificate"); and (7) the facts and assumptions set forth in this letter. Any changes to these documents or any material variations or differences in the facts or assumptions as stated or incorporated in the documents referred to above and in this opinion may affect our conclusions. Capitalized terms that are not defined in this letter shall have the meaning provided in the Acquisition Agrement, the Key Shareholders Agreement, or the Purchase and Sale Agreement.

The following is a summary of the essential facts relating to the Acquisition that our opinion covers:

                                      (D)1

Board of Directors
RMC Holdings, Inc.
March 9, 2001
Page 2

FACTS

IDACORP, Inc. ("Acquiring") is a holding company that was organized under Idaho law in 1998. Acquiring's principal subsidiary is Idaho Power Company, an electric public utility. Acquiring has issued and outstanding a single class of voting common stock, which is publicly traded and widely held, and four classes of preferred stock.

RMC Holdings, Inc. ("Target") is an Idaho corporation that is engaged in ongoing business activities. The authorized capital stock of Target consists of 50,000,000 shares of common stock and 10,000,000 shares of preferred stock, of which 9,569,507 shares of common stock were issued and outstanding prior to August 9, 2000. No preferred stock is issued and outstanding or has been issued and outstanding in the past five years. Not more than 40,000 shares of common stock are reserved for issuance upon the exercise of outstanding options and warrants. There are no other rights by which any person is entitled to acquire shares of Target common or preferred stock. Target is not under any obligation, contingent or otherwise, to purchase or otherwise acquire any shares of its common stock or purchase or otherwise acquire any of its securities.

The Boards of Directors of Acquiring and Target have determined that it is in the best interests of the corporations and their shareholders for Acquiring to acquire a controlling stock ownership interest in Target. Accordingly, the following transactions have occurred or are proposed:

     1. On August 9, 2000, Acquiring transferred a promissory note to Target in exchange for 9,610,000 newly issued shares of Target common stock (the "First Closing").

     2. Pursuant to the Key Shareholders Agreement, on November 6, 2000, Acquiring acquired, initially, 50% of the number of shares of Target common stock owned by each Key Shareholder solely in exchange for shares of Acquiring voting common stock (the Second Closing). The shares of Acquiring voting common stock to be received by the Key Shareholders will be placed in an escrow account and will be disbursed in accordance with Article Twelve of the Key Shareholders Agreement. Each shareholder will be entitled to receive all dividends or other distributions (whether payable in cash or stock or otherwise) on such stock and to vote all such shares held in escrow. The escrow will terminate on January 1, 2005, and any shares of Acquiring common stock which are not released to the Key Shareholders pursuant to the terms of Section 12.2 will be forfeited by the Key Shareholders and returned to Acquiring.

     3. Acquiring will make an Exchange Offer, whereby it will offer to acquire all of the Target common stock owned by shareholders other than the Key

                                      D(2)

Board of Directors
RMC Holdings, Inc.
March 9, 2001
Page 3


          Shareholders solely in exchange for shares of Acquiring voting common stock (the Third Closing).

     4. In the event that less than 100% of the Target shares owned by shareholders other than the Key Shareholders are transferred to Acquiring pursuant to the Exchange Offer, the Key Shareholders, at the request of Acquiring, must increase the number of shares of Target common stock transferred to Acquiring, such that, upon completion of the Acquisition, Acquiring will own at least 84.56% of the Target common shares outstanding at the time.

     5. No fractional shares of Acquiring voting common stock will be issued in the transaction. In lieu thereof, Acquiring will pay to each Target shareholder otherwise entitled to a fractional share interest an amount of cash equal to the value of the fractional share, which value will be determined based on the average price per share of such common stock on the Third Closing Date.

     6. Acquiring intends to acquire the shares of its own voting common stock required to make the exchanges with the Target shareholders by purchasing such stock on the open market prior to the Acquisition. Acquiring's obligation to proceed with the Acquisition is contingent upon its ability to purchase sufficient shares of its common stock in the open market to complete the closings.

     7. In connection with the Acquisition, the Key Shareholders will enter into employment agreements with Target.

     8. In connection with the Acquisition, certain Key Shareholders who are employees of Target will enter into non-competition agreements with Acquiring and Target.

     9. Certain individual Target shareholders entered into the Purchase and Sale Agreement dated August 1, 2000, pursuant to which they have the right to "put" a certain number of their retained shares of Target common stock to Target on designated dates, the earliest of which is March 31, 2003 and the latest (subject to extension, as described below) of which is March 31, 2006. Target's obligation to purchase any shares presented to it pursuant to the Purchase and Sale Agreement will be subject to Cash Flow Limitations, which will vary based on the purchase date. If shareholders have tendered their shares for sale pursuant to this agreement, and Target's cash flow has not permitted it to purchase such shares, the shareholders will have additional rights to put the shares to Target on March 31, 2007, and each successive year until Target's Available Cash is sufficient to

                                      D(3)

Board of Directors
RMC Holdings, Inc.
March 9, 2001
Page 4


          purchase all of the shares. If any shareholder has not tendered its shares to Target for purchase pursuant to this agreement on or before March 31, 2006, the shareholder will not have any further rights under the agreement.




REPRESENTATIONS

The representations in the IDACORP Tax Certificate and the RMC Tax Certificate are incorporated herein by reference.

APPLICABLE LAW

Section 368(a)(1)(B) defines the term "reorganization" to include the acquisition by one corporation, in exchange solely for all or a part of its voting stock (or in exchange solely for all or a part of the voting stock of a corporation which is in control of the acquiring corporation), of stock of another corporation if, immediately after the acquisition, the acquiring corporation has control of such other corporation (whether or not such acquiring corporation had control immediately before the acquisition). Control for purposes of section 368(a)(1)(B) is defined in section 368(c) of the Code.
Section 368(c) requires the ownership of stock possessing at least 80% of the total combined voting power of all classes of stock entitled to vote and at least 80% of all other classes of stock. Rev. Rul. 59-259, 1959-2 C.B. 115, interprets section 368(c) to require ownership of at least 80% of each class of non-voting stock.

A section 368(a)(1)(B) reorganization permits no consideration other than voting stock of the acquiring corporation or (as described in the parenthetical language in the preceding sentence) a corporation controlling the acquiring corporation. Rev. Rul. 75-123, 1975-1 C.B. 115; see Helvering v. Southwest Consolidated Corp., 315 U.S. 194 (1942). All transactions related to the purported reorganization must be examined to determine whether the "solely for" requirement is satisfied. For example, in Rev. Rul. 75-360, 1975-2 C.B. 110, the Internal Revenue Service ("IRS" or "Service") stated that the solely for requirement would be violated if the acquiring corporation directly or indirectly purchases any of the target corporation stock. In the facts of the ruling, the target corporation redeemed its own stock with borrowed funds, and the acquiring corporation repaid the loans with its funds one week after the acquisition.

The IRS has interpreted the solely for requirement in numerous published rulings, several of which may be relevant to the proposed transaction. The Service has ruled that the issuance of cash in lieu of fractional share interests in the acquiring corporation's stock will not violate the solely for voting stock requirement, provided the issuance of cash is merely to avoid the inconvenience and expense of issuing fractional shares and is not a separately bargained for consideration. Rev. Rul. 66-365, 1966-2 C.B. 116; Mills v. Commissioner, 331 F.2d. 321 (5th Cir. 1964). Further, under Rev. Rul. 66-365 and Rev. Proc. 77-41, 1977-2 C.B. 574, the IRS takes the position that the fractional shares are treated as issued to the target corporation shareholders and then redeemed by the



                                      D(4)

Board of Directors
RMC Holdings, Inc.
March 9, 2001
Page 5


acquiring corporation. Under section 302(a), the cash payments are treated as having been received as distributions in full payment in exchange for the stock redeemed, provided the redemption is not essentially equivalent to a dividend. In general, the IRS position means that the cash payments are subject to section 302(a) and, therefore, the receipt of cash results in gain or loss measured by the difference between the shareholder's basis in the fractional share interest (determined under section 358) and the amount of cash received. Such gain or loss is capital gain or loss to a target shareholder who held the stock as a capital asset on the date of the exchange, subject to the provisions and limitations of Subchapter P of Chapter 1 of the Code.

Rev. Rul. 72-522, 1972-2 C.B. 215, states that the acquiring corporation's simultaneous purchase of newly issued shares directly from a target corporation is a separate transaction that will not affect the reorganization, even though it occurs as a part of an overall plan, provided none of the cash is distributed directly or indirectly to the target corporation's shareholders.

If the terms of the acquiring corporation stock permit holders the right to "put" their stock back to the acquiring corporation, such right ordinarily will not violate the solely for requirement because the right is an attribute of the acquiring corporation stock. See Rev. Rul. 78-142, 1978-1 C.B. 112; but see Rev. Rul. 69-265, 1969-1 C.B. 109 (right to put subsidiary stock to parent corporation). In general, however, if a redemption or other repurchase occurs immediately or is planned, step transaction principles may cause the solely for requirement to be violated. Rev. Rul. 75-360, 1975-2 C.B. 110 (referred to above).

Under Rev.  Rul.  73-54,  1973-1 C.B.  187, the  acquiring  corporation  may pay reorganization expenses that are "solely and directly related to the reorganization," but the payment of shareholder expenses will violate the solely for requirement. Employment agreements and non-competition agreements will not violate the "solely for" requirement, as long as the amounts payable under such agreements are reasonable in light of the value of the services rendered or the rights surrendered. Rev. Rul. 77-271, 1977-2 C.B. 116; Rev. Rul. 68-473, 1968-2
C.B. 191; Treas. Reg. 1.356-5(b).

In order for the parties to a reorganization (here, Acquiring and Target) to enjoy tax-free treatment, the reorganization must be pursuant to a "plan of reorganization." Although neither the Code nor the regulations defines the term plan of reorganization, the regulations explain that the term should not be construed as broadening the definition of a reorganization set forth in section 368(a). Reg. 1.368-2(g). The plan of reorganization must be adopted by each of the corporations that is a party to the reorganization. Reg. 1.368-3(a).

In addition to the definitional requirements found in section 368(a), Treasury regulations under section 368 provide that all types of reorganizations must satisfy certain nonstatutory requirements that were originally developed by the courts, consistent with

                                      D(5)

Board of Directors
RMC Holdings, Inc.
March 9, 2001
Page 6


the purposes of the reorganization provisions. All section 368(a)(1)(B) reorganizations must satisfy the requirements of (i) business purpose, (ii) continuity of shareholder interest, and (iii) continuity of business enterprise. Sections 1.368-1(b) and -2(g) require that every reorganization must have a corporate business purpose, generally meaning that the reorganization "must be undertaken for reasons germane to the continuance of the business of a corporation a party to the reorganization."

The continuity of shareholder interest requirement is intended to prevent transactions that resemble sales from qualifying for tax-free treatment. It requires that a substantial part of the value of the proprietary interests in the target corporation must be preserved in the reorganization, generally by exchanging stock of the target corporation for stock of the acquiring corporation. Treas. Reg. 1.368-1(e). A proprietary interest in the target corporation is not preserved if, in connection with the transaction, it is acquired by the issuing corporation for consideration other than stock of the issuing corporation, or it is redeemed by the issuing corporation or a related person (as defined in Reg. 1.368-1(e)(3)). Reg. 1.368-1(e)(1), (2), and (3). In
the case of a section 368(a)(1)(B) reorganization, however, any such redemptions or preplanned purchases by the acquiring corporation or a related person also would raise a "solely for" question. See Rev. Rul. 75-360, 1975-2 C.B. 110 (target corporation redeemed its own stock, but acquiring corporation transferred cash to the target shortly after the closing); Rev. Rul. 85-139, 1985-2 C.B. 123 (cash acquisition of 10% of the target corporation stock by acquiring corporation's subsidiary).

The continuity of business enterprise rules in Reg. 1.368-1(d) require that the acquiring corporation must either continue the target corporation's historic business or use a significant portion of the target corporation's historic business assets in a business. These rules apply to stock acquisitions in B reorganizations by requiring that the target corporation itself satisfy the COBE requirements by continuing its own business or using its historic business assets in a continuing business. Rev. Rul. 81-92, 1981-1 C.B. 133.

Section 368(a) merely defines the term "reorganization." Section 368(b) provides in part that the term "party to a reorganization" includes both corporations in the case of a reorganization resulting from the acquisition by one corporation of stock of another. Other Code sections provide the consequences to the corporations and shareholders who transfer or exchange property in the transactions. In general, section 354 applies to the shareholders of a target corporation in a B reorganization and provides that each shareholder will not recognize gain or loss upon the receipt of acquiring corporation stock (which is stock of a "party to a reorganization") solely in exchange for his or her target corporation stock (also stock of a party to a reorganization). Section 358(a)(1) provides that the basis of the acquiring corporation stock received by an exchanging shareholder is the same as the basis of the target corporation stock surrendered in exchange therefor. Section 1223(1) provides that the target corporation shareholders' holding period for the acquiring corporation stock includes the period the target

                                      D(6)

Board of Directors
RMC Holdings, Inc.
March 9, 2001
Page 7


corporation stock was held, provided the exchanging shareholder held the target corporation stock as a capital asset on the date of the exchange.

Section 356(g) and Treas. Reg. 1.356-5 state that certain transactions described in section 354 may involve other aspects, such as gifts or the payment of compensation. In such event, the tax consequences of the transaction that are not within the scope of section 354 (or 355 or 356) must be determined under other applicable provisions of the Code. Rev. Rul. 74-269, 1974-2 C.B. 87, illustrates the application of section 356(g) to an exchange that is not for fair market value, resulting in collateral tax consequences at the shareholder level. The application of section 356(g) generally requires an analysis of all of the facts and circumstances to determine the nature of the transaction and any necessary adjustments.

ANALYSIS AND CONCLUSION

In the Acquisition, through a series of steps, Acquiring will acquire shares of Target common stock (i) directly from Target; (ii) from certain Key Shareholders of Target through a privately negotiated transaction; and (iii) through an Exchange Offer with Target's other shareholders. Immediately following the last of these steps, Acquiring will own at least 84.56% of the outstanding common stock of Target, and Target will have no other classes of stock outstanding.
Thus, Acquiring will be in control of Target within the meaning of section 368(c) immediately after the Acquisition.

We believe that it is more likely than not that the solely for voting stock requirement will be satisfied. The only consideration provided by Acquiring to the Key Shareholders and Target's other shareholders in the exchanges described above will be shares of Acquiring voting common stock. Acquiring will acquire newly issued shares of Target common stock directly from Target for cash, but Rev. Rul. 72-522 treats the purchase as a separate transaction even though it is part of an "overall plan." The ruling concludes that such a purchase does not violate the solely for requirement as long as the former target corporation shareholders do not receive any portion of the cash payment, either directly or indirectly. Here none of the cash received by Target will be received by any of the former Target shareholders. Certain Target shareholders who retain a minority interest in Target following the reorganization will have the right to "put" their shares to Target on certain dates beginning March 31, 2003, pursuant to the Purchase and Sale Agreement. None of Acquiring's cash will be set aside for the benefit of, or otherwise reserved for, the Target minority shareholders. Target will use the cash in its ongoing business operations. Furthermore, Target's ability to repurchase shares of its stock under the Purchase and Sale Agreement will be limited under a cash flow formula. Acquiring has not guaranteed the existence of cash flow on any particular date. Consequently, while Target shareholders who exercise their put rights may expect to have Target purchase their shares at some time, the actual timing of such purchases is outside of their control and is not indirectly guaranteed by Acquiring. Under these circumstances, we believe that Target's put rights more likely than not will not be regarded as other property

                                      D(7)

Board of Directors
RMC Holdings, Inc.
March 9, 2001
Page 8


supplied by Acquiring in the transaction. Finally, amounts paid to certain Key Shareholders under employment and non-competition agreement have been represented to be fair value for the services performed or rights surrendered in exchange therefor.

To the extent that a B reorganization requires a "plan of reorganization," we believe that the Acquisition Agreement should satisfy the requirement.

All of the nonstatutory requirements for reorganization treatment should be satisfied. The Boards of Directors of Acquiring and Target have determined that the transaction is in the best interest of the businesses of the corporations, so the business purpose requirement should be satisfied. The continuity of shareholder requirement should be satisfied because the former shareholders of Target will receive stock representing approximately 85% of the value of their Target stock held before the transaction. Although the Key Shareholders' stock will be held in escrow, the shareholders will possess significant ownership rights during the escrow period through rights to dividends and voting rights. The continuity of business enterprise requirement should be satisfied because Acquiring intends to continue Target's historic business or use Target's historic business assets in a business following the reorganization.

Based on the  foregoing,  it is our opinion that it is more likely than not that
(i) the  Acquisition  will  qualify as a  reorganization  within the  meaning of section 368(a)(1)(B) and (ii) the Acquisition Agreement will constitute a plan of reorganization. Accordingly, it follows that it is further our opinion that it is more likely than not that: (1) the Target shareholders will recognize no gain or loss upon the receipt of Acquiring voting common stock solely in exchange for their Target stock, under section 354; (2) the Target shareholders' basis in the Acquiring voting common stock will be the same as their basis in the Target stock immediately prior to the exchange, under section 358; and (3) the Target shareholders' holding period for the Acquiring voting stock will include the holding period of the Target stock surrendered in exchange therefor, provided that the shareholder held its Target stock as a capital asset on the date of the exchange, under section 1223(1).

Our opinion does not address the possible application of section 356(g) to the Acquisition, or to any other consequences between or among the shareholders of Target as a result of the Acquisition.

This opinion is based solely upon:

     a. the representations, information, documents, and facts that we have included or referenced in this opinion letter;

     b. our assumption (without independent verification) that all of the representations and all of the originals, copies, and signatures of documents reviewed by us are accurate, true, and authentic;

                                      D(8)

Board of Directors
RMC Holdings, Inc.
March 9, 2001
Page 9

     c. our assumption (without independent verification) that there will be timely execution and delivery of and performance as required by the representations and documents;

     d. the understanding that only the specific Federal income tax issues and tax consequences opined upon herein are covered by this tax opinion, and no other federal, state, or local taxes of any kind were considered;

     e. the law, regulations, cases, rulings, and other tax authority in effect as of the date of this letter. If there are significant changes in or to the foregoing tax authorities (for which we shall have no responsibility to advise you), such changes may result in our opinion being rendered invalid or necessitate (upon your request) a reconsideration of the opinion;

     f. your understanding that this opinion is not binding on the IRS or the courts and should not be considered a representation, warranty, or guarantee that the IRS or the courts will concur with our opinion; and

     g. your understanding that this opinion letter is solely for your benefit, is limited to the described transaction, and may only be relied upon by the parties to the described transaction, namely RMC Holdings, Inc., the shareholders of RMC Holdings, Inc., and IDACORP, Inc.

We consent to the discussion of this tax opinion addressed to RMC Holdings, Inc. in IDACORP's Form S-4 and the attachment of a copy of the entire opinion as an exhibit to the Form S-4. We also consent to IDACORP's use of our name within the Form S-4, but only to state that we are rendering the tax opinion and that the opinion is attached as an exhibit.

Very truly yours,

DELOITTE & TOUCHE LLP
Boise, Idaho


                                      D(9)

                                                                         ANNEX E


                           PURCHASE AND SALE AGREEMENT

                                 BY AND BETWEEN

                                  RMC HOLDINGS

                                       AND

                      CERTAIN SHAREHOLDERS OF RMC HOLDINGS

                           DATED AS OF AUGUST 1, 2000


                                      (E)1

                                TABLE OF CONTENTS

                                                                     Page

Background Information.................................................1
Statement of Agreement.................................................4
   1.    Restrictions on Transfer......................................4
   2.    Sale Right....................................................5
         2.1    First Put..............................................5
                2.1.1    First Put Conditions..........................5
                2.1.2    Date of First Put Closing.....................5
                2.1.3    First Put Closing.............................5
                2.1.4    Cash Flow Limitation..........................5
         2.2    Second Put.............................................6
                2.2.1    Second Put Conditions.........................6
                2.2.2    Date of Second Put Closing....................6
                2.2.3    Second Put Closing............................6
                2.2.4    Cash Flow Limitation..........................6
         2.3    Third Put..............................................7
                2.3.1    Third Put Conditions..........................7
                2.3.2    Date of the Third Put Closing.................7
                2.3.3    Third Put Closing.............................7
                2.3.4    Cash Flow Limitation..........................8
         2.4    Fourth Put.............................................8
                2.4.1    Fourth Put Conditions.........................8
                2.4.2    Date of the Fourth Put Closing................8
                2.4.3    Fourth Put Closing............................8
                2.4.4    Cash Flow Limitation and Carryover............9
         2.5    Employment.............................................9
   3.    Conditions Precedent..........................................9
   4.    First Refusal Option.........................................10
         4.1    Written Offer.........................................10
         4.2    Notice and Exercise...................................10
         4.3    Failure to Exercise...................................10
   5.    Permitted Transfers..........................................10
         5.1    Permitted to Other Shareholders and Others............11
         5.2    Remain Subject to Agreement...........................11
   6.    Amendment and Termination....................................11
         6.1    Amendment.............................................11
         6.2    Termination...........................................11
         6.3    Survival of Agreement.................................11
   7.    Legend on Share Certificates.................................11
   8.    Notices......................................................12
   9.    Governing Law................................................12
   10.   Severability.................................................12
   11.   Non-waiver...................................................13

                                      (E)i

   12.   Indemnification..............................................13
   13.   Further Assurances...........................................13
   14.   Captions.....................................................13
   15.   Successors in Interest/ No Assignment Without Consent........13
   16.   Payment by the Company.......................................13
   17.   Capacity of the Parties......................................13
   18.   Entire Agreement.............................................14
   19.   Expenses.....................................................14
   20.   Arbitration..................................................14
   21.   Execution in Counterparts....................................14


ANNEX A - LIST OF SHAREHOLDERS AND NUMBER/PERCENTAGE OF SHARES OWNED


                                      (E)ii

                           PURCHASE AND SALE AGREEMENT

     This Purchase and Sale Agreement (this "Agreement") is made as of this 1st day of August, 2000 among RMC Holdings, an Idaho corporation (the "Company") and the shareholders of RMC Holdings listed on Annex A hereto (individually, the "Individual Shareholder(s)" and, collectively, the "Shareholders").

                             Background Information

     A. Capitalization. On the date hereof, the Company has fifty million (50,000,000) shares of common stock, $.001 par value per share authorized (the "Shares"), and ten million shares of preferred stock authorized, nine million, five hundred sixty nine thousand, five hundred seven (9,569,507) Shares are issued and outstanding, of which six million, forty five thousand, eighty three (6,045,083) are currently held by the Individual Shareholders in the amounts set forth on Annex A hereto.

     B. Succession Arrangement. The Company and the Shareholders desire to enter into this Agreement to provide for the orderly succession of the Company's business operations and ownership.

     C. Definitions. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings set forth below. Each such term shall be equally applicable in the singular and plural forms.

     "2002 Available Cash" has the meaning set forth in Section 2.1.4 hereof.

     "2003 Available Cash" has the meaning set forth in Section 2.2.4 hereof.

     "2004 Available Cash" has the meaning set forth in Section 2.3.4 hereof.

     "2005 Available Cash" has the meaning set forth in Section 2.4.4 hereof.

     "Additional Put Dates" has the meaning set forth in Section 2.4.4 hereof.

     "Affiliate" of a party means any person or entity controlling, controlled by, or under common control with, such party. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities, by agreement or otherwise.

     "Agreement" has the meaning set forth in the first paragraph hereof.

     "Available Cash," for any fiscal year after the 2005 fiscal year, means 30% of the Company's Cash Flow for such fiscal year.

     "Cash Flow" means the cash flow from  operations  or operating  activities.
Cash flow from operations or operating activities are the cash effects of transactions and other events that enter

                                      (E)1
into the determination of net income after tax as defined by GAAP. Operating activities will include all transactions and other events that are not related to investing or financing activities, consistent with Financial Accounting Standards Board Statement No. 95.

     "Company" has the meaning set forth in the first paragraph hereof.

     "First  Purchase  Obligation"  has the  meaning  set forth in Section  2.1.
hereof.

     "First Put Date" has the meaning set forth in Section 2.1. hereof.

     "First Put Right" has the meaning set forth in Section 2.1. hereof.

     "Fourth Put Date" has the meaning set forth in Section 2.4 hereof.

     "Fourth Purchase Obligation" has the meaning set forth in Section 2.4. hereof.

     "Fourth Put Right" has the meaning set forth in Section 2.4. hereof.

     "Good Cause" means (1) failure to diligently and competently perform the duties of the position as assigned by the Board, in each instance where such failure (if curable) continues or recurs more than 10 days after notice from the Company specifying such failure and demanding its discontinuance; (2) misconduct, dishonesty (dishonesty shall include, but is not limited to, intentional misrepresentation of material fact to the Board of the Company; theft of property; misuse of assets funds or personnel; or violation of the Company's written policies); (3) any act materially detrimental to the good will of the Company or damaging to the Company's relationships with its customers, suppliers or employees, as determined in the good faith judgment of the Board;
(4) conviction of a felony or of a misdemeanor involving moral turpitude; (5) a material breach of any provision of the employee's employment agreement with the Company, if such breach continues or recurs more than 30 days after notice from the Company specifying the action which constitutes the breach and demanding its discontinuance; or (6) any other act which materially harms or threatens to harm the financial stability of the Company as determined in the reasonable judgment of the Board.

     "Good Reason" means (1) the assignment to an employee of the Company ("Employee") of any duties inconsistent with his title, education, training, experience and performance as reasonably determined by the Board which continues uncorrected for 30 days following written notice thereof by Employee to the Company; (2) a reduction in Employee's Base Salary (as such term is defined in such Employee's Employment Agreement) without the Employee's consent; (3) any other willful and material breach of the Employee's Employment Agreement by the Company which continues uncorrected for 30 days following written notice thereof by Employee to the Company; or (4) any change of control of the Company resulting from any persons (including any corporation, partnership, joint venture, trust, association, or individual) other than an existing shareholder of the Company (including IDACORP), or any entity which is and remains controlled by, under common control with or established for the benefit of existing shareholders of the Company and their immediate family), acquiring all or substantially all of the Company's operating assets, excluding, however, any acquisition of Company stock by IDACORP pursuant to the Acquisition Agreement and the other agreements referenced therein.

                                      (E)2

         "IDACORP" means IDACORP, Inc., an Idaho corporation.

     "Individual Shareholder" has the meaning set forth in the first paragraph hereof.

     "Key Shareholders" means Michael A. Lukes, Pattie E. Lukes, Shane Jimenez, Cameron Christian, Sean Rietze, Rebecca Yeager, Brian Pettersen, Alex Phillips, Douglas McMurray and/or Derek Denk.

         "Lien" means any mortgage, lien, security interest, pledge, lease or other charge or encumbrance of any kind, including, without limitation, the lien or retained security title of a purchase money creditor or conditional vendor, and agreement to give any of the foregoing.

     "Purchase Obligations" means, collectively, the First Purchase Obligation, the Second Purchase Obligation, the Third Purchase Obligation and the Fourth Purchase Obligation.

     "Put Dates" means, collectively, the First Put Date, the Second Put Date, the Third Put Date and the Fourth Put Date.

     "Put Rights" means, collectively, the First Put Right, the Second Put Right, the Third Put Right and the Fourth Put Right, as applied to all Shares.

     "Second Purchase Obligation" has the meaning set forth in Section 2.2. hereof.

     "Second Put Date" has the meaning set forth in Section 2.2 hereof.

     "Second Put Right" has the meaning set forth in Section 2.2 hereof.

     "Shares"  has  the  meaning  set  forth  in  Paragraph  A  of   "Background
Information" above.

     "Share Value 1" means the purchase price per Share which is put by each of the Individual Shareholders on the First Put Date, which shall be calculated based on the following formula: Share Value 1 = [[NI x (1+GR)/(DR -GR)] / OS x OP] where: NI = the consolidated audited net income after tax (as defined by GAAP) ("Net Income") of the Company for fiscal year 2002; GR = the projected growth rate (expressed as a percentage) of the Company's net income for all future years after 2002, as reasonably determined by the Board after the end of fiscal year 2002 and prior to the First Put Date; DR = a discount rate of 20%; OS = the number of outstanding common shares of the Company as of December 31, 2002; OP = an option price discount of 80%, which reflects the value of the Individual Shareholder's option to put the Individual Shareholder's Shares to the Company under this Agreement.

     "Share Value 2" means the purchase price per Share which is put by each of the Individual Shareholders on the Second Put Date, which shall be calculated based on the following formula: Share Value 2 = [[NI x (1+GR)/(DR -GR)] / OS x OP] where: NI = the Net Income of the Company fiscal year 2003; GR = the projected growth rate (expressed as a percentage) of the Company's net income for all future years after 2003, as reasonably determined by the Board after the end of fiscal year 2003 and prior to the Second Put Date; DR = a discount rate of 20%; OS = the number of outstanding common shares of the Company as of

                                      (E)3

December 31, 2003; OP = an option price discount of 80%, which reflects the value of the Individual Shareholder's option to put the Individual Shareholder's Shares to the Company under this Agreement.

     "Share Value 3" means the purchase price per Share which is put by each of the Individual Shareholders on the Third Put Date, which shall be calculated based on the following formula: Share Value 3 = [[NI x (1+GR)/(DR -GR)] / OS x OP] where: NI = the Net Income of the Company for fiscal year 2004; GR = the projected growth rate (expressed as a percentage) of the Company's net income for all future years after 2004, as reasonably determined by the Board after the end of fiscal year 2004 and prior to the Third Put Date; DR = a discount rate of 20%; OS = the number of outstanding common shares of the Company as of December 31, 2004; OP = an option price discount of 80%, which reflects the value of the Individual Shareholder's option to put the Individual Shareholder's Shares to the Company under this Agreement.

     "Share Value 4" means the purchase price per Share which is put by each of the Individual Shareholders on the First Put Date, which shall be calculated based on the following formula: Share Value 4 = [[NI x (1+GR)/(DR -GR)] / OS x OP] where: NI = the net income (as defined by GAAP) of the Company for fiscal year 2005; GR = the projected growth rate (expressed as a percentage) of the Company's net income for all future years after 2005, as reasonably determined by the Board after the end of fiscal year 2005 and prior to the Fourth Put Date; DR = a discount rate of 20%, which is applied to the projected net income of the Company for future years; OS = the number of outstanding common shares of the Company as of December 31, 2005; OP = an option price discount of 80%, which reflects the value of the Individual Shareholder's option to put the Individual Shareholder's Shares to the Company under this Agreement.

     "Shareholders" has the meaning set forth in the first paragraph hereof.

     "Third Party" means any party which is not a party to this Agreement other than (i) IDACORP, Inc., an Idaho corporation, or (ii) any Affiliate of IDACORP, Inc.

     "Third  Purchase  Obligation"  has the  meaning  set forth in Section  2.3.
hereof.

     "Third Put Date" has the meaning set forth in Section 2.3 hereof.

     "Third Put Right" has the meaning set forth in Section 2.3. hereof.

                             Statement of Agreement

     The Company and the Shareholders hereby acknowledge the accuracy of the foregoing Background Information and hereby agree as follows:

1. Restrictions on Transfer.(a) No Individual Shareholder shall sell, assign, pledge, encumber or otherwise transfer (hereinafter called simply "transfer") any legal or beneficial interest in any Shares, whether now owned or hereafter acquired by such Individual Shareholder, except as expressly provided in this Agreement or the Key Shareholders' Exchange Agreement, dated as of

                                      (E)4

August 1, 2000, by and between IDACORP, the Company and certain shareholders of the Company.

2. Sale Right. On, and following, March 31, 2003, the Individual Shareholders shall have the right to sell their Shares to the Company, and the Company shall be obligated to purchase such Shares from the Shareholders, under the following terms and conditions:

     2.1 First Put. Subject to the terms and conditions set forth in this Agreement, on March 31, 2003 (the "First Put Date"), each Individual Shareholder shall have the right to sell to the Company twenty five percent (25%) of such Individual Shareholder's Shares held as of the First Put Date (as to each
Individual Shareholder, the "First Put Right"), and the Company shall be obligated to purchase from each such Individual Shareholder the number of Shares presented to the Company for purchase pursuant to the First Put Right (the "First Purchase Obligation").

     2.1.1 First Put Conditions. The First Put Right shall not be available to a particular Individual Shareholder, and the corresponding First Purchase Obligation shall not become an obligation of, or enforceable against, the Company unless such Individual Shareholder shall send written notice to the Company of such intention within 30 days after the First Put Date. Such written notice shall set forth the following:

     (a) the name and current address of the Individual Shareholder; and

     (b) the number of Shares to be sold by the Individual Shareholder, and to be purchased by the Company.

     2.1.2 Date of First Put Closing. The closing of the purchase and sale of each Individual Shareholder's Shares pursuant to this Section 2.1 shall be completed within 60 days of the receipt by the Company of the notice provided by each such Individual Shareholder pursuant to Section 2.1.1(ii). The closing of the purchase and sale referred to in this Section 2.1.2 shall take place at the offices of the Company, at 150 Federal Way, 4th Floor, Boise, Idaho 83705.

     2.1.3 First Put Closing. At the closing of the purchase and sale of each Individual Shareholder's Shares under this Section 2.1:

     (i) the Individual Shareholders shall assign and transfer such Shares to the Company free and clear of all Liens, security interests, encumbrances, and other claims; and

     (ii) the Company shall deliver to each of the Individual Shareholders a check in the amount of (a) the Share Value 1, multiplied by (b) the number of Shares being sold to the Company by such Individual Shareholder pursuant to the First Put Right.

     2.1.4 Cash Flow Limitation. The total amount to be paid by the Company for the purchase of all of the Shareholders' Shares on the First Put Date shall not exceed 15% of the Company's Cash Flow from operations (as defined by GAAP) for fiscal year 2002 ("2002 Available Cash"). If, and only if, the 2002 Available Cash is not sufficient to purchase all of the Individual Shares which are properly put by the Individual Shareholders on the First Put Date, then the Company shall purchase the maximum amount of such Individual Shares on a pro rata basis from each Individual Shareholder as is possible with the 2002 Available Cash.

                                      (E)5

Any Individual Shareholder's Shares properly put by such Individual Shareholder to the Company pursuant to this Section 2.1, but not purchased by the Company due to the operation of this Section 2.1.4, shall be carried over to the Second Put date, and shall constitute Shares held by such Individual Shareholder on such Second Put Date. However, if the 2002 Available Cash is sufficient to purchase all or any portion of the Shareholders' Shares in accordance with the first two sentences of this Section 2.1.4, then the Shareholders shall be obligated to assign and transfer all or any such corresponding portion of their Shares as otherwise set forth in this Section 2.1. In the event that such Shares are not so assigned and transferred, then any Put Right with respect to such Shares shall be forever forfeited.

     2.2 Second Put. Subject to the terms and conditions set forth in this Agreement, on March 31, 2004 (the "Second Put Date"), each Individual Shareholder shall have the right to sell to the Company thirty three percent (33%) of such Individual Shareholder's Shares held as of the Second Put Date (as to each Individual Shareholder, the "Second Put Right"), and the Company shall be obligated to purchase from each such Individual Shareholder the number of Shares presented to the Company for purchase pursuant to the Second Put Right (the "Second Purchase Obligation").

     2.2.1 Second Put Conditions.(i) The Second Put Right shall not be available to any Shareholder, and the Second Purchase Obligation shall not become an obligation enforceable against the Company unless each Individual Shareholder intending to sell Shares to the Company pursuant to the Second Put Right shall send written notice to the Company of such intention within 30 days of the Second Put Date. Such written notice shall set forth the following:

     (a) the name and current address of the Individual Shareholder; and

     (b) the number of Shares to be sold by the Individual Shareholder, and to be purchased by the Company.

     2.2.2 Date of Second Put Closing. The closing of the purchase and sale of each Individual Shareholder's Shares pursuant to this Section 2.2 shall be completed within 60 days of the receipt by the Company of the notice provided by each such Individual Shareholder pursuant to Section 2.2.1(ii). The closing of the purchase and sale referred to in this Section 2.2.2 shall take place at the offices of the Company, at 150 Federal Way, 4th Floor, Boise, Idaho 83705.

     2.2.3 Second Put Closing. At the closing of the purchase and sale of each Individual Shareholder's Shares under this Section 2.2:

     (i) the Individual Shareholders shall assign and transfer such Shares to the Company free and clear of all Liens, security interests, encumbrances, and other claims; and

     (ii) the Company shall deliver to each of the Individual Shareholders a check in the amount of (a) the Share Value 2, multiplied by (b) the number of Shares being sold to the Company by such Individual Shareholder pursuant to the Second Put Right.

     2.2.4 Cash Flow Limitation. The total amount to be paid by the Company for the purchase of all of the Shareholders' Shares on the Second Put Date shall not exceed 20% of the Company's Cash Flow from operations (as defined by GAAP) for fiscal year 2003 ("2003

                                      (E)6

Available Cash"). If, and only if, the 2003 Available Cash is not sufficient to purchase all of the Individual Shares which are properly put by the Individual Shareholders on the First Put Date, then the Company shall purchase the maximum amount of such Individual Shares on a pro rata basis from each Individual
Shareholder as is possible with the 2003 Available Cash. Any Individual Shareholder's Shares properly put by such Individual Shareholder to the Company pursuant to this Section 2.2, but not purchased by the Company due to the operation of this Section 2.2.4, shall be carried over to the Third Put date, and shall constitute Shares held by such Individual Shareholder on such Third Put Date. However, if the 2003 Available Cash is sufficient to purchase all of the Shareholders' Shares in accordance with the first two sentences of this
Section 2.2.4, then the Shareholders shall be obligated to assign and transfer their Shares as otherwise set forth in this Section 2.2. In the event that such Shares are not so assigned and transferred, then any Put Right with respect to such Shares shall be forever forfeited.

     2.3 Third Put. Subject to the terms and conditions set forth in this Agreement, on March 31, 2005 (the "Third Put Date"), each Individual Shareholder shall have the right to sell to the Company fifty percent (50%) of such Individual Shareholder's Shares held as of the Third Put Date (as to each
Individual Shareholder, the "Third Put Right"), and the Company shall be obligated to purchase from each such Individual Shareholder the number of Shares presented to the Company for purchase pursuant to the Third Put Right (the "Third Purchase Obligation").

     2.3.1 Third Put Conditions.(i) The Third Put Right shall not be available to any Shareholder, and the Third Purchase Obligation shall not become an obligation enforceable against the Company unless each Individual Shareholder intending to sell Shares to the Company pursuant to the Third Put Right shall send written notice to the Company of such intention within 30 days of the Second Put Date. Such written notice shall set forth the following:

     (a) the name and current address of the Individual Shareholder; and

     (b) the number of Shares to be sold by the Individual Shareholder, and to be purchased by the Company.

     2.3.2 Date of the Third Put Closing. The closing of the purchase and sale of each Individual Shareholder's Shares pursuant to this Section 2.3 shall be completed within 60 days of the receipt by the Company of the notice provided by each such Individual Shareholder pursuant to Section 2.3.1(ii). The closing of the purchase and sale referred to in this Section 2.3.2 shall take place at the offices of the Company, at 150 Federal Way, 4th Floor, Boise, Idaho 83705.

     2.3.3 Third Put Closing. At the closing of the purchase and sale of each Individual Shareholder's Shares under this Section 2.3:

     (i) the Individual Shareholders shall assign and transfer such Shares to the Company free and clear of all Liens, security interests, encumbrances, and other claims; and

     (ii) the Company shall deliver to each of the Individual Shareholders a check in the amount of (a) the Share Value 3, multiplied by (b) the number of Shares being sold to the Company by such Individual Shareholder pursuant to the Third Put Right.

                                      (E)7

     2.3.4 Cash Flow Limitation. The total amount to be paid by the Company for the purchase of all of the Shareholders' Shares on the Third Put Date shall not exceed 25% of the Company's Cash Flow from operations (as defined by GAAP) for fiscal year 2004 ("2004 Available Cash"). If, and only if, the 2004 Available Cash is not sufficient to purchase all of the Individual Shares which are properly put by the Individual Shareholders on the Third Put Date, then the Company shall purchase the maximum amount of such Individual Shares on a pro rata basis from each Individual Shareholder as is possible with the 2004 Available Cash. Any Individual Shareholder's Shares properly put by such Individual Shareholder to the Company pursuant to this Section 2.3, but not purchased by the Company due to the operation of this Section 2.3.4, shall be carried over to the Fourth Put date, and shall constitute Shares held by such Individual Shareholder on such Fourth Put Date. However, if the 2004 Available Cash is sufficient to purchase all of the Shareholders' Shares in accordance with the first two sentences of this Section 2.3.4, then the Shareholders shall be obligated to assign and transfer their Shares as otherwise set forth in this
Section 2.3. In the event that such Shares are not so assigned and transferred, then any Put Right with respect to such Shares shall be forever forfeited.

     2.4 Fourth Put. Subject to the terms and conditions set forth in this Agreement, on March 31, 2006 (the "Fourth Put Date"), each Individual
Shareholder shall have the right to sell to the Company one hundred percent (100%) of such Individual Shareholder's Shares held as of the Fourth Put Date (as to each Individual Shareholder, the "Fourth Put Right"), and the Company shall be obligated to purchase from each such Individual Shareholder the number of Shares presented to the Company for purchase pursuant to the Fourth Put Right (the "Fourth Purchase Obligation").

     2.4.1 Fourth Put Conditions.(i) The Fourth Put Right shall not be available to any Shareholder, and the Fourth Purchase Obligation shall not become an obligation enforceable against the Company unless each Individual Shareholder intending to sell Shares to the Company pursuant to the Fourth Put Right shall send written notice to the Company of such intention within 30 days of the Second Put Date. Such written notice shall set forth the following:

     (a) the name and current address of the Individual Shareholder; and

     (b) the number of Shares to be sold by the Individual Shareholder, and to be purchased by the Company.

     2.4.2 Date of the Fourth Put Closing. The closing of the purchase and sale of each Individual Shareholder's Shares pursuant to this Section 2.4 shall be completed within 60 days of the receipt by the Company of the notice provided by each such Individual Shareholder pursuant to Section 2.4.1(ii). The closing of the purchase and sale referred to in this Section 2.4.2 shall take place at the offices of the Company, at 150 Federal Way, 4th Floor, Boise, Idaho 83705.

     2.4.3 Fourth Put Closing. At the closing of the purchase and sale of each Individual Shareholder's Shares under this Section 2.4:

     (i) the Individual Shareholders shall assign and transfer such Shares to the Company free and clear of all Liens, security interests, encumbrances, and other claims; and

                                      (E)8

     (ii) the Company shall deliver to each of the Individual Shareholders a check in the amount of (a) the Share Value 4, multiplied by (b) the number of Shares being sold to the Company by such Individual Shareholder pursuant to the Fourth Put Right.

     2.4.4 Cash Flow Limitation and Carryover. The total amount to be paid by the Company for the purchase of Individual Shares on the Fourth Put Date shall not exceed 30% of the Company's Cash Flow from Operations (as defined by GAAP) for fiscal year 2005 ("2005 Available Cash"). If the 2005 Available Cash is not sufficient to purchase all of the Individual Shares which are properly put by the Individual Shareholders on the Fourth Put Date, then the Company shall purchase the maximum amount of such Individual Shares on a pro rata basis from each Individual Shareholder as is possible with the 2005 Available Cash. Any Individual Shareholder's Shares which have been properly put by the Individual Shareholders on the Fourth Put Date but not purchased by the Company as provided in this Section shall be puttable by the Individual Shareholders on March 31 of the year 2007 and each successive year (the "Additional Put Dates") until the Available Cash in the fiscal years 2006 and beyond is sufficient to purchase all of the Individual Shareholders' Shares which are properly put by the Individual Shareholders to the Company. Upon such additional puts as set forth in this
Section 2.4.4., the Individual Shareholders shall assign and transfer the Shares to the Company free and clear of all Liens, security interests, encumbrances, and other claims; and the Company shall deliver to each of the Individual Shareholders a check in the amount of (a) the Share Value 4, multiplied by (b) the number of Shares being sold to the Company by such Individual Shareholder pursuant to any such additional put pursuant to this Section 2.4.4. In the event that such Shares are not so assigned and transferred, then any Put Right with respect to such Shares shall be forever forfeited.

     2.5 Employment. Notwithstanding any right granted in this Agreement, a Key Shareholder shall not have any right to sell any Shares to the Company pursuant to this Agreement, and the Company shall not be obligated to purchase any Shares from any such Key Shareholder, if, at the time the notice is required to be given by the Individual Shareholder pursuant to Section 2.1.1(ii), 2.2.1(ii), 2.3.1(ii) or 2.4.1.(ii), as the case may be, such Key Shareholder's employment has been terminated by (i) the Company for Good Cause, or (ii) by such Key Shareholder for other than Good Reason.

3. Conditions Precedent. In addition to any other conditions set forth in this Agreement, the obligation of the Company to consummate the transactions contemplated by this Agreement as to each Individual Shareholder shall, at the option of the Company, be subject to the satisfaction, on or prior to each of the applicable Put Dates, of the following conditions:

     (i) There shall have been no material breach by such Individual Shareholder in the performance of any of his or her obligations under this agreement; each of the representations and warranties of such Individual Shareholder contained or referred to herein shall be true and correct in all material respects on each of the Put Dates as though made on such Put Date, except for changes therein specifically permitted by this Agreement or resulting from any transaction expressly consented to in writing by the Company; the Shares being sold by such Individual Shareholder shall be owned solely by such Individual Shareholder and shall be so held free and clear of any and all Liens, security interests, encumbrances, and other claims; and there shall

                                      (E)9
have been delivered to the Company a certificate or certificates to such effect, dated as of the applicable Put Date, signed by such Individual Shareholder;

     (ii) No Restraint or Litigation. No action, suit, investigation or proceeding shall have been instituted or threatened to restrain or prohibit or otherwise challenge the legality or validity of the transactions contemplated hereby;

     (iii) Necessary Governmental Approvals. The parties shall have received all governmental and regulatory approvals and actions necessary to consummate the transactions contemplated hereby which are required to be obtained prior to the applicable Put Date by applicable law or regulation.

4. First Refusal Option. If the requirements of Section 1 hereof are satisfied, and an Individual Shareholder thereafter desires to sell, and receives a bona fide written offer to buy from a Third Party, all or any part of his or her Shares for a price computed and payable in dollars or any other currency, then that Individual Shareholder (the "Selling Shareholder") may sell such Shares, but only pursuant to the following provisions of this section.

     4.1 Written Offer. The Selling Shareholder shall obtain from the Third Party who proposes to buy such Shares, a written offer to buy such Shares which shall include the following information and provisions:

     (a) the offer shall state the number of Shares to be purchased, the price, the terms of payment, and the other terms and conditions of the proposal; and

     (b) the Third Party making the offer shall agree that the offer shall be irrevocable for a specified period of time expiring not sooner than sixty (60) days from the date that the notice of the offer is given to the Company.

     4.2 Notice and Exercise. At the time of obtaining the written offer, the Selling Shareholder shall part with adequate consideration to bind the Third Party to his agreement that the offer shall be irrevocable for the specified length of time. Promptly upon obtaining such a written offer that the Selling Shareholder desires to accept, the Selling Shareholder shall give notice of the offer and its acceptability to the Company, enclosing a photocopy of the signed original offer, and shall make the signed original of the offer available to the Company for examination upon request. The Company thereupon shall have the exclusive right and option to buy all, but only all, of the Shares described in the offer upon the purchase price set forth therein (including any other terms and conditions set forth in the offer). In order to exercise their option under this section, the Company shall give notice to the Selling Shareholder, within 30 days after receiving the Selling Shareholder's notice, stating that the Company thereby exercises its purchase option under this section to purchase the Shares described in the offer.

     4.3 Failure to Exercise. If the Company fails to exercise the purchase option under this section, then the Selling Shareholder may sell and transfer the Shares described in the offer to the Third Party making the offer.

                                      (E)10

5. Permitted Transfers.

     5.1 Permitted to Other Shareholders and Others. Notwithstanding the restrictions on transfer contained in this Agreement, each Individual Shareholder may voluntarily transfer all or part of the Shares owned by such Individual Shareholder from time to time to (a) any other Individual Shareholder or (b) during the lifetime of such Individual Shareholder, to his or her spouse, or to one or more of his or her ancestors, descendants, or siblings or to the trustee of a trust for the principal benefit of one or more of such persons or to a corporation owned and controlled by such Shareholder or any one or more of such permitted transferees. Any Shares transferred pursuant to this Section 5 shall remain subject to the provisions of this Agreement as applied to the Shares owned by the receiving Individual Shareholder including, without limitation, all restrictions on transfer and all purchase rights and obligations set forth in this Agreement applicable to the Individual Shareholder making such transfer.

     5.2 Remain Subject to Agreement. Any Shares transferred to a Third Party pursuant to Sections 4 or 5 shall remain subject to the Put Rights and the Purchase Obligations in amounts equal to the number of Shares which would have been subject to such rights on the part of the Individual Shareholder and such obligations on the part of the Company had such Shares not been sold or transferred by the Individual Shareholder.

6. Amendment and Termination.

     6.1 Amendment. This Agreement may not be amended without the express written consent of both of (i) the Company and (ii) Shareholders owning not less than a majority of the Shares then owned by all Shareholders.

     6.2 Termination. This Agreement shall terminate upon the express written consent of both of (i) the Company and (ii) Shareholders owning not less than a majority of the Shares then owned by all Shareholders.

     6.3 Survival of Agreement. All Sections of this Agreement shall remain in full force and effect, and shall remain binding on all parties hereto, perpetually, notwithstanding the completion of the sales and purchases of all Shares as contemplated by Section 2 hereof, until this Agreement is terminated pursuant to Sections 6.2(i) or 6.2(ii) hereof. In the event of termination of this Agreement pursuant to Sections 6.2(i) or 6.2(ii) hereof, all obligations of the parties hereunder shall terminate without any liability of any party to any other party; provided, however, that no termination shall relieve any party from any liability arising from or related to intentional breach prior to termination.

7. Legend on Share Certificates. As long as this Agreement remains in force, the Company shall cause each certificate evidencing the ownership of any Shares issued and outstanding to be imprinted with a legend in substantially the following form:

          THE CORPORATION AND CERTAIN SHAREHOLDERS OF THE CORPORATION HAVE ENTERED INTO AN AGREEMENT DATED [ ], 2000 (THE "AGREEMENT"), WHICH GOVERNS VARIOUS RELATIONS BETWEEN THE PARTIES, CERTAIN INTERNAL
          AFFAIRS OF THE CORPORATION, IMPOSES RESTRICTIONS ON THE RIGHT TO TRANSFER CERTAIN OF


                                      (E)11

          THE SHARES, AND SUBJECTS CERTAIN OF THE SHARES TO VARIOUS SALE AND PURCHASE RIGHTS AND OBLIGATIONS. ANY PURCHASER OR OTHER TRANSFEREE OF ANY OF SUCH SHARES OF THE CORPORATION SHALL BE BOUND BY THE AGREEMENT AND SHALL BE CONSIDERED TO BE A PARTY TO THE AGREEMENT. THE CORPORATION WILL MAIL TO THE SHAREHOLDER A COPY OF THE AGREEMENT WITHOUT CHARGE WITHIN FIVE DAYS AFTER RECEIPT OF WRITTEN REQUEST THEREFORE.

8. Notices. Any notice or other communication required or desired to be given to any party under this Agreement shall be in writing and shall be deemed given:
(a) two business days after being deposited in the United States mail, certified mail, first-class postage prepaid, addressed to that party at the address specified for that party below, or at any other address hereafter designated by that party in notice theretofore given to the other parties; (b) when personally delivered to that party or to the address specified for that party below, or at any other address hereafter designated by that party in notice theretofore given to the other parties; or (c) one business day after being sent to that party in notice theretofore given to the other parties; or (c) one business day after being sent to that party at the address specified for that party below, or at any other address hereafter designated by that party in notice theretofore given to the other parties, by any express mail or other overnight delivery service:

             If to the Company:

             RMC Holdings, Inc.
             150 Federal Way, 4th Floor
             Boise, Idaho 83705
             Attention:  Chief Executive Officer

             with a copy to:

             Stoel Rives LLP
             101 S. Capital Blvd., Ste. 1900
             Boise, Idaho 83702
             Attention: Paul M. Boyd, Esq.

             If to the Shareholders:

             To the address of each Shareholder as set forth on Annex B hereto.

9. Governing Law. This Agreement has been negotiated and executed in the State of Idaho. All questions concerning the validity or intention of this Agreement and all questions relating to performance hereunder shall be resolved under the laws of the State of Idaho.

10. Severability. The intention of the parties to this Agreement is to comply fully with all laws and public policies, and this Agreement shall be construed consistently with all such laws and public policies to the extent possible. If any court of competent jurisdiction determines it is impossible to construe any provision of this Agreement consistently with any law or public policy and consequently holds that provision to be invalid, such holding shall in no way affect

                                      (E)12
the validity of the other provisions of this Agreement, which shall remain in full force and effect, provided that such result would not frustrate the intent of the parties entering into this Agreement.

11. Non-waiver. Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the party or parties entitled to the benefit thereof. No failure by any party to insist upon strict compliance with any term of this Agreement, to exercise any option, enforce any right, or seek any remedy upon any default of the other party shall affect, or constitute a waiver of, the first party's right to insist upon such strict compliance, exercise that option, enforce that right, or seek that remedy with respect to that default or any prior, contemporaneous, or subsequent default. No custom or practice of the parties at variance with any provision of this Agreement shall affect, or constitute a waiver of, any party's right to demand strict compliance with all provisions of this Agreement.

12. Indemnification. If any party to this Agreement violates any provision of this Agreement, then, in addition to being subject to all other remedies, liabilities, and obligations imposed for such violation under any applicable agreement or any applicable law, that party shall indemnify and save harmless the other parties to this Agreement against and from any and all liabilities, losses, damages, claims, costs, and expenses of any kind whatsoever (including reasonable attorneys' fees and other costs and expenses of prosecuting or defending claims or controversies, litigated or unlitigated), arising directly or indirectly out of or by reason of such violation.

13. Further Assurances. Each party to this Agreement shall from time to time execute, acknowledge and verify, and deliver any and all agreements and other documents that may be reasonably requested by any other party from time to time to carry out the purpose and intent of this Agreement.

14. Captions. The captions of the various sections of this Agreement are not part of the context of this Agreement, but are only guides to assist in locating those sections, and shall be ignored in construing this Agreement.

15. Successors in Interest/ No Assignment Without Consent. This Agreement shall be personal to the Shareholders and no rights or obligations of the Shareholders under this Agreement may be assigned by them, without the consent of the Company and all of the other Shareholders, except to the extent specifically permitted by this Agreement. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by and against the respective heirs, personal representatives, successors, and assigns of the parties to this Agreement.

16. Payment by the Company. The Company will make all payments to the Individual Shareholders required under this Agreement out of its own funds. No funds will be supplied for that purpose, directly or indirectly, by any other party, nor will any other party directly or indirectly reimburse the Company for any payments to the Individual Shareholders.

17. Capacity of the Parties. Each Individual Shareholder has all requisite legal right, power, capacity and authority to enter into this Agreement and to perform his or her obligations hereunder. This Agreement has been duly executed and delivered by each Individual

                                      (E)13

Shareholder and constitutes a valid and binding obligation of such Individual Shareholder enforceable against him or her in accordance with its terms. Neither the execution and delivery of this Agreement or any of the other agreements or instruments contemplated hereby or the consummation of any of the transactions contemplated hereby or thereby nor compliance with or fulfillment of the terms, conditions and provisions hereof or thereof will:

     (i) conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights under, or result in the creation or imposition of any Lien, claim, charge, security interest, mortgage, pledge, easement, conditional sale or other title retention agreement, defect in title, covenant or other restrictions of any kind upon any of the properties of any Individual Shareholder, or under any note, instrument, agreement, mortgage, lease, license, franchise, permit, judgment, order, award, decree or other authorization, right, restriction or obligation to which a stockholder is a party or any of his properties is subject or by which any Individual Shareholder is bound, or any statute, other law or regulatory provision affecting any Individual Shareholder or his or her properties; or

     (ii) require the approval, consent, authorization or act of, or the making by any Individual Shareholder of any declaration, filing or registration with, any Third Party or any foreign, federal, state or local court, governmental authority or regulatory body.

18. Entire Agreement. This Agreement, the Annexes referred to herein and the documents delivered pursuant hereto contain the entire understanding of the parties hereto with regard to the subject matter contained herein or therein, and supersede all prior agreements, understandings or intents between or among any of the parties hereto. The parties hereto, by mutual agreement in writing, may amend, modify and supplement this Agreement.

19. Expenses. Each party hereto will pay all costs and expenses incident to its negotiation and preparation of this Agreement and to its performance and compliance with all agreements and conditions contained herein on its part to be performed or complied with, including the fees, expenses and disbursements of its counsel and accountants.

20. Arbitration. The parties agree that, upon demand by any party, any dispute or claim concerning this Agreement shall be settled by binding arbitration. The arbitration proceeding shall be conducted under the Commercial Arbitration Rules of the American Arbitration Association in effect at the time a demand for arbitration is made. A decision and award of the arbitrator made under said rules shall be exclusive, final and binding on both parties, their heirs, executors, administrators, successors and assigns. Each party shall bear his or its, as the case may be, costs and expenses in connection with such arbitration, except that any arbitration fees or like payments shall be borne evenly by the parties.

21. Execution in Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when two or more counterparts have been signed by each of the parties and delivered to each party hereto.

                                      (E)14

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement or has caused this Agreement to be executed on its behalf by its duly authorized officer on the date first set forth above.


RMC HOLDINGS, INC.

         /s/ Michael A. Lukes
By:      -------------------------
Name:    Michael A. Lukes
Title:   President / CEO


SHAREHOLDERS

/s/ Michael A Lukes
----------------------------------
Michael A Lukes

/s/ Shane Jimenez
----------------------------------
Shane Jimenez

/s/ Cameron Christian
----------------------------------
Cameron Christian

/s/ Sean Rietze
----------------------------------
Sean Rietze

/s/ Rebecca Yeager
----------------------------------
Rebecca Yeager

/s/ Brian Pettersen
----------------------------------
Brian Pettersen

/s/ Alex Phillips
----------------------------------
Alex Phillips

/s/ Douglas McMurray
----------------------------------
Douglas McMurray


                                      (E)15

/s/ Derek Denk
----------------------------------
Derek Denk


                                      (E)16

                                     ANNEX A

           LIST OF SHAREHOLDERS AND NUMBER/PERCENTAGE OF SHARES OWNED



------------------------------------------ ------------------------------
    Name and address of Shareholder          Number of Shares owned/
                                                   Percentage

                                                  ------------

                                           (Total Shares Of Common
                                              Stock Outstanding:
                                                 19,009,689)

------------------------------------------ ------------------------------
      Michael A. Lukes                            2,601,961
3185 Boulder Heights Drive,                ------------------------------
      Boise, ID 83712                              (13.68%)
------------------------------------------ ------------------------------
       Shane Jimenez                              1,380,178
   9001 W. Duck Lake Dr.                   ------------------------------
      Boise, ID 83714                               (7.26%)
------------------------------------------ ------------------------------
     Cameron Christian                              351,775
 14390 W. Kettle Creek Dr.                 ------------------------------
      Boise, ID 83713                               (1.85%)
------------------------------------------ ------------------------------
        Sean Rietze                                 255,501
       2526 S. Yankee                       ------------------------------
      Boise, ID 83709                               (1.34%)
------------------------------------------ ------------------------------
       Rebecca Yeager                                10,000
    2671 N. Eureka Ave                     ------------------------------
     Meridian, ID 83642                            (0.053%)
------------------------------------------ ------------------------------
      Brian Pettersen                               635,723
   2025 E. Lincoln Circle                  ------------------------------
  Salt Lake City, UT 84124                          (3.34%)
------------------------------------------ ------------------------------
       Alex Philipps                                505,269
   5436 Williamsburg Rd.                   ------------------------------
     Linville, VA 22834                             (2.65%)
------------------------------------------ ------------------------------
      Douglas McMurray                              214,130
      615 Bryden Ave.                      ------------------------------
     Lewiston, ID 83501                             (1.12%)
------------------------------------------ ------------------------------
         Derek Denk                                  20,862
1800 N. Cole Rd., Apt. 1306                ------------------------------
      Boise, ID 83704                               (0.11%)
------------------------------------------ ------------------------------


                                      (E)A-1

                Part II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers.

     Sections 30-1-850 et seq. of the Idaho Business Corporation Act provide for
indemnification   of   IDACORP's   directors   and  officers  in  a  variety  of
circumstances.

     Article VIII of IDACORP's articles of incorporation, as amended, provides that IDACORP shall indemnify its directors and officers against liability and expenses and shall advance expenses to its directors and officers in connection with any proceeding to the fullest extent permitted by the Idaho Business Corporation Act as now in effect or as it may be amended from time to time.
Article VI of IDACORP's bylaws provides that IDACORP shall have the power to purchase insurance on behalf of any director, officer, employee or agent against liability and expenses in connection with any proceeding to the extent permitted under applicable law. Article VI further provides that IDACORP may enter into indemnification agreements with any director, officer, employee, or agent to the extent permitted under any applicable law.

     IDACORP has liability insurance protecting its directors and officers against liability by reason of their being or having been directors or officers. In addition, IDACORP has entered into indemnification agreements with its directors and officers to provide for indemnification to the maximum extent permitted by law.

Item 21.  Exhibits and Financial Statement Schedules.


Exhibit                File Number                        As Exhibit


2.1                                                                        -Acquisition Agreement, between
                                                                           IDACORP, Inc.  and RMC Holdings,
                                                                           Inc., dated as of August 1, 2000, as
                                                                           amended on October 10, 2000
                                                                           (attached as Annex A to the
                                                                           prospectus).

*2.2                   333-48031                          2                -Agreement and Plan of Share
                                                                           Exchange between IDACORP, Inc.
                                                                           and Idaho Power Company, dated as of
                                                                           February 2, 1998.

*3.1                   333-64737                          3.1              -Articles of Incorporation of
                                                                           IDACORP, Inc.

*3.2                   333-64737                          3.2              -Articles of Amendment to Articles of
                                                                           Incorporation of IDACORP, Inc. as
                                                                           filed with the Secretary of State of
                                                                           Idaho on March 9, 1998.

*3.3                   333-00139                          3(b)             -Articles of Amendment to Articles of
                                                                           Incorporation of IDACORP, Inc.
                                                                           creating A Series Preferred Stock,
                                                                           without par value, as filed with the
                                                                           Secretary of State of Idaho on
                                                                           September 17, 1998.

*3.4                   33-56071                           3(d)             Articles of Share Exchange as filed
                                                                           with the Secretary of State of Idaho on
                                                                           September 29, 1998.


[CONTINUED]
Exhibit                File Number                        As Exhibit



*3.5                   1-14465                            3(h)             -Amended Bylaws of IDACORP,
                       Form 10-Q                                           Inc. as of July, 8 1999.
                       for June 30, 1999

*3.6                   1-14465                            4                -Rights Agreement, dated as of
                       Form 8-K, dated                                              September 10, 1998 between
                       September 15, 1998                                  IDACORP, Inc. and The Bank of New
                                                                           York, as Rights Agent.

5.1                                                                        -Opinion and consent of Robert W.
                                                                           Stahman, Esq.

5.2                                                                        -Opinion and consent of LeBoeuf,
                                                                           Lamb, Greene, & MacRae, LLP.

8.1                                                                        -Opinion of Deloitte & Touche LLP re
                                                                           tax matters (attached as Annex D to the
                                                                           prospectus).

10.1                                                                       -Key Shareholders Agreement between
                                                                           IDACORP, Inc., RMC Holdings, Inc.
                                                                           and certain named shareholders, dated
                                                                           August 1, 2000, as amended on
                                                                           October 10, 2000 (attached as Annex B
                                                                           to the prospectus).

10.2                                                                       -Purchase and Sale Agreement between
                                                                           RMC Holdings, Inc. and certain
                                                                           shareholders of RMC Holdings, dated
                                                                           August 1, 2000 (attached as Annex E
                                                                           to the prospectus).

*21.1                  1-14465                            21               -Subsidiaries of IDACORP, Inc.
                       Form 10-K for the year ended
                       December 31, 2000.

23.1                                                                       -Consent of Deloitte & Touche LLP

24.1                                                                       -Power of Attorney (included on the
                                                                           signature page hereof).

99.1                                                                       -Letter of Transmittal

99.2                                                                       -Recommendation of the board of
                                                                           directors of RMC Holdings, Inc.
                                                                           (attached as Annex C to the
                                                                           prospectus).

*Previously filed and incorporated herein by reference.

Item 22.  Undertakings.

The undersigned registrant hereby undertakes:

     o That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
          Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     o To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     o To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     o Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                POWER OF ATTORNEY

     Each person whose signature appears below hereby authorizes any agent for service named in this registration statement to execute in the name of each such person, and to file with the SEC, any and all amendments, including post-effective amendments, to the registration statement, and appoints any such agent for service as attorney-in-fact to sign in his behalf individually and in each capacity stated below and file any such amendments to the registration statement and the issuer hereby confers like authority to sign and file in its behalf.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Boise, and State of Idaho, on the 21st day of March, 2001.

                                                        IDACORP, Inc.

                                                   By  /s/ Jan B. Packwood
                                                       --------------------
                                                        Jan B.  Packwood
                                                        President and Chief
                                                        Executive Officer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the dates indicated.


                    Signature                                        Title                               Date
                    ---------                                        -----                               ----


            /s/ Jon H. Miller                                Chairman of the Board                  March 21, 2001
------------------------------------------------
                (Jon H. Miller)


            /s/ Jan B. Packwood                       President, Chief Executive Officer and         March 21, 2001
------------------------------------------------                    Director
                (Jan B. Packwood)


            /s/ J. LaMont Keen                       Senior Vice President-Administration          March 21, 2001
------------------------------------------------                     and
                (J. LaMont Keen)                          Chief Financial Officer
                                                          (Principal Financial Officer)


            /s/ Darrel T. Anderson                   Vice President - Finance and Treasurer         March 21, 2001
------------------------------------------------          (Principal Accounting Officer)
               (Darrel T. Anderson)


[TABLE CONTINUED]

                    Signature                                        Title                               Date
                    ---------                                        -----                               ----


            /s/ Rotchford L. Barker                                 Director                        March 21, 2001
-----------------------------------------------
              (Rotchford L. Barker)


            /s/ Robert D. Bolinder                                  Director                        March 21, 2001
------------------------------------------------
              (Robert D. Bolinder)


            /s/ Roger L. Breezley                                   Director                        March 21, 2001
-------------------------------------------------
               (Roger L. Breezley)


            /s/ John B. Carley                                      Director                        March 21, 2001
-------------------------------------------------
                (John B. Carley)


            /s/ Peter T. Johnson                                    Director                        March 21, 2001
-------------------------------------------------
               (Peter T. Johnson)


            /s/ Jack K. Lemley                                      Director                        March 21, 2001
-------------------------------------------------
                (Jack K. Lemley)


            /s/ Evelyn Loveless                                     Director                        March 21, 2001
-------------------------------------------------
                (Evelyn Loveless)


            /s/ Peter S. O'Neill                                    Director                        March 21, 2001
-------------------------------------------------
               (Peter S. O'Neill)


            /s/ Robert A. Tinstman                                  Director                        March 21, 2001
-------------------------------------------------
              (Robert A. Tinstman)


                                      II-5

                                  Exhibit Index


Exhibit                File Number                        As Exhibit


2.1                                                                        -Acquisition Agreement, between
                                                                           IDACORP, Inc.  and RMC Holdings,
                                                                           Inc., dated as of August 1, 2000
                                                                           (attached as Annex A to the
                                                                           prospectus).

*2.2                   333-48031                          2                -Agreement and Plan of Share
                                                                           Exchange between IDACORP, Inc.
                                                                           and Idaho Power Company, dated as of
                                                                           February 2, 1998.

*3.1                   333-64737                          3.1              -Articles of Incorporation of
                                                                           IDACORP, Inc.

*3.2                   333-64737                          3.2              -Articles of Amendment to Articles of
                                                                           Incorporation of IDACORP, Inc. as
                                                                           filed with the Secretary of State of
                                                                           Idaho on March 9, 1998.

*3.3                   333-00139                          3(b)             -Articles of Amendment to Articles of
                                                                           Incorporation of IDACORP, Inc.
                                                                           creating A Series Preferred Stock,
                                                                           without par value, as filed with the
                                                                           Secretary of State of Idaho on
                                                                           September 17, 1998.

*3.4                   33-56071                           3(d)             Articles of Share Exchange as filed
                                                                           with the Secretary of State of Idaho on
                                                                           September 29, 1998.

*3.5                   1-14465                            3(h)             -Amended Bylaws of IDACORP,
                       Form 10-Q                                           Inc. as of July, 8 1999.
                       for June 30, 1999

*3.6                   1-14465                            4                -Rights Agreement, dated as of
                       Form 8-K, dated                                              September 10, 1998 between
                       September 15, 1998                                  IDACORP, Inc. and The Bank of New
                                                                           York, as Rights Agent.


5.1                                                                        -Opinion and consent of Robert W.
                                                                           Stahman, Esq.

5.2                                                                        -Opinion and consent of LeBoeuf,
                                                                           Lamb, Greene, & MacRae, LLP.

8.1                                                                        -Opinion of Deloitte & Touche LLP re
                                                                           tax matters (attached as Annex D to the
                                                                           prospectus).

10.1                                                                       -Key Shareholders Agreement between
                                                                           IDACORP, Inc., RMC Holdings, Inc.
                                                                           and certain named shareholders, dated
                                                                           August 1, 2000, as amended on
                                                                           October 10, 2000 (attached as Annex B
                                                                           to the prospectus).


[TABLE CONTINUED]


Exhibit                File Number                        As Exhibit



10.2                                                                       -Purchase and Sale Agreement between
                                                                           RMC Holdings, Inc. and certain
                                                                           shareholders of RMC Holdings, dated
                                                                           August 1, 2000 (attached as Annex E
                                                                           to the prospectus).

*21.1                  1-14465                            21               -Subsidiaries of IDACORP, Inc.
                       Form 10-K for the year ended
                       December 31, 2000.

23.1                                                                       -Consent of Deloitte & Touche LLP

24.1                                                                       -Power of Attorney (included on the
                                                                           signature page hereof).

99.1                                                                       -Letter of Transmittal

99.2                                                                       -Recommendation of the board of
                                                                           directors of RMC Holdings, Inc.
                                                                           (attached as Annex C to the
                                                                           prospectus).

*Previously filed and incorporated herein by reference.